    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 1996

                                                      REGISTRATION NO. 333-11551
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                        PRE-EFFECTIVE AMENDMENT NO. 2 TO

                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            PACIFIC BIOMETRICS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         DELAWARE                     8731                    93-1211114
     (STATE OR OTHER            (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF               INDUSTRIAL             IDENTIFICATION NO.)
     INCORPORATION OR        CLASSIFICATION NUMBER)
      ORGANIZATION)

                            ------------------------

       PACIFIC BIOMETRICS, INC.                 PAUL G. KANAN, PRESIDENT
         1370 REYNOLDS AVENUE                   PACIFIC BIOMETRICS, INC.
           IRVINE, CA 92614                       1370 REYNOLDS AVENUE
            (714) 263-9933                          IRVINE, CA 92614
  (NAME, ADDRESS AND TELEPHONE NUMBER                (714) 263-9933
  OF PRINCIPAL EXECUTIVE OFFICES AND       (NAME, ADDRESS AND TELEPHONE NUMBER
     PRINCIPAL PLACE OF BUSINESS)                 OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

        ROBERT I. FISHER, ESQ.                 JOSEPH P. RICHARDSON, ESQ.
         NEIL S. BELLOFF, ESQ.                     BROWN & BAIN, P.A.
         ROSENMAN & COLIN LLP                   2901 NORTH CENTRAL AVENUE
          575 MADISON AVENUE                     PHOENIX, ARIZONA 85012
       NEW YORK, NEW YORK 10022                      (602) 351-8415
            (212) 940-8800

                            ------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / / ________________________

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            PACIFIC BIOMETRICS, INC.
                             CROSS REFERENCE SHEET

                FORM SB-2                                LOCATION
         ITEM NUMBER AND CAPTION                       IN PROSPECTUS
------------------------------------------ -------------------------------------
  1. Forepart of the Registration
       Statement and Outside Front Cover
       Page of Prospectus................. Outside Front Cover Page

  2. Inside Front and Outside Back Cover
       Pages of Prospectus................ Inside Front and Outside Back Cover
                                           Pages

  3. Summary Information and Risk
       Factors............................ Prospectus Summary; Risk Factors

  4. Use of Proceeds...................... Use of Proceeds

  5. Determination of Offering Price...... Underwriting

  6. Dilution............................. Dilution

  7. Selling Security Holders............. Not Applicable

  8. Plan of Distribution................. Cover Page; Underwriting

  9. Legal Proceedings.................... Business--Legal Proceedings

 10. Directors, Executive Officers,
       Promoters and Control Persons...... Management

 11. Security Ownership of Certain
       Beneficial Owners and Management... Principal Stockholders

 12. Description of Securities............ Description of Securities;
                                             Underwriting

 13. Interest of Named Experts and
       Counsel............................ Legal Matters; Experts

 14. Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities........................ Management--Indemnification

 15. Organization Within Last Five
       Years.............................. Prospectus Summary

 16. Description of Business.............. Prospectus Summary; Management's
                                             Discussion and Analysis of
                                             Financial Condition and Results of
                                             Operations; Business; and Financial
                                             Statements

 17. Management's Discussion and Analysis
       or Plan of Operation............... Management's Discussion and Analysis
                                             of Financial Condition and Results
                                             of Operations

 18. Description of Property.............. Business--Properties

 19. Certain Relationships and Related
       Transactions....................... Certain Relationships and Related
                                             Transactions

 20. Market For Common Equity and Related
       Stockholder Matters................ Shares Eligible for Future Sale

 21. Executive Compensation............... Management--Executive Compensation

 22. Financial Statements................. Financial Statements

 23. Changes in and Disagreements With
       Accountants on Accounting and
       Financial Disclosures.............. None

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 PRELIMINARY PROSPECTUS DATED OCTOBER 29, 1996

                             SUBJECT TO COMPLETION
PROSPECTUS
                            PACIFIC BIOMETRICS, INC.
[LOGO]
                                1,700,000 UNITS
                                 CONSISTING OF
                      1,700,000 SHARES OF COMMON STOCK AND
                         1,700,000 REDEEMABLE WARRANTS

                            ------------------------

     Each unit (a 'Unit') consists of one share of common stock, par value $.01 per share (the 'Common Stock') and one redeemable Warrant (the 'Warrants') of Pacific Biometrics, Inc., a Delaware corporation (the 'Company'). The components of the Units are separately transferable immediately upon issuance and will not trade as a unit. Each Warrant entitles the registered holder thereof to purchase, at any time until January 31, 1998 (the 'Expiration Date'), one share of Common Stock at an exercise price of $12.00, subject to adjustment. The Warrants are redeemable by the Company under certain conditions, at a redemption price of $.10 per Warrant, upon at least thirty days' prior written notice, commencing on April 30, 1997. See 'Description of Securities--Redeemable Warrants.'


     Prior to this Offering, there has been no public market for the Units, Common Stock or Warrants, and there can be no assurance that any such market will develop, or if developed, will be maintained. The Common Stock and Warrants will each be quoted on the National Association of Securities Dealers Automated Quotation ('Nasdaq') Small Cap Market under the symbols 'PBMI' and 'PBMIW,' respectively. The Units are not anticipated to trade and will not be listed on the Nasdaq Small Cap Market or any other exchange.


     The initial public offering price of the Units has been determined by negotiations between the Company and Paradise Valley Securities, Inc. (the 'Underwriter') and does not necessarily relate to the Company's book value, net worth or other established criteria of value. See 'Underwriting' for information about factors considered in determining the initial public offering price.

                            ------------------------

THESE ARE SPECULATIVE SECURITIES AND AN INVESTMENT IN THESE SECURITIES INVOLVES
   A HIGH DEGREE OF RISK, IS SUBJECT TO IMMEDIATE SUBSTANTIAL DILUTION, AND
         ONLY THOSE WHO CAN BEAR THE RISK OF THE ENTIRE LOSS OF THEIR
               INVESTMENT SHOULD PARTICIPATE. SEE 'RISK FACTORS'
                             BEGINNING ON PAGE 9.

                   ------------------------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                PRICE TO   UNDERWRITING DISCOUNTS   PROCEEDS TO
                 PUBLIC      AND COMMISSIONS(1)      COMPANY(2)
               ----------  ----------------------   -----------
Per Unit.....    $4.75             $.475               $4.275
Total(3).....  $8,075,000         $807,500           $7,267,500


(1) Does not reflect additional compensation to be received by the Underwriter in the form of (i) a non-accountable expense allowance of $242,250 ($.1425 per Unit) ($278,587 if the over-allotment option is exercised by the Underwriter in full); and (ii) a warrant to purchase up to 170,000 shares of Common Stock at $5.70 per share, exercisable over a four-year period commencing one year from the date of this Prospectus (the 'Underwriters's Purchase Warrant'). In addition, the Company has agreed to indemnify the Underwriter against certain liabilities under the Securities Act. See 'Underwriting.'


(2) Before deducting other expenses payable by the Company, which are estimated to be approximately $450,000.

(3) The Company has granted the Underwriter an option exercisable within thirty days after the date of this Prospectus, to purchase up to an additional 255,000 Units on the same terms as the Units offered hereby to cover over-allotments, if any. If the option is exercised in full, total 'Price to Public,' 'Underwriting Discounts and Commissions' and 'Proceeds to Company' will be $9,286,250, $928,625 and $8,357,625, respectively.

                            ------------------------

    The Units are offered by the Underwriter on a 'firm commitment' basis when, as and if delivered to and accepted by the Underwriter, and subject to its right to reject orders in whole or in part and to certain other conditions. It is expected that delivery of the certificates representing the Units will be made at the offices of Paradise Valley Securities, Inc., Phoenix, Arizona, on or
about           , 1996.

                            ------------------------

                        PARADISE VALLEY SECURITIES, INC.

                                          , 1996

                                  PBI PRODUCTS

[PHOTOGRAPH]

[DESCRIPTION TO BE SUPPLIED]

OSTEOPATCH(Trademark)

[PHOTOGRAPH]

[DESCRIPTION TO BE SUPPLIED]

OSTEOPATCH(Trademark)

[PHOTOGRAPH]

[DESCRIPTION TO BE SUPPLIED]

SPINPRO(Registered) HDL

[PHOTOGRAPH]

[DESCRIPTION TO BE SUPPLIED]

SALIVASAC(Registered)

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMPANY'S SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                       THESE ARE SPECULATIVE SECURITIES.

     Upon consummation of this Offering, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and, in accordance therewith, will file reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). The Company intends to furnish its stockholders with annual reports containing audited financial statements examined by the Company's independent public accountants and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus assumes that the Underwriter's over-allotment option is not exercised. See 'Underwriting.' All references to the 'Company' contained herein refer to the Company and its wholly-owned subsidiaries, unless the context otherwise requires, and all information contained herein gives effect to the Mergers. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview.'

                                  THE COMPANY

     The Company develops diagnostic and laboratory products and provides laboratory services in the fields of cardiovascular disease and osteoporosis laboratory testing. The Company's strategy is to focus on the development of cost-effective, non invasive diagnostic tests and improved laboratory techniques in order to achieve early diagnosis, prevention, and therapeutic monitoring. The Company plans to (i) finalize development and commercialize a patented skin patch product that measures bone loss markers in human perspiration (the 'Osteopatch(Trademark)'); (ii) expand its specialty reference laboratory business; (iii) explore new applications and market opportunities for the SPINPRO(Registered) product, its sample preparation device used to perform certain laboratory tests; and (iv) evaluate the feasibility of noninvasive glucose testing using SalivaSac(Registered), its patented saliva collection device.

     Bone diseases and disorders, including osteoporosis, are a significant health problem worldwide. An estimated 25 million Americans, and more than 75 million persons worldwide, suffer from osteoporosis. Although the National Osteoporosis Foundation estimates that the costs associated with osteoporosis exceed $10 billion annually in the U.S., medical intervention usually occurs only after symptoms such as pain or fractures appear and when treatment is generally too late to be effective. The Company believes that over fifty new therapeutic products are under development and that the osteoporosis therapeutic market, currently estimated at $2 billion annually, will grow significantly. Thus, there is a need for diagnostic tools and assessments that will identify those at risk, allow for early treatment and enhance the physician's ability to monitor the effectiveness of such treatment.


     The Company's specialty reference laboratory has developed an expertise in the emerging field of osteoporosis laboratory assessments through its work with diagnostic manufacturers of assays for bone markers (i.e., Ostex International, Inc. ('Ostex') and Metra BioSystems, Inc. ('Metra')), in addition to pharmaceutical manufacturers of drugs that prevent bone loss (i.e., Merck & Co., Inc. ('Merck') and The Procter & Gamble Company ('Procter & Gamble')). This work has helped to establish the Company as a leader in its understanding of biochemical markers for bone formation and bone resorption (loss).


     As a result of its work in this field, the Company has recognized the need for a reliable, cost-effective diagnostic tool that would screen and monitor individuals that are rapidly losing bone and those at risk of osteoporosis. The Company has licensed technology for a transdermal collection devise, the Osteopatch(Trademark), and obtained exclusive rights to antibodies for the detection of bone loss markers in perspiration. These technologies provide the Company with the opportunity to develop a unique diagnostic tool, coupled with a laboratory analytical service, which should prove to be a useful indicator of bone loss. The Osteopatch(Trademark) product development effort is the Company's primary focus at this time.

     In addition to its work in osteoporosis, the Company's reference laboratory is recognized as a leader in the fields of laboratory method verification, technical consulting, clinical trials and reference materials for cholesterol measurements and related risk factors for coronary heart disease. The Company, through an affiliated foundation, is one of twelve Centers for Disease Control ('CDC') reference network laboratories for the standardization of cholesterol testing. The Company intends to expand the marketing of its specialty laboratory services to pharmaceutical and diagnostic clients in its areas of expertise. In addition, through the development and commercialization of the Osteopatch(Trademark), the Company will expand its business opportunities into clinical laboratory analysis of bone markers.

     The Company also acquired the rights to a sample preparation device which it markets under the name SPINPRO(Registered). SPINPRO(Registered) simplifies and improves the methods used for performing certain tests in the laboratory. By reducing the number of manual steps involved in the testing process, the laboratory can save labor costs and achieve more consistent and accurate results. The first application of this device is for the testing of HDL cholesterol. SPINPRO(Registered) is distributed by Sigma Diagnostics ('Sigma'), a division of Sigma Chemical Co., a major distributor of diagnostic reagents and products, to laboratories in the U.S. and Europe. The Company is also investigating other applications and seeking additional distributors for the SPINPRO(Registered) technology.

     The Company is exploring applications for its proprietary SalivaSac(Registered) technology, which facilitates the collection of saliva without contamination from enzymes, food particles, blood and other particulate matter. Based on preliminary studies conducted by the Company and others, the Company believes that this product has the potential for numerous applications, including therapeutic drug monitoring, the detection of drugs of abuse, measurement of hormones and analytes of infectious diseases. The Company currently has two National Institute of Health ('NIH') Small Business Innovative

Research ('SBIR') Phase I grants to fund the research of this technology for diabetes applications. Pending the outcome of the research being conducted under this grant, the Company intends to continue development in this area by seeking additional funds through grants or business partners.

     The Company owns or is the exclusive licensee of rights under ten issued U.S. patents and four pending U.S. patents. Two of these patents have been issued, and the remainder are pending in Europe and Japan.

                            THE MERGER TRANSACTIONS

     The Company conducts its business through its wholly-owned subsidiaries, Pacific Biometrics, Inc., a Washington corporation ('PBI-WA') and BioQuant, Inc., a Michigan corporation ('BioQuant'). On June 28, 1996, the Company completed the mergers (the 'Mergers') whereby BioQuant and PBI-WA became wholly-owned subsidiaries of the Company in separate stock-for-stock exchange transactions. In January 1995, Pacific Biometrics, Inc., a Washington corporation ('Old PBI') and Merchant House Scientific, Inc. ('MHS') were merged into PBI/MHS Consolidation Corporation, a Washington corporation ('PBI/MHS'), which subsequently changed its name to Pacific Biometrics, Inc. The Company believes that the synergies among PBI-WA and BioQuant, through the technical expertise and research capabilities of their respective personnel, will expedite current development of the Osteopatch(Trademark) product and the development of SalivaSac(Registered) diagnostic applications, completion of clinical trials of these devices and receipt of FDA approval of these devices and their applications. Additionally, the Company anticipates that its laboratory facilities will be positioned to capture a significant portion of the analysis revenues which will be associated with the Osteopatch(Trademark) product. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview' and 'Business--General.'

     The Company's principal executive office is located at 1370 Reynolds Avenue, Suite 119, Irvine, California 92614. The telephone number is (714) 263-9933.

                                  THE OFFERING

SECURITIES OFFERED....... 1,700,000 Units, each Unit consisting of (i) one share of Common Stock, and (ii) one Warrant to purchase one share of Common Stock.

TERMS OF WARRANTS........ Each Warrant is exercisable at any time until January
                          31, 1998 and entitles the holder thereof to purchase one share of Common Stock at an exercise price of $12.00 per share (subject to adjustment in the event of any stock splits or other similar events). The Warrants are redeemable by the Company under certain conditions at any time commencing on April 30, 1997, upon at least 30 days prior written notice, at $.10 per Warrant. See 'Description of Securities--Redeemable Warrants.'


COMMON STOCK OUTSTANDING
  PRIOR TO OFFERING(1)... 1,948,389 Shares



COMMON STOCK OUTSTANDING
  AFTER OFFERING(2)...... 3,648,389 Shares


USE OF PROCEEDS.......... The Company intends to apply the net proceeds of approximately $6,575,250 from this Offering primarily for Osteopatch(Trademark) product development activities, repayment of the Bridge Loan, laboratory equipment and working capital. See 'Use of Proceeds.'


NASDAQ SMALL CAP MARKET
  SYMBOLS(3):


  Common Stock........... 'PBMI'

  Warrants............... 'PBMIW'

RISK FACTORS............. Investment in the Units involves a high degree of risk and immediate substantial dilution. See 'Risk Factors' and 'Dilution.'
------------------


(1) Does not include Common Stock issuable upon exercise of currently exercisable options and warrants to purchase 684,904 shares of Common Stock, 154,365 shares of Common Stock reserved for issuance under the Company's stock option plans and exercise of an aggregate of 300,000 warrants issued pursuant to a private financing completed in June 1996 (the 'Financing') and a private placement (the 'Bridge Loan') completed in August 1996, both consisting of notes and warrants.



(2) Does not include (i) 255,000 shares of Common Stock and 255,000 Warrants included in the Units issuable pursuant to the Underwriter's over-allotment option, (ii) 170,000 shares of Common Stock issuable pursuant to the Underwriter's Purchase Warrant (as hereinafter defined) and (iii) 1,700,000 shares of Common Stock issuable upon exercise of the Warrants offered hereby. See 'Underwriting.'


(3) A Nasdaq listing does not provide any assurance that an active trading market will develop or be maintained.

                     SUMMARY COMBINED FINANCIAL INFORMATION

     The following table sets forth, for the periods and dates indicated, summary historical financial information for the Company (which includes financial information of PBI-WA), and unaudited proforma combined financial information for the Company (which includes financial information of PBI-WA) and BioQuant after giving effect to the merger of BioQuant and a wholly-owned subsidiary of the Company in a reverse acquisition and the issuance of the Units offered hereby. The summary historical financial data for the two years ended June 30, 1996 and 1995, and for the period from inception to June 30, 1996, are derived from the historical financial statements of the Company (which includes financial information of PBI-WA) and should be read in conjunction with such financial statements. The summary unaudited proforma combined financial data for the Company and BioQuant is derived from and should be read in conjunction with such financial statements and the notes thereto. The unaudited proforma statement of operations data assumes the merger of BioQuant and a wholly-owned subsidiary of the Company occurred on July 1, 1995. The balance sheet information assumes the transactions occurred on June 30, 1996. No proforma adjustments have been made to the statement of operations. The unaudited proforma combined balance sheet data reflects adjustments for the issuance of the 1,700,000 Units offered hereby as of June 30, 1996 (see Note 2 below).

     The proforma adjustment is based upon currently available information and certain estimates and assumptions and, therefore, the actual adjustment may differ from the proforma adjustment. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as they relate to the fiscal year ended June 30, 1996, and that the proforma adjustment approximates the effect to those assumptions and are properly applied to the proforma financial information. The following proforma information should not be used to compare 1995 with 1996, and should not be deemed indicative of future operating results for the consolidated operations of the Company.

STATEMENT OF OPERATIONS DATA:


                                    YEAR ENDED JUNE 30,
                         ------------------------------------------    FOR THE PERIOD FROM INCEPTION
                            1995                   1996                       TO JUNE 30, 1996
                         -----------   ----------------------------    ------------------------------
                                                        PROFORMA                          PROFORMA
                                                        COMBINED                          COMBINED
                           ACTUAL        ACTUAL      (UNAUDITED)(1)     ACTUAL(4)      (UNAUDITED)(5)
                         -----------   -----------   --------------    ------------    --------------
Laboratory revenues and
  consulting fees......  $   566,832   $ 1,657,280    $  1,662,118     $  2,224,112     $   2,248,958
                         -----------   -----------   --------------    ------------    --------------
Operating expenses:
  Laboratory...........      373,554       985,818         985,818        1,359,372         1,359,372
  Diagnostic research
     and product
     development.......      665,747       604,803       1,113,986        1,464,661         4,635,893
  General and
     administrative....      739,149     1,281,100       1,617,229        2,766,434         4,955,532
  Purchased in-process
     research and
     development.......                  6,373,884       6,373,884        6,373,884         6,373,884
  Amortization of
     goodwill..........      428,368                                        428,368           428,368
                         -----------   -----------   --------------    ------------    --------------
                           2,206,818     9,245,605      10,090,917       12,392,719        17,753,049
                         -----------   -----------   --------------    ------------    --------------
Operating loss.........   (1,639,986)   (7,588,325)     (8,428,799)     (10,168,607)      (15,504,091)
                         -----------   -----------   --------------    ------------    --------------
Other income (expense):
  Interest expense.....      (26,162)      (39,853)        (59,526)         (66,015)         (149,208)
  Grants and other
     income............        1,958        67,315         177,721           77,240         2,708,652
                         -----------   -----------   --------------    ------------    --------------
                             (24,204)       27,462         118,195           11,225         2,559,444
                         -----------   -----------   --------------    ------------    --------------
Net loss...............  $(1,664,190)  $(7,560,863)   $ (8,310,604)    $(10,157,382)    $ (12,944,647)
                         -----------   -----------   --------------    ------------    --------------
                         -----------   -----------   --------------    ------------    --------------
Net loss per share.....  $     (1.68)  $     (5.89)   $      (2.78)    $     (10.16)    $       (4.79)
                         -----------   -----------   --------------    ------------    --------------
                         -----------   -----------   --------------    ------------    --------------
Weighted-average number
  of common shares
  outstanding..........      988,415     1,284,285       2,984,285(3)       999,479         2,699,479(3)
                         -----------   -----------   --------------    ------------    --------------
                         -----------   -----------   --------------    ------------    --------------



BALANCE SHEET DATA:

                                                              AT JUNE 30, 1996
                                                       ------------------------------
                                                                          PROFORMA
                                                                          COMBINED
                                                          ACTUAL       (UNAUDITED)(2)
                                                       ------------    --------------
Working capital (deficit)...........................   $ (1,723,942)    $   4,851,308
Total assets........................................   $    840,113     $   7,415,363
Total liabilities...................................   $  2,224,550     $   2,224,550
Deficit accumulated during the development stage....   $(10,157,382)    $ (10,157,382)
Stockholders' equity (deficit)......................   $ (1,384,437)    $   5,190,813

------------------
(1) Reflects statement of operations data as if the merger of BioQuant into a wholly-owned subsidiary of the Company had occurred on July 1, 1995.

(2) Reflects balance sheet data after giving proforma effect for the proceeds of the Offering of 1,700,000 Units for net proceeds of $6,575,250.

(3) The proforma weighted-average number of shares and common stock equivalents outstanding consists of the weighted-average number of shares and common stock equivalents actually outstanding during the year, computed as described in Note 2 to the consolidated financial statements of the Company, plus the number of shares to be issued pursuant to this Offering.

(4) Inception to date with regard to the Company is for the period from December 1992 to June 30, 1996, with regard to BioQuant, inception to date is for the period from October 1985 to June 30, 1996.

(5) Reflects the combined results of operations of the Company and BioQuant for the period from inception to June 30, 1996, assuming that the companies had been combined for their entire operating period.

              UNAUDITED CONDENSED COMBINED PROFORMA FINANCIAL DATA

     The following unaudited condensed combined proforma financial data reflects the acquisition of BioQuant, as more fully described in the accompanying notes to the financial statements. The proforma statement of operations for the year ended June 30, 1996, assumes the transaction described above occurred on July 1, 1995. The historical financial data for the Company (which includes PBI-WA) and BioQuant for the year ended June 30, 1996, are derived from the historical financial statements of the Company (which includes PBI-WA) and BioQuant and should be read in conjunction with such financial statements (including the notes thereto) which are included elsewhere in this Prospectus. The unaudited condensed combined proforma financial data is not necessarily indicative of the results that would have been reported had such events occurred on the dates specified, nor is it indicative of the Company's future results. In the opinion of management, all adjustments necessary to present fairly this proforma information have been made.


                                 YEAR ENDED JUNE 30, 1996               FOR THE PERIOD FROM
                          ---------------------------------------          INCEPTION TO
                                                       UNAUDITED           JUNE 30, 1996
                                                       PROFORMA,    ---------------------------
                            COMPANY     BIOQUANT(1)   AS ADJUSTED    ACTUAL(4)     PROFORMA(5)
                          -----------   -----------   -----------   ------------   ------------
Laboratory revenues and
  consulting fees......   $ 1,657,280    $   4,838    $ 1,662,118   $  2,224,112   $  2,248,958
                          -----------   -----------   -----------   ------------   ------------
Operating Expenses:
  Laboratory...........       985,818                     985,818      1,359,372      1,359,372
  Diagnostic research
    and product
    development........       604,803      509,183      1,113,986      1,464,661      4,635,893
  General and
    administrative.....     1,281,100      336,129      1,617,229      2,766,434      4,955,532
  Purchased in-process
    research and
    development(2).....     6,373,884                   6,373,884      6,373,884      6,373,884
Amortization of
  goodwill.............                                                  428,368        428,368
                          -----------   -----------   -----------   ------------   ------------
                            9,245,605      845,312     10,090,917     12,392,719     17,753,049
                          -----------   -----------   -----------   ------------   ------------
Operating loss.........    (7,588,325)    (840,474)    (8,428,799)   (10,168,607)   (15,504,091)
                          -----------   -----------   -----------   ------------   ------------

Other income (expense):
  Interest expense.....       (39,853)     (19,673)       (59,526)       (66,015)      (149,208)
  Grants and other
    income.............        67,315      110,406        177,721         77,240      2,708,652
                          -----------   -----------   -----------   ------------   ------------
                               27,462       90,733        118,195         11,225      2,559,444
                          -----------   -----------   -----------   ------------   ------------
Net loss...............   $(7,560,863)   $(749,741)   $(8,310,604)  $(10,157,382)  $(12,944,647)
                          -----------   -----------   -----------   ------------   ------------
                          -----------   -----------   -----------   ------------   ------------
Net loss per share.....   $     (5.89)                $     (2.78)  $     (10.16)  $      (4.79)
                          -----------                 -----------   ------------   ------------
                          -----------                 -----------   ------------   ------------
Weighted-average number
  of common shares.....     1,284,285                   2,984,285(3)     999,479      2,699,479(3)
                          -----------                 -----------   ------------   ------------
                          -----------                 -----------   ------------   ------------

------------------
(1) Includes the historical operations of BioQuant from July 1, 1995 to June 30, 1996, the effective date of the acquisition for accounting purposes.

(2) Represents a one-time noncash charge to operations relating to the write-off of purchased in-process research and product development in conjunction with the acquisition of BioQuant that had met several milestones during the development process, but for which clinical trials had not yet commenced and, in the opinion of management, had no alternative use. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

(3) The proforma weighted-average number of shares outstanding consists of the weighted-average number of shares and common stock equivalents actually outstanding during the year, computed as described in Note 2 to the audited consolidated financial statements, plus the number of shares to be issued pursuant to this Offering.

(4) Inception to date with regard to the Company is for the period from December 1992 to June 30, 1996, with regard to BioQuant, inception to date is for the period from October 1985 to June 30, 1996.

(5) Reflects the combined results of operations of the Company and BioQuant for the period from inception to June 30, 1996, assuming that the companies had been combined for their entire operating periods.

                                  RISK FACTORS

     An investment in the securities offered hereby is highly speculative and subject to a high degree of risk, and only those who can bear the risk of the entire loss of their investment should participate. Prospective investors should carefully consider the following factors in analyzing this Offering.

     1. History of Losses; Uncertainty of Future Profitability. The Company has incurred significant operating losses since inception. The consolidated net loss for the fiscal year ended June 30, 1996 was approximately $8,310,000, which includes a one-time charge of approximately $6,374,000. The Company's accumulated deficit at June 30, 1996 was approximately $10,157,000, including one-time charges of an aggregate of approximately $6,802,000. The one-time charges are related to amortization of goodwill and purchased research and development, in connection with the Company's mergers with BioQuant and PBI-WA. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.' No assurance can be given that the net loss and accumulated deficit will not continue to increase or that the Company will ever achieve profitable operations. The Company has not had an extensive operating history and revenues to date have been limited. Potential investors should be aware of the problems, delays, expenses and difficulties encountered by an enterprise in the Company's stage of development, many of which may be beyond the Company's control. These include, but are not limited to, unanticipated problems relating to the competitive and regulatory environment in which the Company operates and marketing problems and additional costs and expenses that may exceed current estimates. Potential investors should be aware of the difficulties normally encountered by new enterprises and the high rate of failure associated with such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications, delays and competition encountered in connection with the development of a business in the biotechnology industry.

     The Company will be required to conduct significant research, development, testing and regulatory compliance activities that, together with projected general and administrative expenses, are expected to result in significant operating losses for at least the next twenty-four months. Revenues, if any, that the Company may receive in the next twenty-four months will be limited to revenues received from the Company's laboratory operations, payments under research or product development relationships and payments under license agreements which may be established and nominal revenues received in connection with the SPINPRO(Registered) product. There can be no assurance, however, that the Company will be able to establish any such relationships or enter into any such license agreements. The Company's ability to achieve profitability depends upon its ability to successfully complete, either alone or with others, development of its potential medical diagnostic products, conduct clinical trials, obtain required regulatory approvals, and manufacture and market its products or enter into license agreements, on acceptable terms. In the event that the Company enters into any future license agreements, such license agreements may adversely affect the Company's profit margins on its potential products. The Company may never achieve significant revenue or profitable operations.

     2. Explanatory Paragraph in Independent Accountants' Report.  The Company's

independent auditors have included an explanatory paragraph in their report on the Company's financial statements to the effect that certain matters raise substantial doubt about the Company's ability to continue as a going concern, which is contingent upon the Company's ability to secure financing and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by development stage companies, introduction of new products and the competitive environment in which the Company operates. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' 'Business,' 'Report of Independent Auditors' and 'Financial Statements.'

     3. Early Stage of Development; Regulatory and Technological
Uncertainties. The Company is at an early stage of development. Except for the SPINPRO(Registered) HDL cholesterol product and revenues from its laboratory, all of the Company's potential products are currently in research and development, and no revenues have been generated to date. A significant portion of the Company's resources have been, and for the foreseeable future will continue to be, dedicated to the Company's research programs and the development of potential medical diagnostic products emanating therefrom. There can be no assurance that the Company will be able to develop a commercial product from these projects. The Company currently has three potential products in preclinical development, none of which have entered human clinical trials. While the Company believes that the results attained to date in such preclinical studies support further research and development of these potential products, results attained in preclinical studies are not necessarily indicative of results that will be obtained in human clinical trials.

     The potential medical diagnostic products currently under development by the Company may require significant additional research and development and preclinical testing and will require extensive clinical testing prior to submission of any regulatory application for commercial use. The Company's potential products are subject to the risks of failure inherent in the development of medical diagnostic products based on new technologies. These risks include the possibilities that the Company's novel approach to diagnosis will not be successful; that any or all of the Company's potential products will not be found to be safe and effective or otherwise fail to receive necessary regulatory clearances; that the products, if safe and effective, will be difficult to manufacture on a large scale or uneconomical to market; that proprietary rights of third parties will preclude the Company from marketing such products; or that third parties will market superior or equivalent products. As a result, there can be no assurance that the Company's research and development activities will result in any commercially viable products.


     4. Future Capital Needs; Uncertainty of Additional Funding. The Company will require substantial additional funds in order to continue the research and development programs and preclinical testing of its potential diagnostic products and to conduct clinical trials and marketing of such products that may be developed. The Company's capital requirements depend on numerous factors, including the progress of its research and development programs, the progress of preclinical and clinical testing, the time and costs involved in obtaining regulatory approvals, the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, competing technological and market developments, changes in the Company's existing license and supply relationships, the ability of the Company to establish collaborative arrangements, the development of commercialization activities and arrangements, and the purchase of additional capital equipment. Other than the Company's laboratory revenues and nominal revenues from sales of the SPINPRO(Registered) product, the Company has no current source of revenues or capital beyond the proceeds of this Offering. Based upon its current plans, which the Company anticipates will include commencing human clinical trials on the Osteopatch(Trademark) during the next twelve months, the Company believes that the net proceeds of this Offering, together with cash flows from operations, will be sufficient to meet the Company's operating expenses and capital requirements for approximately eighteen months.


     If the Company's current and projected needs change due to unanticipated events or otherwise, the Company may be required to obtain additional capital. The Company intends to seek such additional funding through public or private financings or collaborative or other arrangements with corporate partners. There can be no assurance, however, that additional financing will be available from any of these sources, or if available, will be available on acceptable terms. If adequate funds are not available, the Company may be required to delay, scale back or eliminate one or more of its research and development programs, including but not limited to the development of the Osteopatch(Trademark), or to obtain funds through entering into arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its technologies or potential products that the Company would not otherwise relinquish.


     5. Possible Inability to Meet Obligations. Historically, the Company has had difficulty in meeting its obligations as they come due. In fiscal 1996 the Company defaulted on a $200,000 bank line of credit, which was subsequently converted into a term loan. The Company is making monthly payments of principal and interest thereon, however, should the Company default on any such payments and the term loan is accelerated, the Company may have to reallocate its anticipated use of proceeds from this Offering. See 'Use of Proceeds.' Additionally, the Company was required to make a minimum royalty payment in June 1996 under the SPINPRO(Registered) license agreement in order to maintain exclusivity of the technology. The Company elected not to utilize its sparse resources to make such payment and believes that the loss of exclusivity, of which the Company has not yet been notified, will not have a material adverse effect on the business or prospects of the Company or give the Company's competitors any material advantage. Further, the Company had borrowed an aggregate of $660,000 from certain stockholders, which borrowings matured in May 1995. The Company did not have sufficient resources to satisfy its obligations to these stockholders, however, no demand was made by such stockholders for repayment. Subsequent to June 30, 1996, $460,000 of such borrowings were converted into 142,274 shares of Common Stock and the remaining $200,000 was refinanced in connection with the Bridge Loan. See 'Certain Relationships and Related Transactions.' Although the Company believes that the net proceeds of this Offering, together with anticipated revenues, will be sufficient to meet the Company's operating expenses and capital requirements for approximately eighteen months, there can be no assurance that such funds will, in fact, be sufficient or that the Company will be able to meet all of its obligations as they come due.



     6. Discretionary Use of Proceeds; Repayment of Debt. Although the Company anticipates utilizing the proceeds of this Offering as stated herein, management of the Company will have broad discretion as to the actual uses of such proceeds. Additionally, circumstances currently expected may change in the future resulting in a reallocation of resources from that originally contemplated. Approximately $1,015,000 of the proceeds received in this Offering will be utilized to repay amounts outstanding under the Bridge Loan. Of such amount, approximately $58,000 is held by a director of the Company. See 'Use of Proceeds.'


     7. Dependence on Collaborators. The Company's strategy for the research, development and commercialization of its potential medical diagnostic products has and will require the Company to enter into various arrangements with corporate and academic collaborators, licensors, licensees and others, and may therefore be dependent upon the subsequent success of these outside parties in performing their responsibilities. There can be no assurance that the Company will be able to establish collaborative arrangements or license agreements that the Company deems necessary or acceptable to develop and commercialize its potential products or that such collaborative arrangements or license agreements will be successful. Moreover, certain of the collaborative arrangements that the Company may enter into in the future may place responsibility for preclinical testing and human clinical trials and for preparing and submitting applications for regulatory approval for potential products on the collaborative partner. Should a collaborative partner fail to develop or commercialize successfully any potential product to which it has rights, the Company's business, financial condition and results of operations may be materially adversely affected. In addition, there can be no assurance that the collaborative partner will not be pursuing alternative competing technologies or developing competing products either on their own or in collaboration with others, including the Company's competitors, as a means for developing diagnostic processes for the diseases or disorders targeted by the Company's collaborative programs.



     8. Dependence on Licenses; Sale of Underlying Patents; Conflict of Interest. The Company has licensed technologies developed by various companies and research institutes and universities. Pursuant to the terms of those agreements, the Company is obligated to exercise diligence in bringing potential products to market and to make certain royalty payments that in some instances may be substantial. The Company is also obligated to make royalty payments on the sales, if any, of licensed products. In addition, in some instances, the Company is responsible for making minimum royalty payments without generating sales and may incur costs of filing and prosecuting patent applications. Each license agreement is terminable by either party, upon notice, if the other party defaults in its obligations. The Company licensed the technology for development of its Osteopatch(Trademark) product from the owner of the patents covering such technology pursuant to arrangements requiring minimum quarterly royalty payments. The Company is aware that the owner of such patents is in the process of seeking a buyer therefor. Additionally, the owner of such patents has contracted with an affiliate of a director of the Company to facilitate the sale process. Although the Company believes that its license agreement will not be affected by any sale of the patents which are the subject of such license because such license is valid and enforceable and the Company has been informed by the director of the Company involved in the sale that any conflicts will be resolved in favor of the Company, there can be no assurance that such patents will not be sold to a competitor of the Company, that any conflicts of interest involving the director of the Company engaged to facilitate the sale will be resolved in favor of the Company or that any buyer of the patents will honor the Company's license agreement, in which case the Company will be required to enforce its rights under the license when it may not have the resources to do so. See 'Business--Material Contracts.' The termination or cancellation of any of the Company's licensing arrangements would have a material adverse effect on the Company's business, financial condition and results of operations.



     9. Uncertainty of Protection of Patents and Intellectual Property Rights; Risk of Patent Infringement Liability. The Company's success depends on its ability to obtain future patents, protect existing patents, licenses, intellectual property rights, trade secrets, and to operate without infringing upon the proprietary rights of others and prevent others from infringing on the intellectual property rights of the Company. In addition, the Company has exclusive licenses from third parties under various U.S. patents and pending U.S. patent applications to the technology covered in whole or in part by the claims therein. Since a patent may be invalid or circumvented by alternative technologies, there can be no assurance as to the breadth of protection that any such patents may afford the Company. In the event the Company is held liable for patent infringement, insurance may not cover any or all of the infringement damages and as such, any infringement liability would adversely affect the business, financial condition and results of operations of the Company.


     There can be no assurance that any patent applications relating to the Company's potential products or processes will result in patents being issued, or that resulting patents, if any, or existing patents, will provide protection against competitors who successfully challenge the Company's patents, obtain patents that may have an adverse effect on the Company's ability to conduct business, or are able to circumvent the Company's patent position. It is possible that other parties have conducted research or made discoveries of processes that preceded the Company's discoveries, which could prevent the Company from obtaining patent protection of these discoveries. A substantial number of patents have been applied for by and issued to other pharmaceutical, biotechnology and biopharmaceutical companies, and other companies may have filed applications for, may have been issued patents or may obtain additional patents and proprietary rights relating to products or processes competitive with those of the Company. In view of the time delay in patent approval and the secrecy afforded patent applications, the Company does not know if there are patent applications belonging to others which have priority over applications belonging to the Company. There can be no assurance that others will not independently develop products similar to or obsoleting those under development by the Company, or, notwithstanding the Company's intellectual property protections, duplicate any of the Company's products. The Company may determine there is no economic benefit in commencing or continuing a patent infringement action. Further, as stated above, there can be no assurance that the Company's current or future exclusive licenses will not be challenged or that such license arrangements will be honored by those granting such licenses or their successors in interest. In such event, the Company would be required to enforce its intellectual property rights at a time when it does not have the resources to do so, which would have a material adverse effect on the Company's business, financial condition and results of operations.


     10. No Marketing, Sales, Clinical Testing or Regulatory Compliance Experience. In view of the early stage of the Company and its research and development programs, the Company has restricted hiring to research scientists and a small administrative staff and has relied on external consulting resources for support in regulatory compliance and marketing. The Company has made no investment in marketing, product sales or regulatory compliance resources. If the Company successfully develops any commercially marketable medical diagnostic product, it may seek to enter into a joint venture, sublicense or other marketing arrangement with parties that have an established marketing capability, or it may choose to pursue the commercialization of such products on its own. There can be no assurance, however, that the Company will be able to enter into such marketing arrangements on acceptable terms, if at all. Further, the Company will need to hire additional personnel skilled in the clinical testing and regulatory compliance process and in marketing or product sales if it develops products with commercial potential that it determines to commercialize itself. There can be no assurance, however, that it will be able to acquire such personnel. In addition, the Company's laboratory business is subject to federal regulation under the Clinical Laboratory Improvement Amendments of 1988 ('CLIA') and regulations promulgated thereunder and the FDA's Good Laboratory Practices for Nonclinical Laboratory Studies regulations. Failure to comply with applicable regulations could result in loss of certification under CLIA and disqualification resulting in the exclusion of studies performed in the laboratory from consideration in support of FDA submissions, as well as civil and criminal sanctions.



     11. Risk of Product Liability; Product Liability Insurance May Be Insufficient or Unavailable. Sales of the Company's products entails the risk of product liability claims. The Company faces financial exposure to product liability claims in the event that use of its products results in personal injury. The Company also faces the possibility that defects in the design or manufacture of its products might necessitate a product recall. There can be no assurance that the Company will not experience losses due to product liability claims or recalls in the future. The Company currently maintains product liability insurance with coverage limits and there can be no assurance that the coverage limits of the Company's insurance policies will be adequate. Such insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, or at all. No assurance can be given that product liability insurance can be maintained in the future at a reasonable cost or in sufficient amounts to protect the Company against losses due to liability. Any inability to maintain insurance at an acceptable cost or to otherwise protect against potential product liability could prevent or inhibit the continued commercialization of the Company's products. In addition, a product liability claim in excess of relevant insurance coverage or product recall could have a material adverse effect on the Company's business, financial condition and results of operations.



     12. Government Regulation and Product Approval. The U.S. Food and Drug Administration ('FDA') and comparable agencies in state and local jurisdictions and in foreign countries impose substantial requirements upon the testing, manufacturing and marketing of therapeutic and diagnostic products, through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time consuming procedures. Satisfaction of these requirements may take several years or more and varies substantially based upon the type, complexity and novelty of the diagnostic product.


     Although the Company believes that its products currently under development will be classified as 'Class II' medical devices allowing the Company to use the more expedient 510(k) notification procedure, there can be no assurance that the FDA will not require the Company to submit the more cumbersome and lengthy pre-market approval ('PMA') application. The Company will attempt to market its products pursuant to Section 510(k) of the Food, Drug and Cosmetic Act (the 'FDC Act'), which would require filing a 510(k) submission, but not a

PMA application. According to the FDA's Office of Device Evaluation Annual Report, during 1995, the average 510(k) review time was approximately six months, significantly shorter than the PMA application review process, which approximated one year. There can be no assurance, however, that the 510(k) review process will not take more than six months or that the FDA will not require the Company to submit a PMA application. The 510(k) process requires that the Company show, among other things, that its product is substantially equivalent to another legally marketed product. The Company may begin marketing once the FDA issues an order allowing the product to be marketed. If a medical device does not qualify for the 510(k) notification procedure, the Company must file a PMA application, which requires more extensive clinical testing and submissions and involves a longer process of regulatory review and approval.

     The Company believes that its osteoporosis product will be classified as a 'Class II' medical device, which will permit the Company to use the 510(k) notification procedure. The Company is relying on (i) the fact that the FDA has already cleared the skin patch, which has been licensed to the Company by Sudormed, Inc. ('Sudormed') as a general sample collection device and as a perspiration collection device for diagnosis of five drugs of abuse (opiates, PCP, THC, cocaine and amphetamines) and thereby may be expected to clear the skin patch as a collection device for pyridinoline ('Pyd') and deoxypyridinoline ('Dpd') and (ii) the fact that the FDA has cleared Metra's 510(k) submissions for its immunoassay test kits, which measure Pyd and Dpd levels in 'first morning void' urine samples. If the Company is able to demonstrate a correlation between Pyd and/or Dpd levels in perspiration and measurable physiologic changes in patients, the Company believes that its osteoporosis product can be shown to be substantially equivalent to medical devices (i.e., diagnostic kits for measurement of Pyd and/or Dpd levels in urine) which the FDA has already cleared for marketing and thus qualifying the Company's product for the 510(k) notification procedure. The FDA may respond to the Company's 510(k) notification, however, by directing the Company to file a PMA application for the osteoporosis product because, despite the Company's correlation studies and clinical tests, the FDA may consider perspiration too different from urine as a medium for Pyd and/or Dpd. If the Company is required to file a PMA application for its osteoporosis product, the Company would be required to conduct substantial additional research and clinical tests before doing so, and would be unable to file a PMA application for approximately 12 to 18 months. Even if the FDA permits the Company to proceed with a 510(k) notification, the FDA may require the Company to support its notification with additional research and clinical test data, resulting in a longer process of regulatory review than is typical for 510(k) notifications.

     The Company has relied on scientific, technical, clinical, commercial and other data supplied or disclosed by others, including its collaborators, and may rely on such data in support of applications to enter human clinical trials for its potential products. Although the Company has no reason to believe that this information contains errors or omissions of fact, there can be no assurance that there are no errors or omissions of fact that would materially change the Company's view of the likelihood of FDA approval or commercial viability of these potential products. There can be no assurance that clinical data from studies performed by others will be available to the Company or acceptable to the FDA or other regulatory agencies in support of the Company's applications for regulatory approval, and the FDA may, among other things, require the Company to collect additional data and conduct controlled clinical studies prior to acceptance of any such applications.

     The effect of government regulation may be to delay for a considerable period of time or prevent the marketing of any product that the Company may develop and/or to impose costly requests for additional animal, human or other data upon the Company, the result of which may be a delay in the marketing of its products, thus furnishing an advantage to its competitors. There can be no assurance that the FDA or other regulatory approval for any products developed by the Company will be granted on a timely basis or at all. Any such delay in obtaining or failure to obtain such approvals would adversely affect the marketing of the Company's proposed products and the ability to earn product revenues or royalties. As with all investigational products, additional government regulations may be promulgated requiring additional research and data to be submitted that could delay marketing approval of the Company's potential products. The Company cannot predict whether any adverse government regulation might arise from future legislation or other governmental action.

     While the Company believes it is aware of all the permits it is required to obtain and all of the governmental regulations it is required to comply with, and believes that it can obtain such permits and comply with all such regulations in the future, there can be no assurance that this will be the case, that such compliance might not increase the expenses the Company will incur or that such regulations will not be modified, making it increasingly difficult for the Company to operate its business as it presently anticipates. See 'Business-- Government Regulation.'

     13. Risks Inherent in International Transactions. The Company plans to market its products to customers both in the U.S. and abroad. International sales and operations may be limited or disrupted by the imposition of government controls, export license requirements, economic and political instability, price controls, trade restrictions, and changes in tariffs or difficulties with foreign distributors. Foreign regulatory agencies often establish product standards different from those in the U.S. and any inability to obtain or maintain foreign regulatory approvals on a timely basis could have a material adverse effect on the Company's international business operations. Additionally, the Company's business, financial condition and results of operations may be materially and adversely affected by fluctuations in currency exchange rates as well as increases in duty rates and difficulties in obtaining required licenses and permits. There can be no assurance that the Company will be able to successfully commercialize its products in any foreign market. In addition, the laws of some countries do not protect the Company's proprietary rights to the same extent as do the laws of the U.S.


     Distribution of the Company's products outside the U.S. is subject to extensive government regulation. These regulations, including the requirements for approvals or clearance to market, the time required for regulatory review and the sanctions imposed for violations, vary from country to country. There can be no assurance that the Company will obtain regulatory approvals in such countries or that it will not be required to incur significant costs in obtaining or maintaining its foreign regulatory approvals. In addition, the export by the Company of certain of its products which have not yet been cleared for domestic commercial distribution may be subject to FDA export restrictions. Failure to obtain necessary regulatory approvals, the restriction, suspension or revocation of existing approvals or any other failure to comply with regulatory requirements would have a material adverse effect on the Company's business, financial condition and results of operations. See 'Business--Government Regulation.'


     14. Uncertainty of Market Acceptance. The commercial success of the Company's products will depend upon their acceptance by the medical community and third-party payors as clinically useful, cost-effective and safe. Pyridinium crosslinks to measure bone loss, the technology used with the Company's Osteopatch(Trademark), is a relatively new technology. Market acceptance will depend on several factors, including the establishment of clinical utility of these biochemical markers, the receipt of regulatory clearances in the U.S. and elsewhere, the development of diagnostic tests that can be processed using commercially available automated systems, the availability of third-party reimbursement, extensive physician education and the approval and commercial acceptance of therapies for the treatment of osteoporosis. There can be no assurance that the Company's products will gain market acceptance. Failure to achieve market acceptance would have a material adverse effect on the Company's business, financial condition and results of operations.



     15. Manufacturing Limitations. The Company currently does not have the capability to manufacture products under the current Good Manufacturing Practices regulations ('GMP') promulgated by the FDA. Accordingly, the Company intends to outsource its manufacturing requirements relating to the Osteopatch(Trademark) and the chemical reagent and test tubes to be used in laboratory analysis. The Company has established or is in the process of establishing arrangements with contract manufacturers to supply sufficient quantities of such products to conduct clinical trials as well as for the manufacture, packaging, labeling and distribution of finished products if its potential products are approved for commercialization. If such arrangements are terminated and if the Company is unable to manufacture or contract for a sufficient supply of its potential products on acceptable terms, the Company's preclinical and human clinical testing schedule may be delayed, resulting in the delay of submission of products for regulatory approval and initiation of new development programs, which may have a material adverse effect on the Company's business, financial condition and results of operations. Contract manufacturers used by the Company currently adhere to GMP. The FDA may require, prior to 510(k) clearance, and would require prior to approval of a PMA application, that the manufacturing facility pass a GMP inspection. The Company may also be required to obtain a license from the state in which the products will be manufactured in order to manufacture any investigational products, which license will be issued only if the Company is in compliance with, among others, GMP regulations. The Company's dependence upon third parties for the manufacture of its products may adversely affect the Company's profit margins and its ability to develop and deliver such products on a timely and competitive basis. The Company has limited experience in the manufacture of diagnostic products or medical devices in clinical quantities and for commercial purposes. Should the Company determine to manufacture products itself, the Company would be subject to the regulatory requirements described above, would be subject to similar risks regarding delays or difficulties encountered in manufacturing any such products and would require substantial additional capital. In addition, there can be no assurance that the Company will be able to manufacture any products successfully and in a cost-effective manner. The Company has entered into a supply agreement with an affiliate of the licensor of the technology relating to the Osteopatch(Trademark) for the production of the Osteopatch(Trademark) product. The supply agreement requires minimum annual purchases of the Osteopatch(Trademark) product commencing during the twelve month period ending March 31, 1997. Failure to purchase the required annual minimum amounts would result in a default under the license agreement relating to the technology incorporated into the Osteopatch(Trademark). Loss of such license, loss of the supplier or failure of the supplier to comply with GMP will have a material adverse effect on the Company's business, financial conditions and results of operations.



     16. Competition and Technological Change. There are many companies, both public and private, including well-known pharmaceutical companies, chemical companies and specialized biotechnology companies, engaged in developing medical diagnostic products for certain of the applications being pursued by the Company. Many of these companies have substantially greater capital, research and development, manufacturing, marketing and human resources and experience than the Company and represent substantial long-term competition for the Company. Such companies may develop products more quickly or products that are more effective and less costly than any that may be developed by the Company. The industry in which the Company proposes to compete is characterized by extensive research efforts and rapid technological progress. New developments are expected to continue and there can be no assurance that discoveries by others will not render the Company's products or potential products noncompetitive. Competition may increase further as a result of advances that may be made in the commercial applicability of technologies and greater availability of capital for investment in these fields. See 'Business-- Competition.'



     17. Uncertainty of Product Pricing; Healthcare Reform and Related
Matters. The levels of revenues and profitability of pharmaceutical and biotechnology companies may be affected by the continuing efforts of governmental and third party payors to contain or reduce the costs of healthcare through various means. For example, in certain foreign markets pricing or profitability of prescription pharmaceuticals and medical diagnostic processes are subject to government control. In the U.S., there have been, and the Company expects that there will continue to be, a number of federal and state proposals to implement similar government control. It is uncertain what legislative proposals will be adopted or what actions federal, state or private payors for healthcare goods and services may take in response to any healthcare reform proposals or legislation. The Company cannot predict the effect healthcare reforms may have on its business, and no assurance can be given that any such reforms will not have a material adverse effect on the Company's business, financial condition and results of operations. Further, to the extent that such proposals or reforms have a material adverse effect upon the business, financial condition and profitability of other companies that are prospective collaborators for certain of the Company's potential products, the Company's ability to commercialize its potential products may be adversely affected. In addition, in both the U.S. and elsewhere, sales of medical products are dependent in part on the availability of reimbursement to the consumer from third party payors, such as government and private insurance plans. If the Company succeeds in bringing one or more products to the market, there can be no assurance that third party payors will provide sufficient reimbursement to the consumer to allow the Company to sell its products competitively.



     18. Reliance on Distributors, Suppliers and Manufacturers. The Company is, and expects that it will continue to be, highly dependent upon certain distributors, suppliers and manufacturers and the Company's ability to operate competitively will depend, at least in part, on its ability to assure continuous and reliable sources of distribution and supply. If the suppliers become unable or unwilling to continue to produce products or components for the Company according to the Company's specifications, or to meet the Company's delivery schedules, the Company's operations could be materially disrupted, especially over the short term, resulting in a material adverse effect on its results of operations or the success or timing of necessary clinical trials. There is no assurance that the Company's distributors and suppliers will remain in business or honor their arrangements with the Company. See 'Business--Material Contracts.'



     19. Dependence on Major Customers. Revenues received from laboratory operations are generally pursuant to short-term contracts. The Company's five largest customers with respect to its laboratory business represented approximately 63.0 percent and 64.8 percent of total sales in fiscal 1996 and fiscal 1995, respectively. Except for Parke-Davis, Inc. ('Parke-Davis'), which represented approximately 29.5 percent and

43.9 percent of the Company's total sales in fiscal 1996 and fiscal 1995, respectively, none of these customers were significant in more than one year. The Company has no long term contracts or agreements with its customers. Each contract is negotiated separately with the pharmaceutical manufacturer or research organization and is usually limited to a specific project with limited duration. The cancellation of any contracts with existing customers or the failure to replace such contracts upon expiration or termination could have a material adverse effect on the Company's laboratory operations. See 'Business-- Major Customers.'



     20. Dependence on Key Personnel. The Company's success depends upon the continued contribution of Ellen Rudnick, Chairman, Paul Kanan, President, G. Russell Warnick, Chief Scientific Officer and Elizabeth Teng Leary, Vice President and Director of Laboratories, and its ability to attract and retain qualified personnel in the future. The loss of services of, or a material reduction in the amount of time devoted to the Company by, any of such persons could impair the development of the Company's programs and may have a material adverse effect on the Company's business, financial condition and results of operations. The Company entered into employment agreements with each of Ms. Rudnick, Mr. Kanan, Mr. Warnick and Ms. Leary. See 'Management--Employment Agreements.' The Company does not maintain key person life insurance on any of its key employees.



     21. Effective Control by Principal Stockholders. The officers and directors of the Company currently beneficially own approximately 69.8 percent of the Common Stock of the Company (approximately 42.4 percent after this Offering) and will have the ability to elect or significantly influence the election of all of the directors of the Company and otherwise control or significantly influence the affairs of the Company.



     22. Arbitrary Determination of Offering Price. The offering price of the securities offered hereby was arbitrarily determined by the Company and the Underwriter and bears no relationship to the Company's assets, book value, results of operations or other established criteria of value. The factors considered in determining the public offering price, in addition to prevailing estimates of the business potential and earning prospects of the Company, the present state of the Company's development and an assessment of the Company's management, as well as the consideration of the foregoing factors in relation to market valuations of comparable companies, do not necessarily bear any relationship to the Company's assets, accounting results or the book value of the Company or other generally accepted criteria of value. See 'Underwriting'.



     23. Absence of Dividends. The Company has not paid any cash dividends on its capital stock and does not anticipate paying any such cash dividends in the foreseeable future. Earnings, if any, will be retained to finance future growth.



     24. Certain Anti-Takeover Measures. The Board of Directors has the authority to issue up to 5,000,000 shares of undesignated Preferred Stock and to determine the rights, preferences, privileges and restrictions of such shares without any further vote or action by the stockholders. The issuance of Preferred Stock under certain circumstances could have the effect of delaying or preventing a change in control of the Company or otherwise adversely affecting the rights of the holders of Common Stock. The Company does not plan to issue any Preferred Stock in the foreseeable future. The issuance of Preferred Stock, however, could be used, under certain circumstance, as a method of preventing a takeover of the Company. The Board of Directors, without any action of the holders of the Common Stock, could issue shares of Preferred Stock which could have detrimental effect on the rights of holders of the Common Stock, including loss of voting control. Anti-takeover provisions that could be included in the Preferred Stock when issued may have a depressive effect on the market price of the Company's securities and may limit a stockholder's ability to receive a premium on their shares of Common Stock by discouraging takeover and tender offer bids. Additionally, the Company is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover statute enacted in 1988, which may make it more difficult for the Company to engage in a business combination with an 'interested stockholder' as defined in the statute. See 'Description of Securities.'



     25. Substantial Dilution of Book Value. The officers, directors and present stockholders of the Company have acquired their interest in the Company at a cost substantially less than that which investors will pay for the Common Stock offered hereby. An investment in such securities will result in an immediate and substantial dilution of $3.22, or 68 percent, per share to investors and an increase of $2.45, or 266 percent, per share in the book value of the securities held by the present stockholders, including management. Future issuances of securities by the Company will further dilute the ownership of investors purchasing securities in this Offering.

     26. Underwriter's Purchase Warrant. Upon completion of this Offering, the Company will grant the Underwriter a warrant to purchase 170,000 shares of Common Stock at an exercise price of $5.70 per share. The Underwriter's Purchase Warrant is being registered as part of this Offering. The issuance of this Warrant and underlying securities may be considered to be additional compensation to the Underwriter. During the four-year term (commencing one year from the date hereof) that the Underwriter's Purchase Warrant is exercisable, the holders thereof are given the opportunity to profit from a rise in the market price of the Company's Common Stock. The holders of the Underwriter's Purchase Warrant would be most likely to exercise the option at a time when the Company could obtain capital by a new offering of securities, on terms more favorable than those provided by the Underwriter's Purchase Warrant. Consequently, the terms on which the Company could obtain additional capital during such period may be adversely affected. Furthermore, if any or all of the Underwriter's Purchase Warrant is exercised, the percentage of the Company's Common Stock held by investors purchasing in this Offering will be reduced. See 'Underwriting.'


     27. No Prior Public Trading Market. Prior to this Offering, there has been no public trading market for the Units, the Common Stock or the Warrants. There can be no assurance that a regular trading market will be established for the Common Stock or the Warrants at the conclusion of this Offering or if established, that such market will be sustained. There will be no market for, or listing of, the Units. Purchasers of the securities offered hereby may, therefore have difficulties in selling such securities should they desire to do so. The market price for the Company's securities following this Offering may be highly volatile. Factors such as the Company's financial results, introduction of new products in the marketplace, and various factors affecting the healthcare industry generally may have a significant impact on the market price of the Company's securities, as well as price and volume volatility affecting small and emerging growth companies, in general, and not necessarily related to the operating performance of such companies. See 'Underwriting.'



     28. Possible Restrictions on Market Making Activities in Company's Securities. The Underwriter has advised the Company that it intends to make a market in the Company's securities following consummation of this Offering. Rule 10b-6 promulgated under the Exchange Act may prohibit the Underwriter from engaging in any market making activities with regard to the Company's securities for the period from two or nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Underwriter may be unable to provide a market for the Company's securities during the period the Warrants are exercisable. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities. See 'Underwriting.'



     29. Future Sales of Common Stock Under Rule 144 or Otherwise. Of the 1,948,389 issued and outstanding shares of Common Stock as of the date of this Prospectus, 623,236 shares are 'restricted securities,' as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the 'Securities Act'). Of the total shares outstanding, 1,522,097 shares are subject to the restrictions contained in certain agreements with the Underwriter and officers, directors and certain stockholders of the Company restricting the sale or other disposition of such persons' Common Stock for 12 months (180 days with respect to 263,356 shares) following the date of this Prospectus without the prior written consent of the Underwriter. Subsequent to such 12 month restriction, there will be 427,551 restricted shares which will be eligible for sale under Rule 144 prior to or during August 1998. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a two-year holding period may sell 'restricted securities' within any three-month period limited to a number of shares which does not exceed the greater of one percent of the then outstanding shares or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale (without any quantity limitation) of 'restricted securities' by a person who is not an affiliate of the issuer and who has satisfied a three-year holding period. Accordingly, the 1,258,741 shares held by management will be subject to the volume limitations described above so long as such persons are deemed affiliates of the Company. See 'Shares Eligible for Future Sale' and 'Principal Stockholders.'


     30. Current Prospectus and State Registration Required to Exercise Warrants. Purchasers of Units will be able to exercise the Warrants only if a current prospectus relating to the securities underlying the Warrants is then in effect and only if such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company will use its best efforts to maintain the effectiveness of a current prospectus covering the securities underlying the Warrants, there can be no assurance that the Company will be able to do so. The Company will be unable to issue Common

Stock to those persons desiring to exercise their Warrants if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such Common Stock is not qualified nor exempt from qualification in the states in which the holders of the Warrants reside. See 'Description of Securities-- Warrants.'


     31. No Assurance of Nasdaq Small Cap Market Listing. The Company has applied to have the Common Stock and Warrants quoted on the Nasdaq Small Cap Market. In order to have its securities quoted on the Nasdaq Small Cap Market, an issuer is required to have total assets of at least $4,000,000, capital and surplus of at least $2,000,000, a minimum price per share of not less than $3.00, at least 100,000 publicly held common shares with a market value of at least $1,000,000 and there must be a minimum of two registered and active market makers. No assurance can be given that the Common Stock and Warrants will be accepted for inclusion on the Nasdaq Small Cap Market or otherwise remain qualified for quotation on the Nasdaq Small Cap Market. If for any reason the Common Stock and Warrants are not eligible for quotation or do not remain qualified for quotation on the Nasdaq Small Cap Market, then in such case the securities are expected to be traded in the over-the-counter market through the OTC Electronic Bulletin Board. Even assuming Nasdaq Small Cap Market eligibility, there can be no assurance that an active trading market will develop for the Company's securities.



     32. Possible Delisting of Securities from Nasdaq Small Cap Market; Disclosure Relating to Low-Priced Stocks. The Company's failure to meet Nasdaq's Small Cap Market listing maintenance criteria in the future for any reason may result in the discontinuance of the inclusion of the Company's securities on the Nasdaq Small Cap Market. In order to remain quoted on the Nasdaq Small Cap Market, a company must maintain $2,000,000 in assets, a $200,000 market value of the public float and $1,000,000 in total capital and surplus. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for inclusion in Nasdaq Small Cap Market if the market value of the public float is at least $1,000,000 and the company has $2,000,000 in capital and surplus. In the event of Nasdaq Small Cap Market delisting, trading, if any, in the Company's securities may then continue to be conducted on the OTC Electronic Bulletin Board or in the non-Nasdaq over-the-counter market. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Company's securities. In addition, the Company would be subject to Rule l5g-9 (the 'Rule') promulgated under the Exchange Act, which imposes various sales practice requirements on broker-dealers who sell securities governed by the Rule to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the Rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the Rule may have an adverse effect on the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this Offering to sell the Company's securities in the secondary market and otherwise affect the trading market in the Company's securities.


     The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in 'penny stocks.' Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules, which generally became effective January 1, 1993, require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities. The Company's securities will, however, upon consummation of the Offering, be outside the definitional scope of a penny stock under the rules.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Units offered hereby are estimated to be $6,575,250 ($7,629,037 if the Underwriter's over-allotment option is exercised in full) after deducting underwriting discounts and commissions of approximately $1,049,750 ($1,207,213 if the Underwriter's over allotment option is exercised in full) and expenses of this Offering of approximately $450,000. The Company anticipates that the net proceeds of this Offering will be applied substantially as follows:

                                                      APPROXIMATE
ALLOCATION OF PROCEEDS                               DOLLAR AMOUNT    PERCENT
--------------------------------------------------   -------------    -------
Osteopatch(Trademark) product development
  activities......................................    $ 3,800,000       57.8%
Repayment of bridge loan..........................      1,015,000       15.4%
Laboratory equipment..............................        500,000        7.6%
Working capital...................................      1,260,250       19.2%
                                                     -------------    -------
       Total......................................    $ 6,575,250        100%
                                                     -------------    -------
                                                     -------------    -------

     The Bridge Loan funds were used by the Company for working capital purposes, including the payment of license fees, repayment of certain indebtedness including a $50,000 loan to the Company from Terry Giles, a director of the Company, salaries and general and administrative expenses, and for the purchase of laboratory equipment. Bridge Loan borrowings bear interest at the rate of 14 percent per annum. Craig Goldstone, a director of the Company, holds $58,334 of Bridge Loan notes that will be repaid with a portion of the net proceeds of this Offering. See 'Certain Relationships and Related Transactions-- Bridge Financing.'

     The Company anticipates using the proceeds of this Offering allocated to working capital to fund anticipated growth in the laboratory operations and for employee salaries and for general and administrative expenses.


     The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the proceeds of this Offering, together with projected revenues from operations, will be sufficient to satisfy its contemplated cash requirements for approximately eighteen months. In the event that the Company's plans change or its assumptions change or prove to be inaccurate or if the proceeds of this Offering or projected revenues prove to be insufficient to fund operations (due to unanticipated expenses, technical problems, difficulties or otherwise), the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. The Company has no current arrangements with respect to, or sources of, additional financing. There can be no assurance that any such additional financing will be available to the Company on commercially reasonable terms, or at all. See 'Risk Factors--Discretionary Use of Proceeds; Repayment of Debt.'


     If the Underwriter's over-allotment option is exercised in full, additional net proceeds of $1,053,787 will be added to working capital. Pending utilization of the proceeds of the Offering, the Company may make temporary investments in bank certificates of deposit, prime commercial paper, U.S. Government obligations, investments in money-market funds or other similar short-term low-risk investments.

                                 CAPITALIZATION

     The following table sets forth the Company's capitalization at June 30, 1996, and as adjusted to give effect to the issuance and the sale of the 1,700,000 Units offered hereby and the application of the estimated net proceeds therefrom. This table should be read in connection with the Company's financial statements.


                                                            JUNE 30, 1996(1)
                                                     -------------------------------
                                                        ACTUAL       PRO FORMA(2)(3)
                                                     ------------    ---------------
Current liabilities...............................   $  2,224,550      $ 2,224,550
Stockholders' deficit:
  Common stock, par value $.01 per share,
     30,000,000 shares authorized; 1,739,215
     shares outstanding; 3,439,215 shares pro
     forma........................................         17,392           34,392
                                                     ------------    ---------------
  Additional paid-in-capital......................      8,755,553       15,313,803
  Accumulated deficit.............................    (10,157,382)     (10,157,382)
                                                     ------------    ---------------
       Total Stockholders' equity (deficit).......   $ (1,384,437)     $ 5,190,813
                                                     ------------    ---------------
                                                     ------------    ---------------

                                                        (Footnotes on next page)

(Footnotes from previous page)
------------------
(1) Does not reflect the conversion of certain indebtedness into 142,274 shares of Common Stock and the issuance of 66,900 shares of Common Stock, subsequent to June 30, 1996, none of which are being registered pursuant to this Offering.

(2) Reflects gross proceeds of this Offering of $8,075,000 and estimated net proceeds of $6,575,250.


(3) Does not give effect to (a) $1,211,250 gross proceeds ($1,053,787 of estimated net proceeds) that will be realized if the Underwriter's over-allotment option to acquire an additional 255,000 Units is exercised in full, and (b) the exercise of the Warrants.

                                    DILUTION

     At June 30, 1996, the Company had a negative net tangible book value of $(1,596,380) or $(0.92) per share. Negative net tangible book value per share represents the amount of the Company's tangible assets less the amount of its liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to (i) the sale of 1,700,000 Units offered hereby, (ii) the Company's receipt of the net proceeds of this Offering less underwriting discounts and commissions and other estimated offering expenses, and (iii) the conversion of certain debt of management into 142,274 shares of Common Stock at the rate of $3.45 per share on August 1, 1996, but without giving effect to the exercise of the Warrants, the Underwriter's over-allotment option, or the Underwriter's Unit Purchase Warrant, the net tangible book value of the Company, as adjusted, at June 30, 1996 would have been $5,469,715 or $1.53 per share. This represents an immediate dilution to the public investors of $3.22 per share or 68 percent and an aggregate increase in net tangible book value to the present stockholders of $2.45 per share or 266 percent. The following table illustrates this per share dilution:

Public offering price per share..................................             $4.75
  Negative net tangible book value per share before the
     Offering....................................................   $(0.92)
  Increase per share attributable to new investors...............   $ 2.45
Pro forma net tangible book value per share after the Offering...             $1.53
                                                                              -----
Dilution per share to new investors..............................             $3.22
                                                                              -----
                                                                              -----

     The following table summarizes on a pro forma basis, as of August 31, 1996, the differences between existing stockholders and purchasers of shares in this Offering with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid and the average purchase price per share:


                                                                            AVERAGE
                            SHARES PURCHASED       TOTAL CONSIDERATION       PRICE
                          --------------------    ----------------------      PER
                           NUMBER      PERCENT      AMOUNT       PERCENT     SHARE
                          ---------    -------    -----------    -------    -------
Current Stockholders...   1,948,389      53.4%    $ 4,968,313      38.1%     $2.55
New investors..........   1,700,000      46.6%    $ 8,075,000      61.9%     $4.75
                          ---------    -------    -----------    -------
Total..................   3,648,389     100.0%    $13,043,313     100.0%
                          ---------    -------    -----------    -------
                          ---------    -------    -----------    -------

------------------------

  The above table assumes no exercise of the Warrants, the Underwriter's over-allotment option, the Underwriter's Unit Purchase Warrant or currently outstanding options and warrants (including the Bridge Warrants, as hereinafter defined). To the extent that the over-allotment option, the Warrants, the Underwriter's Purchase Warrant and currently outstanding options and warrants (including the Bridge Warrants), for which an aggregate of 3,649,744 shares are reserved for issuance upon exercise of such warrants and options (not including those options available for grant under the Company's Stock Incentive Plan), are exercised, there will be further dilution to new investors.


                                DIVIDEND POLICY

     The Company has never declared or paid any cash dividends on its capital stock. The Company currently intends to retain its earnings to finance the growth and development of its business and therefore does not anticipate paying any cash dividends in the foreseeable future.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Prospectus.

OVERVIEW

     The Company was incorporated in Delaware on May 9, 1996 and conducts its businesses through two wholly-owned subsidiaries, BioQuant and PBI-WA. On June 28, 1996, the Company completed the Mergers whereby BioQuant and PBI-WA became wholly-owned subsidiaries of the Company in stock-for-stock exchanges. The Merger with BioQuant was treated as a purchase by PBI-WA for accounting purposes in accordance with generally accepted accounting principles ('GAAP'). As a result of this transaction, the Company's results of operations for the year ended June 30, 1996, as reported in the financial statements included elsewhere in this Prospectus, include only the operations of PBI-WA for the year.

     In January 1995, Old PBI and MHS merged into PBI/MHS, which merger was treated as a purchase for accounting purposes in accordance with GAAP. As a result of that transaction, the Company's results of operations for the year ended June 30, 1995, include only five months of the results of operations of Old PBI whereas fiscal 1996 results include a full year of PBI-WA (i.e., Old PBI and MHS) operations. The comparisons in the discussions of results of operations below are based on proforma information which assumes that both PBI-WA and BioQuant were merged with the Company's subsidiaries on July 1, 1994. This information is not necessarily indicative of the results that would have been reported had such events occurred on the dates specified, nor is it indicative of the Company's future results.

     As a result of the mergers described above, the Company operates a reference laboratory that services the pharmaceutical and medical diagnostics industries, produces a disposable HDL cholesterol testing device and is currently developing the Osteopatch(Trademark) diagnostic product. The Company is also conducting research relating to the feasibility of developing products utilizing SalivaSac(Registered).

     To date, the Company's revenues have consisted primarily of fees charged by the laboratory for services provided to customers, a nominal amount of sales from the SPINPRO(Registered) HDL cholesterol testing device, and U.S. Government grants awarded to the Company under the NIH SBIR programs to support research activities.

     Expenses consist, and are expected to continue to consist, primarily of operating expenses necessary to conduct the commercial laboratory operation, research and development costs for products under development, administration expenses and payment of license and royalty fees to acquire and maintain the Company's intellectual property rights.

     Through June 30, 1996, the Company had an accumulated deficit of approximately $10,157,000, including a one-time charge of approximately $6,374,000 for purchased research and development expenses relating to the

Company's merger with BioQuant and a one-time charge of approximately $428,000 relating to the merger involving Old PBI and MHS. See footnote 1 of Notes to Financial Statements.

     The audited consolidated financial statements of the Company reflect the historical results of BioQuant as of June 28, 1996 and not for the full fiscal year. The following discussion reflects the proforma results of operations of the Company and its subsidiaries on a combined basis giving effect to the merger transactions described above as if they were consummated on the first day of the fiscal periods presented.

RECENT DEVELOPMENTS

     For the three month period ended September 30, 1996, the Company estimates that its revenues and net loss for such quarterly period will be approximately $577,000 and $(525,000), respectively. The laboratory operations accounted for in excess of 90 percent of total revenues for the period, which trend management expects to continue until the introduction of additional products into the marketplace. Operating expenses are estimated to be $1,043,000 which is consistent with prior quarterly periods and includes a one-time charge of approximately $221,000 in connection with the issuance of Common Stock to certain executive officers and directors. Included in other expenses of $105,000 is the commission paid to the underwriter of this Offering in connection with the Bridge Loan, which commission amounted to $64,000.

RESULTS OF OPERATIONS

  Fiscal Year Ended June 30, 1996 Compared to Fiscal Year Ended June 30, 1995


     Revenues. Revenues increased by $608,110, or 57.7 percent, to $1,662,118 in fiscal 1996 as compared to $1,054,008 in fiscal 1995. The laboratory operations accounted for substantially all of the increase in the Company's revenues. The increase in laboratory revenues was due to an increase in the number and size of clinical trials on new pharmaceutical products and diagnostic devices, which the Company's laboratory conducted for third parties. Additionally, revenues were enhanced as a result of the beginning of commercial sales of the SPINPRO(Registered) HDL cholesterol device in January 1996. In addition to the foregoing, the Company received certain NIH SBIR program and other revenues aggregating approximately $177,000.


     Expenses. Expenses related to the operation of the laboratory and managing customer clinical trials increased by $115,477, or 13.3 percent, to $985,818 in fiscal 1996 as compared to $870,341 in fiscal 1995. This increase was directly related to the increase in laboratory revenues. The Company benefited from a productivity increase, resulting in an increase in operating margin of the laboratory operations from 17.4 percent to 40.7 percent. General and administrative expenses increased by $86,835, or 5.7 percent, to $1,617,229 in fiscal 1996 as compared to $1,530,394 in fiscal 1995. This increase was due principally to increased salaries and personnel. Research and product development expenses increased to $1,113,986 in fiscal 1996 and from $973,850 in fiscal 1995. The increase was due mainly to increased activity relating to the Osteopatch(Trademark), including assay development and laboratory evaluation of various technical details relating to the product specifications in preparation for clinical trials necessary for FDA approval. Further, increased resources were devoted to research on two potential applications for the SalivaSac(Registered) technology relating to diabetes. In the coming twelve to eighteen months, the Company expects increases in product development activities, particularly to fund clinical trials for the Osteopatch(Trademark).


     Net Loss. Net loss increased by $5,566,859, or 202.9 percent to $8,310,604 in fiscal 1996 as compared to $2,743,745 in fiscal 1995. The net loss reported in fiscal 1996 includes a one-time charge of approximately $6,374,000 for purchased research and development expenses relating to the Company's merger with BioQuant. The net loss in fiscal 1995 includes a one-time charge of $428,000 for amortization of goodwill relating to the PBI-WA/MHS merger. Excluding the effect of the one-time charges associated with the Mergers in fiscal 1996 and the merger of PBI-WA with MHS in fiscal 1995, net loss for fiscal 1996 declined by approximately $379,000 from $2,315,000 as compared to $1,936,000 in fiscal 1995. The Company, however, expects normal operating losses to increase substantially for at least two years due to anticipated increases in research and development activities associated with the Osteopatch(Trademark) product, establishment of a marketing program for the reference laboratory and general and administrative expenses.


LIQUIDITY AND CAPITAL RESOURCES

     Based on the Company's audited financial statements, the Company sustained a deficit cash flow from operations of $729,534 for the year ended June 30, 1996, as compared with a deficit cash flow from operations of $865,981 for the year ended June 30, 1995. The decrease in the deficit cash flow from operations is attributable principally to an increase in revenue for the year. This deficit cash flow was financed principally by loans from stockholders of $464,461 and sales of common stock amounting to $360,000. In June 1996, the Company issued promissory notes amounting to $250,000 in connection with a private placement of debt financing. These funds were used to support additional investment in equipment, to pay expenses associated with the Company's proposed initial public offering ('IPO'), to provide working capital, to support the Company's product development and to pay administrative expenses.

     Successful future operations depend primarily upon the Company's ability to complete development of the Osteopatch(Trademark) product, obtain FDA clearance, and achieve successful product commercialization. The Company's operations also depend on its ability to successfully grow a profitable reference laboratory operation. In order to achieve these results, the Company will need substantial additional capital to fund product development and invest in the growth of laboratory operations. Accordingly, the Company expects to continue to incur substantial losses for at least the next two years as it funds these activities.

     The Company and its subsidiaries have funded their operations to date principally through equity financings and, to a lesser extent, through debt financings. The debt financing includes term debt and leases used to fund equipment purchases, as well as a bank line of credit and stockholder loans. In

June 1996, the remaining balance
on a line of credit was converted to a term loan. At June 30, 1996, the Company had $181,127 in term debt obligations outstanding (including capital leases) and a working capital deficit of $1,723,942. At June 30, 1996, the Company had $615,703 in trade payables and accrued liabilities. The Company reported a negative cash flow from operations of $729,534 for the year ended June 30, 1996. This cash flow deficit has been funded principally through stockholder loans and sales of common stock. In addition to the cash flow deficit from operations, the Company's requirements to service its term debt were $62,105 for the year ended June 30, 1996, and are expected to approximate $180,000 in the current fiscal year due to monthly principal and interest payments.

     The Company is obligated under its manufacturing agreement dated March 1, 1994 (the 'Manufacturing Agreement') to reimburse the supplier of the SPINPRO(Registered) product for certain costs, approximately $317,000, incurred by the supplier to produce the product. The supplier is entitled to add a surcharge to the cost of the SPINPRO(Registered) product until such production costs are fully recovered. The Company and certain of the Company's directors and stockholders have guaranteed the Company's obligations under the Manufacturing Agreement. The Company has the right to purchase such molds and additional equipment for a purchase price equal to the unamortized portion of the cost of such equipment. Additionally, the Company was required to make a minimum royalty payment in June 1996 under the SPINPRO(Registered) license agreement in order to maintain exclusivity of the technology. The Company elected not to make such payment and believes that the loss of exclusivity, of which the Company has not yet been notified, will not have a material adverse effect on the business or prospects of the Company.


     The Company had a $200,000 line of credit with a bank that was converted to a term loan in June 1996 as a consequence of an earlier payment default. The balance at the date of conversion was $159,445. This loan bears interest at the bank's index rate plus 2.5 percent (10.75 percent at June 30, 1996), and is payable monthly at the rate of $14,127, including interest. The loan is due in June 1997. The Company also has a loan from a bank with a balance outstanding of $16,522 at June 30, 1996. This loan bears interest at the prime rate plus 1.4 percent (9.9 percent at June 30, 1996), and is payable monthly at the rate of $2,085, including interest. The loan is due in January 1997. The above loans are collateralized by the Company's accounts receivable and equipment, and by personal guarantees from certain stockholders.


     In June 1996, pursuant to a private financing, the Company received $250,000 in exchange for promissory notes and 50,000 warrants. The notes issued in connection with the Financing bear annual interest at the rate of 14 percent and were repaid out of the proceeds of the Bridge Loan. The warrants issued in connection with the Financing are exercisable until April 30, 1998, subject to a six-month lock-up period until April 30, 1997 (which may be reduced at the discretion of the Underwriter), at an exercise price of $5.70 per share.

     In August, 1996, the Company completed a private placement of units consisting of an aggregate of $1,000,000 in principal amount of promissory notes and 250,000 warrants to purchase Common Stock. The Company received net proceeds of $936,000 from the Bridge Loan, which was used to repay certain indebtedness, including the notes issued in the Financing, to support product development activities and for working capital. The promissory notes issued in connection with the Bridge Loan bear annual interest at the rate of 14 percent and are payable upon consummation of this Offering. The Warrants issued in connection with the Bridge Loan are exercisable until January 31, 1998, subject to a twelve month lock-up period until October, 1997 (which may be reduced at the discretion of the Underwriter), at an exercise price of $5.70 per share.


     In addition to the debt financings described above, the Company raised $360,000 during the year ended June 30, 1996 and an additional $10,005 subsequent to the fiscal year end through private sales of its Common Stock. The proceeds were used to support the Company's product development activities.


     At June 30, 1996, the Company had borrowed $660,000 from certain stockholders. These borrowings were uncollateralized and bore interest at an index rate plus 1 percent (approximately 9.5 percent at June 30, 1996). Subsequent to year end, the Company issued 142,274 shares at a price of $3.45 per share in satisfaction of loans amounting to $460,000 plus accrued interest. Additionally, $200,000 of such loans were refinanced in connection with the Company's Bridge Loan completed in August 1996.


     The Company believes that the net proceeds of this Offering, together with anticipated revenues from operations, will be sufficient to meet the Company's operating expenses and capital requirements, including the purchase of laboratory equipment of approximately $500,000, for approximately eighteen months.

                                    BUSINESS

GENERAL

     The Company is a holding company that was formed on May 9, 1996 for the purpose of holding all of the outstanding shares of stock of PBI-WA and BioQuant following the mergers on June 28, 1996 of wholly-owned subsidiaries of the Company with and into PBI-WA and BioQuant, respectively. See 'Prospectus Summary--The Merger Transactions.'


     PBI-WA was founded in 1989 as a specialized lipoprotein laboratory that became recognized as a leader in the fields of laboratory method verification, technical consulting, clinical trials and reference materials for cholesterol measurements and related risk factors for coronary heart disease. Through an affiliated not-for-profit foundation, PBI-WA became one of twelve CDC reference network laboratories established for standardization of cholesterol testing in the world. The Company's specialty reference laboratory has developed an expertise in the emerging field of osteoporosis laboratory assessments through its work with diagnostic manufacturers of assays for bone markers (i.e., Ostex and Metra), in addition to pharmaceutical manufacturers of drugs that prevent bone loss (i.e., Merck and Procter & Gamble). This has helped to establish the Company as a leader in its understanding of biochemical markers for bone formation and bone resorption (loss).


     In January 1995, PBI-WA completed a merger with one of its former clients, Merchant House Scientific, Inc. This merger enabled PBI-WA to offer its first disposable product to the laboratory testing market, SPINPRO(Registered), a sample preparation device which simplifies and improves the methods for performing certain kinds of tests in the laboratory setting. This technology facilitates sample preparation for tests that are performed 'off-line' or involve a 'pretreatment' step prior to obtaining results, thus making the testing procedure less labor intensive resulting in lower overall cost and more consistent and accurate results.

     The Company's BioQuant subsidiary was founded in 1985 and conducted extensive research and development, mostly funded by government grants, relating to various immunoassays. In 1989, BioQuant patented a device known as the SalivaSac(Registered) that facilitates the collection of saliva without contamination from enzymes, food particles, mucopolysaccharides, blood, and other particulate matter. The SalivaSac(Registered) enables non-invasive diagnostic testing through collection of saliva. Based on preliminary studies conducted by the Company and others, this product has the potential for numerous applications, including therapeutic drug monitoring, the detection of drugs of abuse, measurement of hormones and analytes of infectious disease. The Company currently has two NIH SBIR Phase I grants to fund the research of this technology for diabetes applications. In 1993, BioQuant acquired a license to utilize skin patch technology for use in the field of osteoporosis. In 1995, BioQuant acquired rights to antibodies specific to biochemical markers of bone loss for use with the skin patch technology. The Company has focused its efforts on developing a product that the Company believes will become a useful indicator of bone loss leading to osteoporosis.


     The Company believes that the synergies among PBI-WA and BioQuant, through the technical expertise and research capabilities of their respective personnel, will expedite current development of the Osteopatch(Trademark) product and the development of SalivaSac(Registered) diagnostic applications, completion of clinical trials of these devices and receipt of FDA approval or clearance of these devices and their applications. Additionally, the Company anticipates that its laboratory facilities will be positioned to capture a significant portion of the analysis revenues which will be associated with the Osteopatch(Trademark) product.

     The Company's strategy is to (i) finalize development and commercialize the Osteopatch(Trademark); (ii) expand its specialty reference laboratory business;
(iii) explore new applications and market opportunities for the SPINPRO(Registered); and (iv) evaluate the feasibility of noninvasive glucose testing using, SalivaSac(Registered).

     Osteoporosis. The human body and its major organs are supported and protected by a matrix of connective tissues. Major connective tissue systems in the body include bone, cartilage, tendons and skin. The body's principal connective tissue systems are bone and cartilage. Major diseases and disorders affecting bone and cartilage include osteoporosis, Paget's disease, cancers that metastasize to bone, osteoarthritis and other disorders. Many of these diseases and disorders can be disabling, can affect the quality of life, and can eventually lead to death.

     Bone is a dynamic tissue that is continually regenerated and remodelled. This process consists of bone formation and resorption (loss) and is necessary to maintain skeletal integrity. Between 10 percent and 20 percent of the adult skeleton is replaced each year by the remodeling process. From childhood to early adulthood, bone formation exceeds resorption, causing bone mass to increase. After reaching peak bone mass between the ages of thirty and forty, bone resorption begins to exceed formation, and both men and women experience a slow, age-related phase of bone loss, lasting for the rest of their lives. Many women also experience an accelerated phase of bone loss for several years following menopause, primarily due to the cessation of estrogen production.

     Bone resorption occurs when cells called 'osteoclasts' excavate small pits throughout the bone. This process is followed by bone formation, in which cells called 'osteoblasts' produce and deposit bone collagen to fill the pits excavated by the osteoclasts. Remodeling takes place continuously throughout the skeleton, at multiple locations and in different phases at the same time. The osteoclastic and osteoblastic processes produce fragments of collagen and other proteins, which are released into the bloodstream and eventually appear in other bodily fluids, including urine and perspiration.

     In general, the bone resorption and formation processes are tightly coupled and balanced. When this process becomes unbalanced or exaggerated, bone disease occurs. Additionally, certain drugs or medications can have an adverse side effect of increasing bone loss.

     Osteoporosis is a disease characterized by low bone mass and a deterioration of the structural integrity of bone, which significantly increases the risks of bone fractures, primarily of the spine, hip, wrist and pelvis, and of back pain and spinal deformity. There are three basic forms of osteoporosis:
(i) postmenopausal osteoporosis; (ii) age-associated osteoporosis, affecting men and women over the age of seventy; and (iii) idiopathic osteoporosis, affecting premenopausal women and middle-aged men and of unknown cause. In addition, there is a related condition known as secondary osteoporosis, in which bone loss results from an identifiable agent or disease, such as certain gastrointestinal diseases or the use of steroids to treat autoimmune diseases.

     By far the most common form of osteoporosis is postmenopausal osteoporosis, which accounts for approximately 80 percent of the individuals who suffer from osteoporosis. Postmenopausal osteoporosis typically begins to affect women within fifteen to twenty years after menopause as a result of an accelerated rate of bone resorption related to an estrogen deficiency caused by menopause.

     Osteoporosis is widespread and represents a major health care problem. An estimated 25 million Americans and more than 75 million people worldwide suffer from osteoporosis. In the U.S. alone, approximately 1.5 million hip and other bone fractures occur each year as a result of osteoporosis, and many of the elderly women and men who incur these fractures are confined to wheelchairs or have to enter nursing homes as a result and may also suffer additional complications.

     According to the National Osteoporosis Foundation, forty percent of all women in the U.S. will have at least one fracture by the age of seventy and expenditures in the U.S. related to osteoporosis currently exceed $10 billion annually, with such costs expected to triple by the year 2020 resulting from the expected increase in the aged population. The Company believes that delaying the onset of severe osteoporosis could reduce the incidence of fractures and thereby result in treatment cost savings and improved quality of life.

     Therapeutic Options. Treatment exists to prevent continued bone loss, but as yet there is no effective treatment to restore bone mass in individuals with advanced osteoporosis.

     Estrogen replacement therapy, calcium supplementation and exercise are used to prevent or at least forestall continued bone loss. In the U.S., estrogen replacement therapy is the treatment of choice for women with postmenopausal osteoporosis. Recent studies suggest that estrogen replacement therapy is required for a minimum of seven years following menopause (and possibly for life) in order to provide protection against osteoporosis.

     Estrogen replacement therapy has a number of potential side effects, including increased risk of endometrial cancer, possibly increased risks of breast and other cancers, and increased risks of gallbladder disease. As a result, approximately 70 percent of American women taking estrogen (which is prescribed for a number of purposes, including the treatment of menopausal symptoms and the prevention of cardiovascular disease) stop doing so after the first year of use. In addition, recent studies have suggested that the standard dosage is inadequate to stop bone loss in approximately 15 percent of the women using estrogen replacement therapy.

     The effective use of estrogen replacement therapy is hampered because there is no effective means of monitoring the rate of bone loss at relatively short intervals in order (i) to enable patients to decide whether the efficacy of treatment outweighs the risks of its side effects and (ii) to determine the approximately 15 percent of the women using estrogen replacement therapy for whom the standard dosage is inadequate and serves only to expose them to the side effects of therapy without its benefits.


     A number of pharmaceutical companies worldwide are currently developing other drugs for the treatment of osteoporosis. Most of these new drugs are designed to stop bone resorption, although some effort is directed toward agents that will stimulate bone growth. Many of these drugs are in various stages of pre-clinical and clinical trials in the U.S., Europe and Japan, and some of them are expected to become commercially available in the next two years. For example, Merck received FDA approval in October 1995 for their new bisphosphonate drug, Fosamax(Registered). The bisphosphonates act to stop bone resorption and are expected to increase the need for diagnostic testing in order to identify those patients who are losing bone rapidly, and to verify that the dose prescribed is adequate to stop bone loss in a particular patient. Eli Lily & Co. and Procter & Gamble also have new drugs in Phase III clinical trials.


     Diagnosis. Osteoporosis is a 'silent' disease in which rapid bone loss occurs years, and even decades, before clinical symptoms appear. Diagnosis of osteoporosis frequently occurs only at the time of a bone fracture.

     At present, bone densitometry involving quantitative computed tomography (in the case of the vertebrae) and dual-energy absorptiometry (in the case of the spine and hip), is used to measure the amount of bone loss in order to diagnose osteoporosis or to assess the risks of osteoporosis. Bone densitometry has a considerable limitation, however, because it does not permit a convenient measurement of the rate of bone loss. In order to evaluate the rate of bone loss, bone densitometry requires a baseline measurement and successive measurements over a period of one to two years in order to determine the changes in bone mass of a patient with actively progressing osteoporosis experiencing the average rate of bone loss of 2 to 4 percent per year. Measurements must be spread over an even longer period in order to measure rates of bone loss lower than 2 to 4 percent annually.

     Because of the long period of time required to measure the rate of bone loss, the Company believes current bone densitometry techniques are not suitable for general screening of women in the early stages of menopause or for monitoring the efficacy of treatments for osteoporosis. More recently, biochemical markers have been identified that are reliable indicators of the rate of bone loss.

     In a diagnostic context, a biochemical marker is a chemical produced by the body whose presence is highly specific to a particular disease or condition. During the last five years, there has been considerable research devoted to developing a biochemical marker for bone resorption sufficiently sensitive to permit rates of resorption to be determined.


     Most research attention has been directed to four biochemical markers: Pyd, Dpd, N-telopeptide and C-telopeptide. All of these markers identify the presence of bone collagen fragments in body fluids. Collagen is the major protein component of bone. Collagen cross-links provide structural stability and insolubility to collagen and are released when collagen breaks down during bone resorption.

     All the markers appear highly specific to bone loss, although there is debate in the scientific community on the specificity of each marker. All the markers have been studied extensively in urine. These studies have shown that
(i) the markers are released into the blood stream (and ultimately into urine, as the kidneys extract them as a waste) only when mature bone breaks down and not when new bone is formed, (ii) markers are not metabolized further once released into the blood stream and thus directly reflect bone resorption and
(iii) marker levels are not affected by diet (e.g. foods containing collagen).

     In addition to biochemical markers for resorption, markers have been discovered for bone formation. These include certain molecules that are released into the blood as a result of osteoblastic activity, such as alkaline phosphatase and osteocalcin.

     Research suggests that urine tests may not provide the most accurate information concerning resorption, particularly because urine test results reflect only a 'snapshot' of the patient's bone marker levels which may be affected by many external variables such as exercise, hormone levels and medications. Studies have indicated that urine tests to detect signs of resorption are subject to variations in excess of 30 percent, much too high to be considered a predictor of risk of osteoporosis. Such variability limits the utility of urine tests to measuring the effectiveness of resorption-blocking drugs during treatment only after osteoporosis has been conclusively diagnosed by other means. This high variability rate could be avoided by using multiple urine samplings over a twenty-four hour period, but at high cost and inconvenience to the patient. To date, no effective blood serum test for bone markers is commercially available, although several are under development. The Company believes that the Osteopatch(Trademark) provides a solution to the wide variations experienced in urine sampling, resulting in a more accurate measurement of bone loss, which in turn will improve the ability to detect subtle changes in bone resorption, and, when compared to control group standards, identify individuals who are losing bone rapidly and are subject to increased risk of fracture due to osteoporosis.

THE COMPANY'S OSTEOPATCH(TRADEMARK)

     The Company holds exclusive worldwide rights to the use of a transdermal perspiration collection device, the Osteopatch(Trademark), for measuring bone loss that may assist in the detection of osteoporosis. Seven patents have been issued to the inventors of this device and one patent is expected to be granted to the Company and additional patents are pending. The Osteopatch(Trademark) is designed for extended wear (e.g. several days) and is particularly useful in capturing biochemical markers via continuous collection from perspiration over an extended time period. The Company will be measuring markers of bone resorption (loss) from perspiration as an early indicator of bone loss. Since bone metabolism is known to vary during the day and from day-to-day, the Company believes the Osteopatch(Trademark) will enable the Company to reduce this variation and thereby be able to distinguish a disease state of bone loss from normal biological variations due to physical exertion, fluctuating hormone levels and other factors. Along with the patented collection device, the Company has exclusive rights to patented antibodies that are specific to known biochemical markers of bone loss. The Company is developing a proprietary, highly sensitive immunoassay that can measure the bone loss markers in human perspiration.

     The Company has under development a skin patch test to measure both Pyd and Dpd in perspiration as a screening, monitoring and early diagnostic test for osteoporosis. Pyd and Dpd are well known biochemical markers of bone resorption that have been characterized by numerous clinical studies and publications from around the world. These markers have been reported in the scientific literature to be highly specific to the breakdown of bone collagen and sensitive to diseases and therapies affecting bone metabolism and in one recent study, predictive of osteoporosis associated fractures. The Company has exclusive rights, relating to bone resorption in human perspiration, to use patented antibodies for these markers owned by Metra, a developer and marketer of bone loss urine tests. The Company expects to introduce its Osteopatch(Trademark) test in the U.S. and possibly abroad in the first half of 1998, following completion of its immunoassay and clinical trials, which introduction is subject to approval or clearance by the FDA. See 'Risk Factors--Government Regulation and Product Approval.' The skin patch test is expected to provide patient convenience, ease of laboratory collection and processing, and superior accuracy.

     The Company believes that the 'ease of use' of the Osteopatch(Trademark) will make it attractive to the 'point of care' testing market. Point of care testing occurs in the physician's office, outpatient sites and in the patient's home. The Company believes that the point of care testing marketplace will grow substantially over the next several years.

     It is the Company's strategy to develop alliances and distribution agreements with organizations that either currently market to the point of care testing marketplace or are positioning themselves for this marketplace, including pharmaceutical companies, diagnostic distributors, and consumer health related entities. The Company has had numerous discussions with many entities and intends to establish strategic relationships once the Company has filed its 510(k) application with the FDA, which the Company expects will occur in approximately twelve months. The Company has also received inquiries from distributors outside the U.S. and will continue to explore the international marketplace for its products.

     The Company believes that the education of physicians, patients, and insurers about the long term benefits of early diagnosis and treatment of bone disorders is important to the success of the Company's products. As managed care becomes increasingly more prevalent in the U.S., emphasis on disease prevention should increase along with the demand for early and cost-effective diagnostic tests. This emphasis on preventive health care along with the availability of advanced drug therapies for osteoporosis from pharmaceutical companies will continue to increase the need for cost-effective diagnostic devices that detect osteoporosis and monitor the effectiveness of drug therapies.

LABORATORY OPERATIONS


     The Company has a fully equipped 6,000 square feet laboratory in Seattle, Washington that supports product development in the diagnostics and pharmaceutical industries. This facility provides full service laboratory analysis, development of reference methods, protocol development, data management and consulting services to a large number of clients, including Abbott, Bristol-Myers Squibb, DuPont, Genzyme, Merck, Metra, Ostex, Procter & Gamble and Parke-Davis. The Company also maintains a 1,000 square feet development laboratory in Irvine, California, to support the development and manufacture of the SalivaSac(Registered) product.


     The Company's laboratory has supported numerous Phase I through IV pharmaceutical clinical trials as well as diagnostic product clinical trials. The Company's expertise in lipid analysis includes in-house CDC reference methodologies for total cholesterol, LDL cholesterol, HDL cholesterol and triglycerides. Research and routine methodologies include quantitation of lipids and lipoproteins by different techniques such as fractionation by ultracentrifugation, electrophoresis, chemical precipitation and various immuno assays. The Company's scientists have been extensively involved at the national level in developing guidelines for lipid measurements and method improvement. Many of the current standard lipid methods have been developed at the Company, including the current CDC Designated Comparison Method for HDL cholesterol.

     In the emerging field of osteoporosis laboratory assessments, the Company has developed a complete test menu for bone metabolism, including the serum markers of bone formation, the urinary markers of bone resorption, and several related tests involving measurement of hormones and other substances.

     The key services that the Company provides to the diagnostics industry are conducting laboratory analysis including contract research to assist in product development, providing reference materials to assess quality of products in research and development and manufacturing stages, providing proficiency testing and standardization services through the Company's CDC network reference laboratory, supporting diagnostic clinical trials as a central specialty laboratory and clinical trial manager, and consulting for regulatory, strategic, and technical issues related to successful product development.

     In both the pharmaceutical and diagnostic market segments, the Company's central laboratory services are highly regarded for the training and skills of its scientists and support personnel, the techniques used for laboratory testing, the quality control measures employed and the Company's ability to manage complex data efficiently and creatively for its clients.

     In addition to expansion of the Company's reference laboratory services, the Company also expects that its laboratory operations will increase concurrently with the introduction of the Osteopatch(Trademark) and that its revenues will increase proportionately with market acceptance of the Osteopatch(Trademark), since the perspiration collected from the Osteopatch(Trademark) must be analyzed in a laboratory setting and it is expected that the Company's laboratory in Seattle, Washington will conduct a significant portion of the analysis related to the Osteopatch(Trademark) product. The reputation of the laboratory for quality, the consistency of doing all testing from a single laboratory and the inherent advantages of this technology are all expected to contribute to physician acceptance of test results in this emerging new field. Strategically, since the Company will also manufacture its own assay to use with the Osteopatch(Trademark), the Company will have characteristics of both a diagnostic test kit manufacturer and a clinical laboratory. This will be an unique combination in the osteoporosis field that will enable the Company to compete effectively against both clinical laboratories and diagnostic manufacturers since the Company should benefit from higher profit margins by providing both services.

SALIVASAC(REGISTERED)

     Saliva is a potentially useful body fluid for diagnostic purposes but is difficult to handle in the laboratory because it contains mucopolysaccharides, particulate matter, blood contamination, enzymes and other large molecules. These substances tend to complicate the processing of saliva, which must be frozen or centrifuged, and often interfere with sensitive assays used to measure analytes of medical interest. The Company has a patented saliva collection and processing device called the SalivaSac(Registered). The SalivaSac(Registered) is a small device consisting of a semipermeable outer membrane and containing a small quantity of a substance such as salt or sugar that acts as an osmotic driver. When the device is placed in the mouth it rapidly fills with saliva that is filtered as it passes through the semipermeable membrane. The resulting fluid is clear, easy to use, and does not contain interfering substances. Based on preliminary studies conducted by the Company and others, this product has numerous potential applications including therapeutic drug monitoring, detection of drugs of abuse, measurement of hormones and analytes of infectious disease.

     The Company is also researching two applications of this technology for diabetes. One application, supported by an NIH SBIR grant, is the development of a saliva test for long term diabetic control. The Company is investigating the measurement of glycated proteins in saliva as a non-invasive test to potentially replace hemoglobin A1c. A second application, also supported by an NIH SBIR grant, involves the measurement of saliva glucose as a non-invasive substitute for blood glucose. While previous attempts by others to correlate saliva glucose with blood glucose have been unsuccessful, the Company has had encouraging preliminary results using the SalivaSac(Registered) device as it appears to exclude substances that interfere with accurate glucose measurements. In addition to developing applications for the SalivaSac(Registered), the Company will seek to license the SalivaSac(Registered) to others for applications in markets that the Company does not intend to serve itself, such as testing for drugs of abuse. The Company does not believe that any products developed using SalivaSac(Registered) will be available for regulatory approval or test marketing prior to 1998.

SPINPRO(REGISTERED)

     The Company has licensed a patented technology that simplifies the preparation of serum samples for tests requiring a separation step prior to obtaining an analytical result. This technology incorporates the functions of precise sample measurement, sample separation and reagent dispensing in a specially designed, multiple chamber sample tube. This low cost, disposable device enables the accurate and controlled processing of complex tests requiring a pretreatment step by relatively unskilled laboratory personnel. The Company has named this new technology 'SPINPRO(Registered)' and has registered the name as a Company trademark.

     The Company has introduced its first SPINPRO(Registered) product to the market in the form of a device that facilitates the testing of HDL cholesterol. A test that previously required tedious off-line preparation in most laboratories is now greatly facilitated by using the Company's SPINPRO(Registered) technology. This device is distributed by Sigma, a large distributor of diagnostic reagents and products to laboratories in the U.S. and several European countries. In order to maintain its exclusive distribution rights, Sigma must purchase the following minimum quantities in the first three years of the contract: 1.25 million units, 2.75 million units and 4.00 million units, respectively. The Company is investigating other applications of SPINPRO(Registered) technology. The Company was required to make a minimum royalty payment in June 1996 under the SPINPRO(Registered) license agreement in order to maintain exclusivity of the technology. The Company elected not to make such payment and believes that the loss of exclusivity, of which the Company has not yet been notified, will not have a material adverse effect on the business or prospects of the Company.

BUSINESS STRATEGY

     The Company's strategy is to focus on the development of cost-effective, convenient diagnostic tests and improved laboratory techniques that support the objectives of early diagnosis, prevention and therapeutic monitoring. Critical to this strategy is focusing the development of new products in certain disease areas. The Company, therefore, will strive to be a leader in testing relating to common, chronic diseases of an aging population, which ensures a large and growing population for the next two to three decades. Additionally, the Company anticipates that it will build on its leadership reputation in laboratory testing and methods in the fields of coronary heart disease and osteoporosis by aggressively seeking new clinical trial support business from developers of new therapeutics and diagnostics in these fields, and continue to maintain leadership in these areas through the support of methods standardization and proficiency testing. Over time, if feasible, the Company anticipates that it will build similar capabilities and expertise in diabetes and arthritis testing and therapeutic monitoring by seeking a role in clinical trials of new products and technology developed by others.

     The Company's business strategy is to establish the Osteopatch(Trademark) as the standard collection and diagnostic device for risk assessment and management of therapy for osteoporosis and to develop applications for the SalivaSac(Registered) to aid in the treatment of diabetes and other ailments.

This strategy includes educating physicians and other healthcare professionals, forming strategic marketing and distribution alliances with established market leaders to establish and then expand market share for the Osteopatch(Trademark), maintaining a strong proprietary position for its products and technology, expanding laboratory operations and continued dedicated research of its products and technologies.

     A key factor driving the Company's strategy as it relates to the Osteopatch(Trademark) is the belief that a small percentage of the population at risk for osteoporosis-related fracture is currently diagnosed and that an even smaller percentage is effectively treated. The Company believes that the historical lack of consistent therapeutic intervention can be traced in part to the limited availability of timely, cost-effective and accurate methods that detect and monitor bone loss. The Company believes that the demand for its products will be driven in part by the physician's need to easily, inexpensively and accurately (i) identify those persons most at risk before significant bone loss occurs, (ii) quantify the parameters of each patient's bone remodeling process, (iii) determine therapeutic dosage and duration of therapy, and (iv) monitor the effectiveness of, and patient compliance with, prescribed therapies.

MATERIAL CONTRACTS

     The Company has the exclusive rights to certain patents, which it believes substantially covers the Osteopatch(Trademark) technology as it relates to osteoporosis applications. Pursuant to the terms of the Company's license agreement with Sudor Partners, the Company is required to pay royalties to Sudor Partners in the amount of 5 percent of gross sales of patches and 5 percent of profits derived from after-use diagnostic analysis or evaluative analysis revenues received through the Company's laboratory. The Company is required to make minimum royalty payments in the amount of $15,000 each quarter. The license terminates automatically if the Company should fail to make a royalty payment on the date due. The license is also terminable in the event (i) of a failure to perform any conditions of the license agreement, (ii) the Company becomes insolvent or institutes bankruptcy proceedings, (iii) the Company's assets are seized or attached, (iv) of a failure to make timely royalty payments and (v) of termination of the supply agreement discussed below. Upon termination, Sudor Partners acquires title to any improvements to the patented technology and to any registrations or approvals of governmental agencies, such as the FDA, relating to products that incorporate the patented technology. The Company is currently in compliance with all obligations under the license agreement.

     The supply agreement between the Company and Sudormed, an affiliate of Sudor Partners, provides that such affiliate will manufacture the Osteopatch(Trademark) for the Company. Sudormed currently subcontracts manufacture of the patch technology to The 3M Company. In the event certain specified minimum purchases are not met by the Company, the license agreement will become non-exclusive. The Company is required to purchase a minimum of 25,000 Osteopatch(Trademark) units prior to March 31, 1997. The required minimum purchase amount increases each year through March 31, 2001, when 2,000,000 units must be purchased. Sudor Partners has the right to change the price for units in the event that its direct costs of manufacturing the units changes.


     The Company is aware that the owners of the patents relating to the Osteopatch(Trademark) technology are in the process of seeking a buyer for such patents and have engaged Douglas S. Harrington, M.D., a director of the Company, to facilitate the sale process. Although a conflict of interest may arise with respect to such director's fiduciary obligations to the Company and his contractual obligations with respect to the sale of the patents, the Company believes that the ultimate sale of the patents by the owners thereof will not have any material impact on the Company and that any potential conflicts of interest will be resolved in favor of the Company. There can be no assurance, however, that such patents will not be sold to a competitor of the Company, that any conflicts of interest which may arise relating to the director who has been engaged to facilitate the sale of such patents will be resolved in favor of the Company or that the ultimate buyer of the patents will honor the Company's license with respect to such patents, in which event the Company may be required to enforce its rights under the license agreement at a time when it does not have sufficient resources to do so. See 'Risk Factors--Dependence on Licenses'.

     The Company has contracted with Assay Designs, Inc. to develop a Pyd immunoassay and a Dpd immunoassay and related test kits for the Company for use with the Osteopatch(Trademark). Such immunoassays are utilized in connection with biochemical markers which identify the presence of bone collagen fragments in body fluids, such as perspiration. Pursuant to the development agreement, the Company must satisfy specified fee arrangements and will be assessed a late charge for any payment not timely made. The agreement may be terminated upon the Company's failure to make a required payment. The Company is currently in compliance with its obligations under this agreement.

     Excluding Japan, the Company is the exclusive worldwide licensee of antibody technology from Metra, which is used in the quantitative measurement of pyridinium crosslinks in all body fluids. The license will convert to a non-exclusive license upon the earlier of (i) seven years from the first commercial sale of products incorporating the licensed technology, or (ii) February 15, 2005. The licensee must pay a royalty per patient report. The license is terminable (A) upon a material breach of the license agreement, (B) upon dissolution or liquidation of the Company, or (C) the Company's failure to invest either (i) $100,000 annually in the research and development of the licensed technology prior to its submission for FDA approval or (ii) $40,000 annually in the research and development of the licensed technology subsequent to its submission for FDA approval. Under the license agreement, Metra receives a royalty-free, non-exclusive license to use improvements made by the Company to the Metra anti-body technology. The Company is currently in compliance with its obligations under this agreement.


     The Company has contracted with Irvine Scientific to manufacture its SPINPRO(Registered) HDL product. The Manufacturing Agreement is terminable upon ninety days written notice by the Company. The Company is obligated under the Manufacturing Agreement to reimburse Irvine Scientific for certain costs, approximately $317,000, incurred to produce the product. Irvine Scientific is entitled to add a surcharge to the cost of the SPINPRO(Registered) product until such production costs are fully recovered. The Company and certain of the

Company's directors and stockholders have guaranteed the Company's obligations under the Manufacturing Agreement. The Company has the right to purchase such molds and additional equipment for a purchase price equal to the unamortized portion of the cost of such equipment. The Company is currently in compliance with all obligations under this agreement. Additionally, the Company was required to make a minimum royalty payment in June 1996 under the SPINPRO(Registered) license agreement in order to maintain exclusivity of the technology. The Company elected not to make such payment and believes that the loss of exclusivity, of which the Company has not yet been notified, will not have a material adverse effect on the business or prospects of the Company.


     The Company has entered into an agreement with Sigma whereby Sigma has the exclusive right to distribute the SPINPRO(Registered) HDL device in the U.S. and certain European countries and (except for physician sales and service) throughout the rest of the world on a non-exclusive basis. The agreement, set to expire October 26, 1998, is automatically renewable for successive one year terms unless either party otherwise notifies the other of its intention to terminate. The agreement is terminable in the event (i) of a failure to observe any material term of the agreement, (ii) either party becomes insolvent or (iii) if either party makes an order or resolution to windup or liquidate. The Company is currently in compliance with all obligations under this Agreement.

LICENSED PATENTS AND PROPRIETARY RIGHTS

     The Company's success will depend in part on its ability to obtain patent protection for its products both in the U.S. and other countries. The Company is the exclusive licensee of rights under ten issued U.S. patents and four additional pending U.S. patent applications, seven of such patents and two of such patent applications relating to the Osteopatch(Trademark) technology. The patent positions of biotechnology and pharmaceutical firms are generally uncertain and involve complex legal and factual questions. No consistent policy has emerged regarding the breadth of claims allowed in biotechnology patents. While the Company's licensor is currently prosecuting its patent applications, the Company does not know whether any application will result in the issuance of a patent or, if any patent is issued, whether claims ultimately allowed thereunder will provide significant proprietary protection or will be invalidated.

     The commercial success of the Company will also depend in part on not infringing patents or proprietary rights of others, and not breaching licenses granted to the Company. The Company may be required to obtain licenses to third-party technology necessary to conduct the Company's business. Any failure by the Company to license, at a reasonable cost, any technology required to commercialize its technologies or products would have an adverse impact on the Company.

     Litigation, that could result in substantial cost to the Company, may also be necessary to enforce any patents issued to the Company's licensor or to determine the scope and validity of other parties' proprietary rights. If the outcome of any such litigation is adverse to the Company, the Company's business could be adversely affected. To determine the priority of inventions, the Company may have to participate in interference proceedings declared by the U.S. Patent Office or similar proceedings in foreign patent offices, which could result in substantial cost to the Company and may result in an adverse decision as to the priority of the inventions licensed to the Company. The Company believes there will continue to be significant litigation in the industry regarding patent and other intellectual property rights.

     The Company also relies upon unpatented trade secrets. Others may independently develop substantially equivalent proprietary information and techniques, or otherwise gain access to the Company's trade secrets or disclose such technology. The Company requires its employees and consultants to execute a confidentiality agreement upon the commencement of an employment or consulting relationship with the Company. The agreement provides that all confidential information developed by or made known to an individual during the course of the employment or consulting relationship generally must be kept confidential. In the case of employees, the agreement provides that all inventions conceived by the individual while employed by the Company are the Company's exclusive property. These agreements may not provide meaningful protection for the Company's trade secrets in the event of unauthorized use or disclosure of such information. See 'Risk Factors--Uncertainty of Protection of Patents and Intellectual Property Rights; Risk of Patent Infringement Liability.'

GOVERNMENT REGULATION

     The development, testing, manufacturing and marketing of the Company's products are regulated in the U.S. by the FDA. The testing for, preparation of, and subsequent FDA review of required applications is expensive, lengthy and uncertain. Moreover, regulatory approval, if granted, can include significant limitations on the indicated uses for which a product may be marketed. Failure to comply with applicable regulations can result in fines, suspensions of approvals, product seizures, injunctions, recalls, operating restrictions and criminal prosecutions. Delays in receipt of or failure to receive clearances or approvals for the products of the Company would adversely affect the marketing of such products and the results of future operations.

     Distribution of the Company's products outside the U.S. will also be subject to regulation which varies from country to country. Japan requires the submission of clinical data in a manner analogous to the requirements of the FDA. France requires the submission of clinical data with local content. The regulatory requirements in all countries, however, are subject to change. In addition, the export by the Company of certain of its products that have not yet been cleared for domestic, commercial distribution may be subject to export restrictions imposed by U.S. regulatory agencies.


     Diagnostic products marketed in the U.S. are required to obtain FDA clearance. The Company intends to seek FDA clearance for the Osteopatch(Trademark) in the form of a 510(k) 'device' premarket notification procedure to demonstrate 'substantial equivalence' to a legally marketed product. Clinical test data will be required to substantiate substantial equivalence. The Company anticipates that its 510(k) notification will be acted upon favorably and quickly, although there can be no assurance that this will be the case. The Company is relying on (i) the fact that the FDA has already cleared the skin patch as a collection device and may be expected to clear the

Osteopatch(Trademark) as a collection device for Pyd and Dpd and (ii) the fact that the FDA has cleared Metra's 510(k) submissions for its immunoassay test kits to measure Pyd and Dpd levels in 'first morning void' urine samples. If the Company is able to demonstrate a correlation between Pyd and/or Dpd levels in perspiration and measurable physiologic changes in patients, the Company believes that its osteoporosis product can be shown to be substantially equivalent to medical devices (i.e., diagnostic kits for measurement of Pyd and/or Dpd levels in urine) which the FDA has already cleared for marketing and thus qualifies for the 510(k) notification procedure. Furthermore, there can be no assurance that the FDA will not request the development of additional data following the original submission, causing the Company to incur further cost and delay. Nor can there be any assurance that the FDA will not restrict the intended use of the product as a condition for clearance. In addition, the Company's promotional and educational activities regarding its diagnostic products must comply with evolving FDA policies and regulations regarding acceptable product promotion practices.


     If the FDA concludes that a device is not substantially equivalent to another legally marketed device, submission of a PMA will be required. If the FDA indicates that a PMA is required for the products of the Company, the application will require the results of clinical studies and manufacturing information, and likely review by a panel of experts outside of the FDA. Clinical studies would need to be conducted in accordance with FDA requirements. The failure to comply would result in the FDA's refusal to accept the data or the imposition of regulatory sanctions. FDA review of a PMA can take significantly longer than that for a 510(k) notification. Further, if a company wishes to propose modifications to a product subsequent to FDA approval under a PMA application, including changes in indications or other significant modifications to labeling, or modifications to the manufacturing process, or if a company wishes to change its manufacturing facility, a PMA supplement must first be submitted to the FDA for its review and approval.

     The FDA also requires the Company to manufacture its products in compliance with current GMP regulations which govern the procedures, controls and documentation used in manufacturing the Company's products. The FDA ensures GMP compliance through periodic facility inspections. Accordingly, the manufacturer of the components of the Company's products must comply with these requirements.

     The Company's laboratory business is subject to federal regulation by the Department of Health and Human Services ('HHS') and the FDA. Under the Clinical Laboratory Improvements Amendments of 1988 and regulations promulgated thereunder, the Company's laboratory must maintain a certificate of compliance with the regulatory requirements applicable to the types of clinical testing performed by the laboratory. These regulatory requirements govern the laboratory's test methods, quality control procedures and proficiency, and may be enforced through inspections and proficiency testing by HHS or its designee. Under the FDA's Good Laboratory Practices regulations, the Company's laboratory must comply with regulations promulgated by the FDA that govern testing procedures and quality control procedures relating to non-clinical testing performed in support of applications for research or marketing permits regulated by the FDA. These regulations may be enforced through inspections by the FDA. See 'Risk Factors--Government Regulation and Product Approval.'

COMPETITION

     The Company expects to experience intense competition from companies developing biochemical markers with clinical applications for bone resorption. The Company anticipates that it will face intense competition in attempting to establish market share. To the Company's knowledge, however, none of these competitive products are as simple or easy to use as the Osteopatch(Trademark). There can be no assurance, however, that the competitive positions of these competitors or of other companies will not be enhanced significantly through collaborative arrangements with large pharmaceutical companies, other companies or academic institutions. The Company's competitors may succeed in developing, obtaining patent protection for, receiving FDA and other regulatory approvals for, or commercializing products more rapidly than the Company. If the Company is successful in commercializing its products, it will be required to compete, with respect to manufacturing efficiency and marketing capabilities, in areas that it has limited expertise. The Company also competes in acquiring products or technology from universities. Furthermore, rapid technological development could result in actual or proposed technologies, products or processes of the Company becoming obsolete prior to successful commercialization.

     Certain diseases and disorders targeted by the Company's products can be diagnosed and monitored using existing imaging technologies, such as dual-energy X-ray absorptiometry ('DEXA'). The Company believes that current imaging systems serve a different function than products that test for biochemical markers, since the Company's products can identify a patient's rate of bone loss, while DEXA measures a patient's existing bone mineral density. Two of the leading companies in this field are Lunar Corporation and Hologic, Inc.

     Other companies that measure bone loss through bone markers include Metra and Ostex, which have allied themselves with larger diagnostic and pharmaceutical companies. These companies and their strategic alliances have greater financial and other resources than the Company. The Company's products will have to compete based on technological superiority, usefulness in commercial versus clinical environments, ease of patient use, accuracy of results and price. There can be no assurance that the Company will be able to effectively compete based on the foregoing factors. See 'Risk Factors-- Competition and Technological Change.'

MAJOR CUSTOMERS

     One customer, Parke-Davis, individually accounted for approximately 29.5 percent and 43.9 percent of the Company's total sales in fiscal 1996 and fiscal 1995, respectively. Sales to the Company's five largest customers represented approximately 63.0 percent and 64.8 percent of total sales in fiscal 1996 and fiscal 1995, respectively. Except for Parke-Davis, none of these customers were significant in more than one year. The Company has no long term contracts or agreements with its customers. Each contract is negotiated separately with the pharmaceutical manufacturer or research organization and is usually limited to a specific project with limited duration. The cancellation of any contracts with existing customers or the failure to replace such contracts upon expiration or termination could have a material adverse effect on the Company's laboratory operations. As the Company's laboratory operations grow, the Company expects that its dependence on any one or group of customers will diminish. See 'Risk Factors--Dependence on Major Customers.'

EMPLOYEES

     As of June 30, 1996, the Company employed twenty-four persons, including twenty-one full time and three part time, of which four are management personnel, three are administrative personnel, fourteen are laboratory staff and three are support staff. The Company's employees are not covered by any collective bargaining arrangements or unions. The Company considers its relationship with its employees to be good.

FACILITIES

     The Company's executive offices are located at 1370 Reynolds Avenue, Irvine, California and its laboratory facilities are located at both the Irvine, California location and in Seattle, Washington. The Company leases approximately 3,570 square feet of office space, which consists of approximately 1,000 square feet of laboratory space in Irvine, California pursuant to a one year lease, at an annual rental of $32,130, which expires on September 30, 1997. The Company also leases approximately 7,500 square feet of office space that includes approximately 6,000 square feet of laboratory space in Seattle, Washington pursuant to a five year lease at an annual rental of $121,093, which expires on September 30, 1997. The Company is currently seeking alternate facilities which will be adequate for its expected levels of operations after September 1997.

LEGAL PROCEEDINGS

     The Company is not a party to any legal proceedings.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

     The Directors, executive officers and key employees of the Company are as follows:


          NAME                  AGE                   POSITION
------------------------------- ---  -------------------------------------------
Ellen A. Rudnick............... 45   Chairman
Paul G. Kanan.................. 50   President, CEO and Director
G. Russell Warnick............. 52   Chief Scientific Officer and Founder
Elizabeth Teng Leary, Ph.D..... 48   Vice President and Director of Laboratories
Mary L. Campbell............... 51   Treasurer and Director
Douglas S. Harrington, M.D..... 43   Secretary and Director
Craig M. Goldstone............. 39   Director
Terry M. Giles................. 47   Director


     The following is a brief description of the professional experience and background of the officers and directors of the Company.

     Ellen A. Rudnick: Ms. Rudnick has served as Chairman of the Company since July 1996, and served from 1993 to 1996 as Chairman of the Board and a director of BioQuant. Since 1992, she has served as Chairman of CEO Advisors, Inc. ('CEO Advisors'), a health care consulting company that she and Mr. Kanan founded. From 1990 through 1992, Ms. Rudnick served as President and CEO of Healthcare Knowledge Resources, Inc., a health care information company in Ann Arbor, Michigan and as President of its successor, HCIA. She was employed from 1975 to 1990 by Baxter Healthcare Corporation, most recently as Corporate Vice President and President of its Management Services Division. She serves on the Boards of NCCI and Lakeland Health Services. Ms. Rudnick holds a B.A. degree from Vassar College and an M.B.A. degree from the University of Chicago Graduate School of Business.

     Paul G. Kanan: Mr. Kanan has served since July 1996 as the President, Chief Executive Officer and a director of the Company, and served from 1993 to 1996 as the President and a director of BioQuant. Mr. Kanan is also an officer and director of CEO Advisors, a health care consulting firm that he and Ms. Rudnick founded in 1992. From 1991 to 1992, Mr. Kanan operated his own health care consulting firm, and during part of such period served as acting CEO and CEO of SPS, Inc., a healthcare service firm. From 1988 to 1991, he served as President and CEO of Oncotech, Inc., a medical diagnostic company in Irvine, California involved in the development and marketing of oncological testing. From 1976 to 1988, Mr. Kanan was employed by Baxter Healthcare Corporation, most recently as President of its Chemotherapy Services Division. He received his B.S.E. degree from the University of Michigan and an M.B.A. degree from Harvard University Graduate School of Business.

     G. Russell Warnick: Mr. Warnick has served as the Company's Chief Scientific Officer since July 1996. Mr. Warnick was a co-founder of PBI-WA and has served as its President from 1989 to 1996. From 1976 to 1990, Mr. Warnick was associated with the University of Washington in a number of roles including research associate, research scientist and most recently Director of the

Lipoprotein Laboratory at the Northwest Lipid Research Center. As an internationally recognized expert in cholesterol testing, he has been extensively involved in developing national guidelines for improving laboratory performance. He has authored over 150 books, chapters, articles and abstracts, primarily in areas of lipid/lipoprotein measurement and developed a method for measurement of HDL cholesterol that has been widely adopted by other clinical laboratories. Mr. Warnick holds a B.A. in chemistry and an M.S. in biochemistry from Utah State University and an M.B.A. from City University of Seattle.

     Elizabeth Teng Leary, Ph.D., DABCC: Dr. Leary has served as the Company's Vice President and Director of Laboratories since July 1996. From 1989 to July 1996, she was Vice President and Director of the Laboratory Division of PBI-WA. Dr. Leary has served in a number of clinical laboratory management positions prior to co-founding PBI-WA in 1989 with Mr. Warnick. Dr. Leary served as the Director of Chemistry at Cooperative Medical Laboratories of Providence Hospital, Everett, Washington from 1978 to 1989; Consultant to the Northwest Lipid Research Center from 1988 to 1989; and Director of Chemistry at the General Hospital of Everett from 1978 to 1989. Dr. Leary is a Diplomate of the American Board of Clinical Chemistry and serves as Chair of the American Association for Clinical Chemistry Lipid and Lipoproteins Division. She is also the Director of the CDC Cholesterol Reference Method Laboratory at Pacific Biometrics Research Foundation. Her focus in recent years has been standardization and method development in lipids and osteoporosis testing. She has authored over 25 publications and abstracts. Dr. Leary received her B.A. from the University of California, Berkeley; her Ph.D. in biochemistry from Purdue University; and participated in post doctoral training in clinical chemistry at the University of Washington.

     Mary L. Campbell: Ms. Campbell has served as a non-employee officer in the capacity of Treasurer and a director of the Company since July 1996, and served as secretary, treasurer and a director of BioQuant from 1993 to 1996. Since 1988, she has served as the treasurer of Enterprise Management, Inc., the general partner of Enterprise Development Fund, L.P., a venture capital firm and investor in BioQuant. Since 1995, she has also served as Vice President and Treasurer of EDM, Inc., the general partner of Enterprise Development Fund II, Limited Partnership, a venture capital firm formed in 1995. From 1984 to 1987, she was employed by Michigan Capital and Service, Inc., a venture capital subsidiary of the National Bank of Detroit, most recently as its president. Ms. Campbell also serves as a director of Vista Restaurants International and Synthon, Incorporated, and is an adjunct lecturer at the University of Michigan's Graduate School of Business. Ms. Campbell holds B.A. and M.B.A. degrees from the University of Michigan and an M.A. degree from Fairfield University.

     Douglas S. Harrington, M.D.: Dr. Harrington has served as the Secretary and a director of the Company since July 1996, and from 1993 to 1996 was Chairman of the BioQuant Scientific Advisory Board and a director since 1995. From 1992 to early 1995, Dr. Harrington was the President of Nichols Institute Reference Laboratory in San Juan Capistrano, California, a major reference laboratory for esoteric testing. Dr. Harrington also serves as an Associate Clinical Professor of pathology and microbiology at the University of Nebraska Medical Center, where he has been a member of the faculty since 1986. Dr. Harrington has 87 publications including papers, book chapters and abstracts. He received his B.A. from the University of Colorado and his M.D. from the

University of Colorado Health Sciences Center. He is board certified in anatomical and clinical pathology and hematology.

Dr. Harrington is active in a number of organizations, including a member of the Dean's Board of the University of California-Irvine Graduate School of Management, serving on the boards of Sigma, Specialty Laboratories, Inc., White River Concepts and California Private Equity Fund.

     Craig M. Goldstone: Mr. Goldstone, a director of the Company since July 1996, was Chairman of the Board of PBI-WA from 1995 to 1996. He also serves as Senior Vice President-Investments for PaineWebber's New York office, which he joined in January, 1995. From May 1991 to January 1995, Mr. Goldstone held Vice President positions at Lehman Brothers.

     Terry M. Giles: Mr. Giles has been a director of the Company since July 1996 and previously a director of PBI-WA from 1995 to 1996. In 1975, Mr. Giles founded the law firm of Giles and Burkhalter, Orange County, California, of which he is a member. Mr. Giles has served on the board of Computerland since 1987, and is a member of the Board of Regents of Pepperdine University. He received his B.A. from the California State University at Fullerton and his J.D. from Pepperdine University School of Law.

     Subsequent to this Offering, the Company intends to hire a full-time Chief Financial Officer, who will also be appointed Treasurer of the Company, responsible for the financial affairs of the Company. The Company is currently interviewing several candidates for this position.

INDEMNIFICATION

     Pursuant to the Company's Certificate of Incorporation, as amended, and Amended and Restated By-laws, officers and directors of the Company will be indemnified by the Company to the fullest extent allowed under Delaware law for claims brought against them in their capacities as officers or directors. The Company is in the process of attempting to obtain directors and officers liability insurance. Indemnification will not be provided if the officer or director does not act in good faith and in a manner reasonably believed to be in the best interests of the Company, or, with respect to any criminal proceedings, if the officer or director had no reasonable cause to believe his conduct was lawful. Accordingly, indemnification may be sought for liabilities arising under the Securities Act. The Underwriting Agreement between the Company and the Underwriter (the 'Underwriting Agreement') also contains provisions under which the Company and the Underwriter have agreed to indemnify each other (as well as the other officers and directors) for certain liabilities, as well as the other's liabilities under the Securities Act. See 'Underwriting.' Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

COMMITTEES OF THE BOARD


     The Board of Directors has established a compensation committee (the 'Committee'). The Committee is comprised solely of 'non-employee directors' within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act and 'outside directors' within the contemplation of section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the 'Code'). The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers and for administering the Company's 1996 Stock Option Plan, including granting options and setting the terms thereof pursuant to such plan. The members of the Compensation Committee are Ms. Campbell, Dr. Harrington and Mr. Goldstone.

     The Board of Directors has established an Audit Committee. The Audit Committee is comprised solely of non-employee directors and is charged with reviewing the Company's annual audit and meeting with the Company's independent accountants to review the Company's internal controls and financial management practices. The members of the Audit Committee are Dr. Harrington, and Mr. Giles.

DIRECTORS' COMPENSATION

     The Company's policy is not to pay compensation to directors who are also employees of the Company for their services as directors. The Company's compensation policy for non-employee directors is to grant such persons for each meeting attended in person up to a maximum of six meetings that number of stock options, based on the fair market value on the date of grant, equal to $1,000. The Company will also reimburse reasonable out-of-pocket expenses of directors for attendance at meetings.

SCIENTIFIC ADVISORY BOARD

     The Company has organized a scientific advisory board (the 'Scientific Advisory Board'), of which Dr. Harrington serves as Chairman, currently consisting of six individuals (the 'Scientific Advisors'), including Dr. Harrington. The Scientific Advisors have extensive experience in medical research. At the Company's request, the Scientific Advisors will review and evaluate the Company's research programs and advise the Company with respect to technical matters in fields in which the Company is involved. The Scientific Advisory Board will meet periodically as a group to review and discuss the Company's progress in research and develop-ment. In addition, certain members meet or consult by phone in smaller groups or individually with Company scientists on a more frequent basis.

     All of the Scientific Advisors are employed by other entities and some may have consulting agreements with entities other than the Company, some of which entities may in the future compete with the Company. The Scientific Advisors are expected to devote only a small portion of their time to the Company and are not expected to participate actively in the day-to-day affairs of the Company.

     The following is a brief description of the professional experience and background of the Scientific Advisors:

          Douglas S. Harrington, M.D.: Dr. Harrington is Chairman of the Scientific Advisory Board. See 'Management' for biographical data.

          Charles E. Becker, M.D.: Dr. Becker recently retired as a professor of Medicine and a professor of Pharmacy at the University of California, San Francisco, where he was affiliated since 1969. He is board certified by the American Board of Internal Medicine, American Board of Toxicology and American Board of Preventive Medicine/Occupational Medicine. He has authored over 150 articles, with a particular emphasis on environmental diseases. Dr. Becker received his M.D. degree from Georgetown University School of Medicine.

          Conrad Johnston Jr., M.D.: Dr. Johnston is a Professor of Medicine and Director of Endocrinology at the University of Indiana School of Medicine. He serves as Vice President of the Board of Trustees of the National Osteoporosis Foundation and as Chairman of its Scientific Advisory Board. Dr. Johnston has published more than 250 articles, chapters, and abstracts in the field of bone mineral research and serves as the associate editor of Bone and Mineral, and is a member of the editorial boards of the Journal of Bone and Mineral Research and the Journal of Clinical

     Endocrinology and Metabolism. In 1993, he was awarded the Sandoz prize for gerontological research. Dr. Johnston received his B.A. and M.D. degrees from Duke University.

          Michael Kleerekoper, M.B., B.S., F.A.C.P., F.A.C.E.: Dr. Kleerekoper is Professor of Medicine in the Division of Endocrinology and Metabolism, and Associate Chairman of the Department of Internal Medicine at Wayne State University School of Medicine in Detroit, Michigan. From 1976 to 1993, Dr. Kleerekoper was a member of the Bone and Mineral Division at Henry Ford Hospital in Detroit, and Division Head of that group from 1985. He also served as Deputy Director of the Bone and Mineral Research Laboratory and the Director, Center for Osteoporosis Research. He is a member of the Program and Education Committees of the American Society of Bone Mineral Research (ASBMR), the Scientific Advisory Board of the National Osteoporosis Foundation, and the editorial boards of the Journal of Bone and Mineral Research, BONE, Osteoporosis International, Journal of Clinical Endocrinology and

     Metabolism, and Clinical Chemistry. Dr. Kleerekoper received his B.Sc., M.B. and B.S. degrees from The University of Sydney, Australia.

          Robert Lindsay, M.B. Ch.B., Ph.D., M.R.C.P.: Dr. Lindsay is Chief of Internal Medicine at the Helen Hayes Hospital in New York, and Director of its Clinical Research Center. He also serves as Professor of Clinical Medicine at New York's Columbia University and an Adjunct Professor at Rensselaer Polytechnic Institute. Dr. Lindsay is President of the National Osteoporosis Foundation and a member of the Advisory Committee, NIH, Office of Research into Women's Health. Dr. Lindsay is a Fellow of the following organizations: the Royal College of Physicians and Surgeons, the American College of Nutrition, the Royal Society of Medicine, and the American College of Endocrinology. Dr. Lindsay received his B.Sc., M.B.Ch.B, Ph.D., and M.R.C.P. from the University of Glasgow, Scotland.

          Donald Schoendorfer, Ph.D.: Dr. Schoendorfer is the Vice President of Research and Development for Sudormed, which he co-founded and from which the Company's skin patch licenses were obtained. Dr. Schoendorfer is the co-inventor of the skin patch technology licensed by the Company. He holds thirty-eight issued patents and has over sixteen years experience developing and commercializing medical products. Dr. Schoendorfer holds a B.A. degree from Baldwin Wallace College, a B.S. degree from Columbia University and M.S. and Ph.D. degrees from the Massachusetts Institute of Technology.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned by the Company's Chairman, its Chief Executive Officer and all other executive officers earning in excess of $100,000 for the year ended June 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION
                                                 -------------------------------------------------
                                                                       OTHER ANNUAL    ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR    SALARY     BONUS     COMPENSATION   COMPENSATION
----------------------------------------  ----   --------   --------   ------------   ------------
Ellen Rudnick
 Chairman...............................  1996      --         --        $117,500(1)      --
Paul G. Kanan
 President and Chief Executive Officer..  1996      --         --        $117,500(1)      --

------------------
(1) Amounts above reflect payments to such persons through CEO Advisors, a firm owned by Paul Kanan and Ellen Rudnick, for management services to BioQuant. Such persons received cash of $24,000 and a promissory note in the amount of $93,500 in July 1996 in lieu of the remaining cash payment due under the management contract. The promissory notes mature on July 9, 1997 and bear interest at the rate of 7 percent per annum. In consideration of receipt of such notes in lieu of cash, such persons also received stock options to purchase 27,100 shares of common stock at $3.45 per share.

EMPLOYMENT AGREEMENTS


     In October, 1996, the Company entered into two year employment agreements with each of Paul Kanan, Ellen Rudnick, G. Russell Warnick and Elizabeth Teng Leary, the Company's key employees. See 'Risk Factors--Dependence on Key Personnel'. All such employees are entitled to receive customary benefits, including disability benefits and participation in all Company stock, health and benefit plans available to other executive officers and employees.

     Mr. Kanan's and Ms. Rudnick's employment agreements provide for annual salaries of $180,000 and $140,000, respectively, and during their employment and for periods ranging from nine months to two years thereafter depending on the circumstances of termination, a prohibition from engaging in any business that competes with that of the Company. In addition, both Mr. Kanan and Ms. Rudnick are prohibited from recruiting or soliciting any employee or any person that has a business relationship with the Company for a two year period. If such persons are terminated for 'cause,' as defined in each employment agreement, such persons will be entitled to receive their respective salary and bonus up to the date of termination. In the event such persons are terminated without cause they shall be entitled to receive immediate payment for all debt owed to them by the Company, plus their salary, bonus and benefits for a period of nine months thereafter. Furthermore, upon termination, any stock options held by Mr. Kanan and Ms. Rudnick received subsequent to July 1, 1996 will accelerate and become exercisable in full during the ninety day period subsequent to the date of termination. The Company has agreed to finance the exercise of these options in exchange for a three-year promissory note with interest payable in either stock or cash on a quarterly basis at the rate of 7 percent per annum. Any such loan by the Company will be collateralized by the shares of Common Stock underlying such options, and the proceeds of the sale of such shares must be used to satisfy such person's obligations to the Company. Options received prior to July 1, 1996 will be unaffected by such termination of employment.


     Mr. Warnick's and Ms. Leary's employment agreements provide for annual base salaries of $90,000 and $85,000, respectively, and contain similar restrictions as described above prohibiting engaging in any business that competes with that of the Company for a period of nine months following termination. In addition, both Mr. Warnick and Ms. Leary will be entitled to a bonus of $50,000 and $30,000, respectively, in the event certain product development and laboratory operation milestones are achieved. Further, such persons are prohibited for a period of two years after termination of employment from recruiting or soliciting any employee or any person that has a business relationship with the Company. If such persons are terminated for 'cause,' as defined in each employment agreement, such terminated person will be entitled to receive their salary and bonus up to the date of termination. In the event such persons are terminated without cause they shall be entitled to receive their salary, bonus and benefits for a period of nine months thereafter and the Company has agreed to indemnify such persons against any liabilities or claims with respect to certain personal guarantees under bank loans and a lease on behalf of the Company.

1996 STOCK INCENTIVE PLAN


     The Company adopted a Stock Incentive Plan (the 'Plan') in July 1996 to induce certain individuals to remain in the employ or service of the Company and its subsidiaries and to attract new employees and non-employee directors. The Plan is administered by the Committee, which will have the exclusive power to select the officers, directors, consultants, advisors and employees of the Company who are eligible for option grants or awards, and to determine the terms and conditions of any options or awards granted, including but not limited to the option price, method of exercise and the term during which the options may be exercised. The total number of shares of Common Stock reserved for issuance under the Plan is 1,000,000 (although only an aggregate of 154,365 may be issued during the next 120 days by agreement with the Underwriter). Options granted under the Plan may be non-qualified options, options qualifying as incentive stock options within the meaning of Section 422(b) of the Code, or stock appreciation rights. The Committee may also award restricted stock, performance shares, loans or tax offset payments. The option price of each incentive stock option ('ISO') granted under the Plan shall be not less than the fair market value (110 percent of the fair market value if the grant is to an employee owning more than 10 percent of the outstanding Common Stock) of the Common Stock subject to the option, as determined in good faith by the Committee. ISO's granted under the Plan will be exercisable for a period, not to exceed ten years, as determined by the Committee. The option exercise price and period within which non-qualified options may be exercised will be determined at the discretion of the Committee. The Plan will terminate not later than July 9, 2006. 539,840 options to purchase Common Stock have been issued to date in connection with the Plan.



     The initial per share exercise price for an ISO may not be less than the fair market value thereof on the date of grant, or 110 percent of such fair market value with respect to a participant who, at such time, owns stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company. The initial per share exercise price for a non-qualified stock option may not be less than 85 percent of the fair market value thereof on the date of grant or 100 percent of such fair market value with respect to a participant who is, or may reasonably be expected to become, a 'covered employee' within the meaning of section 162(m)(3) of the Code. The initial per share exercise price for the options granted to non-employee directors is the fair market value of the Common Stock on the date of grant.

     No option granted pursuant to the Plan may be exercised more than ten years after the date of grant, except that ISOs granted to participants who own more than 10 percent of the total combined voting power of all classes of stock of the Company at the time the ISO is granted may not be exercised after five years after the date of grant. No participant may be granted ISOs that are exercisable for the first time in any one calendar year with respect to Common Stock having an aggregate fair market value in excess of $100,000 on the date of grant. No option granted under the Plan is transferable by the optionee other than by death.

     Generally, an option may be exercised only while the recipient is in the active employ or service of the Company, or within thirty days after termination of a participant's employment or service as a director other than by reason of retirement or death, or within one year after termination of employment or service by reason of death, or within ninety days after termination of a participant's termination of employment or service by reason of retirement.

     In the event of the death or retirement of an optionee, each option granted to him shall become immediately exercisable in full.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding Common Stock of the Company by each director, all 5 percent stockholders of the Company and all directors and officers as a group.

                                                    AMOUNT AND PERCENTAGE OF
                                                    OUTSTANDING COMMON STOCK
                                        ------------------------------------------------
                                        NUMBER OF    PRIOR TO OFFERING    AFTER OFFERING
NAME OF BENEFICIAL OWNER                SHARES(1)       PERCENT(2)          PERCENT(3)
-------------------------------------   ---------    -----------------    --------------
Ellen A. Rudnick(4)..................     267,674           10.2%               6.2%
Paul G. Kanan(5).....................     267,674           10.2%               6.2%
G. Russell Warnick(6)................     121,044            4.6%               2.8%
Elizabeth Teng Leary(7)..............      90,125            3.4%               2.1%
Mary L. Campbell(8)..................     303,910           11.5%               7.0%
Craig M. Goldstone(9)................     201,421            7.6%               4.6%
Terry M. Giles(10)...................     566,668           21.5%              13.1%
Douglas S. Harrington(11)............      18,965              *                  *
All directors and officers as a group
  (8 persons)(12)....................   1,837,481           69.8%              42.4%

------------------
   * Less than 1 percent.

 (1) Includes currently exercisable options and warrants to purchase shares of Common Stock.


 (2) Based on an aggregate of 1,948,389 shares of Common Stock outstanding and 684,904 shares of Common Stock subject to currently exercisable options and warrants.



 (3) Based on an aggregate of 3,648,389 shares of Common Stock to be outstanding and 684,904 shares of Common Stock subject to options or warrants exercisable within 60 days of the date of this Prospectus.

 (4) Includes 58,991 shares of Common Stock and 208,683 shares of Common Stock subject to currently exercisable warrants and options. Does not include 80,000 shares of Common Stock subject to options granted in July 1996 which do not vest within the next 60 days.

 (5) Includes 58,991 shares of Common Stock held by the Kanan Living Trust Dated May 15, 1990, of which Mr. Kanan is a co-trustee with his wife, and 208,683 shares of Common Stock subject to currently exercisable warrants and options. Does not include 80,000 shares of Common Stock subject to options granted in July 1996 which do not vest within the next 60 days.

 (6) Includes 114,164 shares of Common Stock and 6,880 shares of Common Stock subject to options granted in July 1996. Does not include 80,000 shares of Common Stock subject to options granted in July 1996 which do not vest within the next 60 days.

 (7) Includes 86,865 shares of Common Stock and 3,260 shares of Common Stock subject to options granted in July 1996. Does not include 80,000 shares of Common Stock subject to options granted in July 1996 which do not vest within the next 60 days.

 (8) Includes 263,016 shares of Common Stock (of which 5,206 shares were issued in connection with the conversion of certain indebtedness in July 1996) and 40,894 shares of Common Stock subject to currently exercisable options and warrants all held by Enterprise Development Fund I, L.P. ('EDF'), of which Enterprise Management, Inc. ('EMI') acts as general partner and in which Ms. Campbell is an officer and one of three directors. Ms. Campbell disclaims beneficial ownership as to all of said shares, except for approximately 21,000 shares (or approximately 7 percent of such shares) which represents her one-third interest in EMI which, in turn, holds an approximately 21 percent interest in EDF.

 (9) Includes 107,273 shares of Common Stock, 66,792 shares of Common Stock subject to currently exercisable options and warrants, 12,773 shares of Common Stock which were issued upon conversion of certain indebtedness in July 1996 and 14,583 shares subject to currently exercisable warrants issued in connection with the Bridge Loan. Does not include 80,000 shares of Common Stock subject to options granted in July 1996 which do not vest within the next sixty days.

(10) Includes 377,373 shares of Common Stock, of which 351,668 shares are held by Millennium Partners, L.P., of which Mr. Giles controls approximately 70 percent and is therefore deemed the beneficial owner of such shares, 55,000 shares of Common Stock granted to Mr. Giles in July 1996, 124,295 shares of Common Stock which were issued upon conversion of certain indebtedness in July 1996 and 10,000 shares of Common Stock subject to warrants issued in the June 1996 private placement.

(11) Includes 18,965 shares of Common Stock subject to currently exercisable options and warrants. Does not include 40,000 shares of Common Stock subject to options granted in July 1996 which do not vest within the next sixty days.


(12) Includes 1,258,741 shares of Common Stock and 578,740 shares of Common Stock subject to currently exercisable options and warrants. Does not include 440,000 shares of Common Stock subject to options granted to management in July 1996 which do not vest within the next sixty days. In the event such options and warrants are fully exercised, management will hold an aggregate of approximately 2,277,481 shares or approximately 66.8 percent based on a total of 3,408,793 shares outstanding subsequent to such exercise. Does not include 1,000,000 shares reserved for issuance under the Company's Stock Incentive Plan (pursuant to an agreement with the Underwriter, a maximum of 154,365 shares subject to options may be granted within 120 days following the date of this Prospectus), or Warrants offered hereby or warrants issued in the June 1996 Financing and August 1996 Bridge Loan.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the Manufacturing Agreement, Terry Giles, then a director of PBI-WA and currently a director of the Company, and three former directors of PBI-WA, guaranteed the obligations of MHS under the Manufacturing Agreement with respect to certain costs of production of the manufacturer incurred in connection with the production of the SPINPRO(Registered) product.

     In connection with a line of credit established on April 15, 1995 by PBI-WA from the US Bank of Washington, N.A. (the 'Bank'), Messrs. Giles and Goldstone, then directors of PBI-WA and currently directors of the Company, and two former directors of PBI-WA, personally guaranteed all indebtedness of PBI-WA under the line of credit. In consideration for such guarantees, PBI-WA issued to such persons an aggregate of 26,066 shares (pre-Merger) of PBI-WA common stock.

     Additionally, in connection with the conversion of the line of credit into a term loan on June 11, 1996, Elizabeth Teng Leary and G. Russell Warnick, officers of the Company, delivered updated guarantees to the Bank which continued prior guarantees delivered on October 28, 1992 and April 15, 1995. Further, G. Russell Warnick personally guaranteed the lease in Seattle, Washington.

     During the period from July 1994 through June 1996, Terry Giles, provided the Company (and PBI-WA), on eight separate occasions, with loans aggregating $400,000. These loans bore interest at annual variable rates ranging from 8.25 percent to 10 percent. All of such loans plus interest were converted into 124,295 shares of Common Stock of the Company on July 31, 1996 at the rate of $3.45 per share. Additionally, Mr. Giles invested $50,000 in the Financing described below. Mr. Giles received a promissory note in like amount with interest at 14 percent per annum, which note was repaid with a portion the proceeds of the Bridge Loan, and an aggregate of 10,000 Warrants to purchase Common Stock through April 30, 1998 at an exercise price equal to $5.70 per share.

     During the period from July 1994 through June 1996, Craig Goldstone, provided the Company (and PBI-WA), on four separate occasions, with loans aggregating $100,879. These loans bore interest at the annual rate of 9.25 percent. $42,500 of such amount plus interest was converted into 12,773 shares of Common Stock of the Company on July 31, 1996 at the rate of $3.45 per share. $58,334 of such loan amount was used in connection with the Bridge Loan described below for which Mr. Goldstone received a promissory note in like amount with interest at 14 percent per annum, which note will be repaid with a portion of the proceeds of this Offering, and an aggregate of 14,583 Bridge Warrants (as defined below) to purchase Common Stock through April 30, 1998 at an exercise price equal to $5.70 per share. See 'Description of Securities-- Bridge Warrants'.

     EDF, an entity in which Mary Campbell, a director of the Company, maintains a minority ownership interest, converted an aggregate of $17,500 of loans to the Company plus interest into 5,206 shares of Common Stock of the Company on July 31, 1996 at the rate of $3.45 per share. Ms. Campbell disclaims beneficial ownership of such shares held by EDF as a result of her minority interest therein.

     In July 1996, the Board of Directors granted Terry Giles, 55,000 shares of Common Stock for services rendered to the Company in excess of that required by non-employee directors.

     In July 1996, the Board of Directors of the Company granted, pursuant to the Plan, options to purchase Common Stock at an exercise price of $3.45 per share to directors and officers as follows: Paul Kanan--80,000; Ellen Rudnick-- 80,000; Craig Goldstone--80,000; G. Russell Warnick--80,000; Elizabeth Teng Leary--80,000; Douglas S. Harrington--40,000.

     In July 1996, the Board of Directors of the Company authorized the grant, contemporaneously with the Company's IPO, of options to purchase 50,000 shares of Common Stock at an exercise price equal to the IPO price per share (i.e., $4.75) to Craig Goldstone in connection with services rendered on behalf of the Company beyond the normal services expected of a non-employee director.

     In July 1996, the Board of Directors of the Company granted options to purchase Common Stock at an exercise price of $3.45 per share in connection with deferred salaries as follows: G. Russell Warnick--6,880; and Elizabeth Teng Leary--3,260.

     In August 1996, the Board of Directors of the Company granted 9,000 shares of Common Stock to Craig Goldstone in connection with services rendered on behalf of the Company.

     On September 5, 1996, the Board of Directors adopted resolutions assigning a certain contract and other obligations of the Company to Messrs. Giles and Goldstone and three former directors of PBI-WA. Specifically, the Company is assigning its rights and obligations pursuant to that certain letter agreement dated June 13, 1995 between PBI-WA and Irvine Scientific, the manufacturer of the Company's SPINPRO(Registered) product, whereby 13,270 shares of the Company's Common Stock (as adjusted to give effect to the exchange in connection with the Mergers) were issued to Irvine Scientific in satisfaction of certain indebtedness, subject to a put option whereby the Company would have to repurchase such shares for $140,000 in the event the Company does not exercise its call option to purchase such shares prior to January 1, 1999. The Company did not want to risk using its cash resources in connection with the put option and, accordingly, has given up its rights with respect to the call option.

     Additionally, Messrs. Giles and Goldstone and three former directors of PBI-WA have agreed to assume the Company's obligations (i) under a severance arrangement with a former employee whereby the Company would be obligated to pay such former employee $50,000 upon consummation of an IPO, and (ii) pursuant to the Agreement of Merger and Plan of Reorganization, dated September 30, 1994, by and between MHS and Old PBI, whereby the Company would be obligated to issue certain additional shares of its Common Stock to former PBI-WA stockholders who have not previously waived their rights to receive such shares as a result of the inability of the Company to achieve certain minimum revenue targets for its SPINPRO(Registered) product by June 30, 1996.

     Paul Kanan and Ellen Rudnick, are principals of CEO Advisors, a company that provided management services to BioQuant beginning in 1993. This arrangement has been terminated effective upon the consummation of the Mergers on June 28, 1996, except for the provision of an assistant to Ellen Rudnick, rent and office support on a pro rata basis at the estimated annual rate of $28,000. During fiscal 1995 and fiscal 1996, BioQuant paid CEO Advisors an aggregate of $109,000 and $186,000, respectively, for all services rendered. Amounts outstanding at June 30, 1996 under this arrangement aggregated $187,000, which is evidenced by two promissory notes in the principal amount of $93,500 and bear interest at 7 percent per annum. The promissory notes were issued to each of Paul Kanan and Ellen Rudnick along with options to purchase 27,100 shares of Common Stock at an exercise price of $3.45 as an inducement to accept the notes in lieu of cash.

     The Company believes that the transactions between the Company and its officers and directors described above are on terms no less favorable to the Company than could have been obtained from unaffiliated parties under similar circumstances.

BRIDGE FINANCINGS

     In June 1996, the Company borrowed $250,000 from private investors payable with interest at 14 percent per annum (the 'Financing'). This loan was repaid in full out of the proceeds of the Bridge Loan described below. A total of 50,000 Bridge Warrants were issued in connection with this Loan. See 'Description of Securities--Bridge Warrants.'

     In August 1996, the Company completed the Bridge Loan financing (the 'Bridge Loan') consisting of 14 percent Promissory Notes in the aggregate principal amount of $1,000,000 payable on the closing of this Offering together with interest at 14 percent per annum and warrants to purchase an aggregate of 250,000 shares of Common Stock exercisable at $5.70 per share. The Company will use a portion of the proceeds of this Offering to repay the Bridge Loan, together with accrued interest thereon. See 'Use of Proceeds.' Additionally, the Company has granted demand and piggyback registration rights with respect to the Bridge Warrants issued in connection with the Bridge Loan and the June 1996 Financing and the Common Stock issuable upon exercise thereof.

     Messrs. Giles and Goldstone, directors of the Company, invested $50,000 and $58,334, respectively in the Financing and the Bridge Loan, respectively. Mr. Giles' note was repaid out of the proceeds of the Bridge Loan. Mr. Goldstone's note will be repaid with a portion of the proceeds of this Offering. Messrs. Giles and Goldstone also received Bridge Warrants to purchase 10,000 and 14,583 shares of Common Stock, respectively, through April 30, 1998 at an exercise price of $5.70 per share in connection with these financing transactions.

     In connection with the Bridge Loan, the Company agreed to reimburse legal expenses and paid a fee of $64,000 to the Underwriter, which acted as the exclusive placement agent therefor. The net proceeds to the Company from the issuance and sale of notes and warrants pursuant to the Bridge Loan were approximately $936,000, of which approximately $250,000 was used to repay a loan from certain investors as described above.

     Management believes that all material ongoing transactions between the Company and any of its affiliates are on terms no less favorable to the Company than those that could be obtained from unaffiliated third parties. All future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties and will be approved by a majority of the independent outside members of the Company's board of directors who do not have an interest in such transactions.

                           DESCRIPTION OF SECURITIES

GENERAL

     The authorized capital stock of the Company consists of an aggregate of 35,000,000 shares, of which 30,000,000 shares are of Common Stock, par value $.01 per share and 5,000,000 shares are Preferred Stock, par value $.01 per share.

UNITS

     Each Unit offered hereby consists of (i) one share of Common Stock and (ii) one Warrant. At any time commencing on the date of issuance through January 31, 1998, each Warrant will be exercisable to purchase one share of Common Stock. The Common Stock and Warrants will be separately transferable from the Units immediately upon completion of this Offering.

COMMON STOCK


     The Company is authorized to issue 30,000,000 shares of Common Stock, $.01 par value per share, of which 1,948,389 shares are currently outstanding. Holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There are no preemptive, subscription, conversion or redemption rights pertaining to the Common Stock. Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors from funds legally available therefor and to share ratably in the assets of the Company available upon liquidation. The holders of Common Stock do not have the right to cumulate their votes in the election of directors and, accordingly, the holders of more than 50 percent of all the Common Stock outstanding are able to elect all directors. The officers and directors will continue to control a majority of the votes following completion of this Offering and, accordingly, they will be able to elect all of the Company's directors. All of the outstanding shares of Common Stock are, and the Common Stock offered hereby, upon issuance and when paid for, will be duly authorized, validly issued, fully paid and non-assessable.


WARRANTS



     In connection with this Offering, the Company has authorized the issuance of up to 2,005,000 Warrants (including 255,000 Warrants that may be issued upon exercise of the Underwriter's over-allotment option) and has reserved an equivalent number of shares of Common Stock at a price of $12.00 per share. The Warrants will be exercisable at any time after the original date of their issuance (which is the date of this Prospectus) through January 31, 1998, unless earlier redeemed. The Warrants are redeemable by the Company at $.10 per Warrant, upon thirty days' notice, at any time commencing April 30, 1997, if the closing average bid price per share of the Common Stock for twenty consecutive trading days prior to the date notice of redemption is given equals or exceeds $16.80 per share. In the event the Company gives notice of its intention to redeem, a holder would be forced either to exercise his or her Warrant within thirty days after the date of notice or accept the redemption price.


     The exercise price of the Warrants may be reduced at any time from time to time in the discretion of the board of directors when it appears to be in the best interests of the Company to do so. Any such reduction would benefit the holders who do not exercise their Warrants prior to the effective date of the reduction.

     The Warrants will be issued in registered form under a Warrant Agreement between the Company and American Securities Transfer & Trust, Inc. (the 'Warrant Agent'). The shares of Common Stock underlying the Warrants, when issued upon exercise of a Warrant, will be fully paid and nonassessable, and the Company will pay any transfer tax incurred as a result of the issuance of Common Stock to the holder upon its exercise.

     The Warrants contain provisions that protect the holders against dilution by adjustment of the exercise price in certain events, such as stock dividends and distributions, stock splits, recapitalization, mergers or consolidations and certain issuances below the fair market value of the Common Stock. The Company is not required to issue fractional shares upon the exercise of a Warrant. The holder of a Warrant will not possess any rights as a stockholder of the Company until such holder exercises the Warrant.

     The foregoing discussion of certain terms and provisions of the Warrants is qualified in its entirety by reference to the detailed provisions of the Warrant Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     For the Company to redeem or a holder to exercise the Warrants, there must be a current registration statement in effect with the Commission and qualification under applicable state securities laws (or applicable exemptions from state qualification requirements) with respect to the shares or other securities underlying the Warrants. The Company has agreed to use all reasonable efforts to cause a registration statement or a post-effective amendment to this registration statement with respect to such securities under the Securities Act to be filed and to become and remain effective during the term of the Warrants and to take such other actions under the laws of various states as may be required to cause the redemption of the Warrants or the sale of Common Stock upon exercise of Warrants to be lawful. The Company will not call for redemption or not be required to honor the exercise of Warrants if, in the opinion of the Board of Directors upon advice of counsel, such would be unlawful. See 'Risk Factors--Current Prospectus and State Registration Required to Exercise Warrants.'

BRIDGE WARRANTS

     In connection with the financings completed in June 1996 and August 1996, respectively, the Company issued an aggregate of 300,000 warrants (the 'Bridge Warrants') to purchase 300,000 shares of Common Stock at an exercise price, in the event of an initial public offering of the Company's securities, equal to 120 percent ($5.70) of the public offering price of the Units offered in such IPO. The Bridge Warrants are exercisable until April 30, 1998. The Company granted demand and piggy back registration rights with respect to the Bridge Warrants and the Common Stock issuable upon exercise thereof.

PREFERRED STOCK

     Preferred Stock may be issued from time to time in one or more series. The Board of Directors are authorized to determine the rights, preference, privileges and restrictions granted to, and imposed upon any such series. The issuance of Preferred Stock could be used, under certain circumstance, as a method of preventing a takeover of the Company and could permit the board of directors, without any action of the holders of the Common Stock to issue Preferred Stock that could have a detrimental effect on the rights of holders of the Common Stock, including loss of voting control. Anti-takeover provisions that could be included in the Preferred Stock when issued may have a depressive effect on the market price of the Company's securities any may limit a stockholder's ability to receive a premium on their shares of Common Stock by discouraging takeover and tender offer bids. There are no shares of Preferred Stock currently outstanding and the Company does not plan to issue any Preferred Stock in the foreseeable future.


UNDERWRITER'S PURCHASE WARRANT



     The Company has agreed to sell to the Underwriter warrants to purchase from the Company an aggregate of up to 170,000 shares of Common Stock exercisable at $5.70 per share. The Underwriter's Purchase Warrant and the shares underlying such warrant are subject to demand registration on one occasion at the request of the Underwriter (of which the Company shall bear all expenses) and 'piggyback' registration rights in the event the Company registers any class of equity securities (other than securities registered on Form S-8, Form S-4 or other similar registration form) for a period of five years from the date of this Prospectus. See 'Underwriting.'

TRANSFER AGENT AND WARRANT AGENT

     American Securities Transfer & Trust, Inc. is the transfer agent for the Common Stock and Warrant Agent with respect to the Warrants.

ANTI-TAKEOVER PROTECTIONS

     The Company is a Delaware corporation, and the Delaware General Corporation Law contains certain provisions applicable to the Company that may have the effect of preventing a non-negotiated change of control of the Company. These provisions, among other things, prevent anyone who owns 15 percent or more of the outstanding voting stock of the Company or who is an affiliate or associate of the Company and owned 15 percent or more of the out-standing shares of stock of the Company at any time within the prior three years (in either case, an 'interested stockholder') from engaging in any business combination with the Company for a period of three years after becoming an interested stockholder, unless (i) prior to the date the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
(ii) the interested stockholder, while acquiring his or her 15 percent, acquires at least 85 percent of the outstanding shares, excluding shares held by directors who are also officers and certain shares held under employee stock option plans; or (iii) on or subsequent to such date, the business combination is approved by the Company's Board of Directors and by the affirmative vote of two-thirds of the shares voting at a stockholders' meeting, excluding shares held by the interested stockholder.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon the consummation of this Offering the Company will have 3,648,389 shares of Common Stock outstanding (3,903,389 shares if the Underwriter's over-allotment option is exercised in full), excluding shares issuable upon the exercise of the Warrants, Bridge Warrants, outstanding stock options and warrants and the Underwriter's Purchase Warrant. Of these outstanding shares, the 1,700,000 shares offered hereby (1,955,000 if the Underwriter's over-allotment option is exercised in full) will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an 'affiliate' of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Securities Act. Of the remaining shares, 623,236 shares of Common Stock are deemed to be 'restricted securities,' as that term is defined under Rule 144 promulgated under the Securities Act. Of the total shares currently outstanding, 1,522,097 shares are subject to the restrictions contained in certain agreements with the Underwriter and officers, directors and certain stockholders of the Company restricting the sale or other disposition of such person's Common Stock for 12 months (180 days with respect to 263,356 shares) following the date of this Prospectus without the prior written consent of the Underwriter. Subsequent to such 12 month restrictions, there will be 427,551 restricted shares eligible for sale under Rule 144 prior to or during August 1998.



     In general, under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or person whose shares are aggregated), who has owned restricted Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1 percent (36,484 shares after the Offering) of the total number of outstanding shares of the same class or, if the Common Stock is quoted on the Nasdaq Stock Market, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned such shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. Accordingly, the 1,258,741 shares held by management will be subject to the volume limitations described above so long as such persons are deemed affiliates of the Company.



     In addition, the Underwriter has received certain registration rights under the Securities Act with respect to the Underwriter's Unit Purchase Warrant and the Units issuable upon exercise of the Underwriter's Unit Purchase Warrant. See 'Underwriting.'


     Prior to this Offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that market sales of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.
                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, Paradise Valley Securities, Inc. (the 'Underwriter') has agreed to purchase 1,700,000 Units from the Company.

     The Underwriting Agreement provides that the obligations of the Underwriter is subject to certain conditions precedent. The nature of the Underwriter's obligations is that it is committed to purchase all Units offered hereby if any of such Units are purchased.

     The Company has been advised by the Underwriter that it proposes initially to offer the Units directly to the public at the IPO price set forth on the cover page of this Prospectus and to certain dealers (which may include the Underwriter) at such public offering price less a concession not to exceed $____ per Unit. The Underwriter may allow, and such dealers may reallow, a discount not to exceed $____ per Unit in sales to certain other dealers. After the IPO, the public offering price and concessions and discounts may be changed by the Underwriter.

     The Company has granted to the Underwriter an option, exercisable in whole or in part not later than 30 business days after the date of this Prospectus, to purchase an aggregate of 255,000 Units at the IPO price less the underwriting discounts and commissions set forth on the cover page of this Prospectus. To the extent that the Underwriter exercises such option, the Underwriter will have a firm commitment to purchase such Units, and the Company will be obligated pursuant to the option to sell such Units to the Underwriter. The Underwriter may exercise the option for the purposes of covering over-allotments, if any, made in connection with the distribution of the Units to the public.

     The Underwriter has informed the Company that the Underwriter does not intend to confirm sales of Units offered hereby to any accounts over which it exercises discretionary authority.

     The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.


     All of the Company's directors, executive officers, certain other management of the Company who will beneficially own an aggregate of 1,837,481 shares of Common Stock upon the completion of this Offering, have agreed not to sell, offer to sell, contract to sell or otherwise dispose of any shares of Common Stock or any other security convertible into or exchangeable for, or options to purchase or acquire, shares of Common Stock without the prior written consent of the Underwriter for a period of one year after the date of this Prospectus. Certain other stockholders of the Company have agreed not to sell or otherwise dispose of a total of 563,356 shares of Common Stock (including 300,000 shares underlying the Bridge Warrants) for a period of 180 days after the date of this Prospectus without the prior written consent of the Underwriter. See 'Shares Eligible for Future Sale.' In addition, the Company has agreed not to sell, issue, contract to sell, offer to sell, or otherwise dispose of any shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock without the prior written consent of the Underwriter during the same period.



     The Company has agreed to sell to the Underwriter, for nominal consideration, a warrant to purchase up to 170,000 shares of Common Stock on the closing date of this Offering. The warrant will have an exercise price per share of $5.70, will be exercisable beginning on the first anniversary of the date of this Prospectus for a period of four years, and contain certain anti-dilution, registration rights, net issuance and exercise provisions. Until the first anniversary date of this Prospectus, the warrant may not be sold, transferred, assigned, or hypothecated, except to the officers who are also shareholders of the Underwriter, or partners, subject to certain conditions. During the terms of such warrant, the holders thereof will have the opportunity to profit from an increase in the market price of the Company's Common Stock. The existence of such warrant may adversely affect the terms on which the Company can obtain additional financing, and the holders of such warrant can be expected to exercise such warrant at a time when the Company, in all likelihood, would be able to obtain additional capital by offering shares of its Common Stock on terms more favorable to the Company than those provided by the exercise of such warrant.

     The Company has agreed to pay the Underwriter a non-accountable expense allowance equal to 3 percent of the gross proceeds raised pursuant to this Offering.

     Prior to this Offering, there has been no public market for the Common Stock. Accordingly, the IPO price has been determined through negotiations between the Company and the Underwriter. Among the factors in such negotiations were prevailing market conditions, certain financial information concerning the Company, market valuations of publicly traded companies that the Company and the Underwriter believe to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and the markets for its products and services, an assessment of the Company's management, the economics of the industry in which the Company operates, and the economy as a whole.

     Unless granted an exemption by the Commission from Rule 10b-6, in the event that the Company engages the Underwriter to assist in soliciting exercise of the Warrants, the Underwriter will be prohibited from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation of the exercise of warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Underwriter may be unable to continue to make a market in the Company's securities during certain periods while the Warrants are exercisable.

     The Underwriter acted as placement agent in connection with a private placement of notes and warrants completed August, 1996 and received commissions and non-accountable expense allowance in the aggregate amount of $64,000. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Certain Relationships and Related Transactions'.

                                 LEGAL MATTERS

     The legality of the issue of the securities underlying the Units offered hereby will be passed upon for the Company by Rosenman & Colin LLP, 575 Madison Avenue, New York, New York. Certain legal matters will be passed upon for the Underwriter by Brown & Bain, P.A., 2901 North Central Avenue, Suite 2000, Phoenix Arizona.

                                    EXPERTS

     The consolidated balance sheet as of June 30, 1996 and the consolidated statements of operations and cash flows for each of the two years in the period ended June 30, 1996 and for the period from inception, December 1992, to June

30, 1996 and the consolidated statement of stockholders' deficit for the period from inception, December 1992, to June 30, 1996 of the Company included in this Prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph with respect to the entity's ability to continue as a going concern as described in Note 18 to Consolidated Notes to Financial Statements, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The balance sheet as of June 30, 1996 and the statements of operations and cash flows for each of the two years in the period ended June 30, 1996 and for the period from inception, October 1985, to June 30, 1996 and the statement of stockholders' deficit for the period from inception, October 1985, to June 30, 1996 of BioQuant included in this Prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph with respect to the entity's ability to continue as a going concern as described in Note 11 to Financial Statements, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The statements of income for the seven month period from July 1, 1994 to January 31, 1995 of Old PBI included in this Prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph with respect to the entity's ability to continue as a going concern as described in
Note 9 to Financial

Statements, of Coopers & Lybrand L.L.P., independent
accountants, given on the authority of that firm as experts in accounting and auditing.
                                       48

                             ADDITIONAL INFORMATION

     The Company is not a reporting company. The Company has filed with the Commission a registration statement (the 'Registration Statement') under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this Offering, reference is made to the Registration Statement including the exhibits filed therewith. The Registration Statement may be inspected at the Public Reference Section at the Commission's principal office, 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Northeast Regional Office, Room 1028, 7 World Trade Center, New York, New York 10048 and the Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies may be obtained from the Commission's principle office upon payment of the fees prescribed by the Commission. The Commission maintains a World Wide Web site that contains the Company's Registration Statement and other information filed electronically with the Commission. The address of the Commission's World Wide Web site is http://www.sec.gov. Although the Company believes that this Prospectus describes all material terms of those contracts or documents referenced herein, statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by such reference to the applicable document filed with the Commission.

                               LIST OF TRADEMARKS

     SalivaSac(Registered), SPINPRO(Registered), PBI Plus(Trademark) and Osteopatch(Trademark) are trademarks of the Company. Fosamax(Registered) is a registered trademark of Merck & Co.

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
                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
PACIFIC BIOMETRICS, INC. (a Delaware corporation):
Report of Independent Accountants...........................    F-2
Consolidated Balance Sheet as of June 30, 1996..............    F-3
Consolidated Statement of Operations for the years ended
  June 30, 1996 and 1995, and for the period from inception
  (December 1992) to June 30, 1996..........................    F-4
Consolidated Statement of Cash Flows for the years ended
  June 30, 1996 and 1995, and for the period from inception
  (December 1992) to June 30, 1996..........................    F-5
Consolidated Statement of Stockholders' Deficit for the
  period from inception (December 1992)
  to June 30, 1996..........................................    F-6
Notes to Consolidated Financial Statements..................    F-7

BIOQUANT, INC. (a Michigan corporation)
Report of Independent Accountants...........................   F-18
Balance Sheet as of June 30, 1996...........................   F-19
Statement of Operations for the years ended June 30, 1996
  and 1995, and for the period from inception (October 1985)
  to June 30, 1996..........................................   F-20
Statement of Cash Flows for the years ended June 30, 1996
  and 1995, and for the period from inception (October 1985)
  to June 30, 1996..........................................   F-21
Statement of Stockholders' Deficit for the period from
  inception (October 1985) to
  June 30, 1996.............................................   F-22
Notes to Financial Statements...............................   F-23

PACIFIC BIOMETRICS, INC. (a Washington corporation)
Report of Independent Accountants...........................   F-31
Statement of Operations for the period from July 1, 1994, to
  January 31, 1995..........................................   F-32
Notes to Statement of Operations............................   F-33

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Pacific Biometrics, Inc.
Seattle, Washington

We have audited the accompanying consolidated balance sheet of Pacific Biometrics, Inc. (a Delaware corporation) (a company in the development stage) as of June 30, 1996, and the related consolidated statements of operations and cash flows for the years ended June 30, 1996 and 1995, and for the period from inception (December 1992) to June 30, 1996, and the consolidated statement of stockholders' deficit for the period from inception (December 1992) to June 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pacific Biometrics, Inc. as of June 30, 1996, and the consolidated results of its operations and its cash flows for the years ended June 30, 1996 and 1995, and for the period from inception (December 1992) to June 30, 1996, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern . As discussed in Note 18 to the consolidated financial statements, the Company has experienced recurring losses from operations and cash flow shortages, and has reported deficiencies in working capital and stockholders' equity. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 18. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          COOPERS & LYBRAND L.L.P.
Seattle, Washington
September 5, 1996

                            PACIFIC BIOMETRICS, INC.
                            (A DELAWARE CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                           CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996

                           ASSETS
Current assets:
  Cash and cash equivalents.................................   $    192,898
  Accounts receivable, net of allowance for doubtful
     accounts of $11,630....................................        252,412
  Other receivable..........................................         31,200
  Supplies..................................................         19,837
  Prepaid expenses..........................................          4,261
                                                               ------------
     Total current assets...................................        500,608
Property and equipment, net.................................        131,823
Other assets:
  Technology license........................................        164,062
  Prepaid financing costs...................................         30,000
  Lease deposits............................................          8,620
  Organization costs........................................          5,000
                                                               ------------
     Total assets...........................................   $    840,113
                                                               ------------
                                                               ------------

           LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Notes payable to bank.....................................   $    175,967
  Notes payable to related parties..........................        849,461
  Notes payable--First Bridge Loan..........................        250,000
  Accounts payable..........................................        337,827
  Accrued liabilities.......................................        277,876
  Advance from Pacific Biometrics Research Foundation.......          5,000
  Deferred compensation.....................................         34,996
  Advances from customers...................................        288,263
  Capital lease obligations.................................          5,160
                                                               ------------
     Total current liabilities..............................      2,224,550
                                                               ------------

Commitments and contingencies
Stockholders' deficit:
  Preferred stock, $0.01 par value, 5,000,000 shares
     authorized, no shares issued and outstanding...........
  Common stock, $0.01 par value, 30,000,000 shares
     authorized, 1,739,215 shares issued and outstanding....         17,392
  Additional paid-in capital................................      8,755,553
  Deficit accumulated during the development stage..........    (10,157,382)
                                                               ------------
     Total stockholders' deficit............................     (1,384,437)
                                                               ------------
     Total liabilities and stockholders' deficit............   $    840,113
                                                               ------------
                                                               ------------


  The accompanying notes are an integral part of these consolidated financial statements.

                            PACIFIC BIOMETRICS, INC.
                            (A DELAWARE CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                      CONSOLIDATED STATEMENT OF OPERATIONS
         FOR THE YEARS ENDED JUNE 30, 1996 AND 1995, AND FOR THE PERIOD
                FROM INCEPTION (DECEMBER 1992) TO JUNE 30, 1996

                                                                         FOR THE PERIOD
                                                                         FROM INCEPTION
                                                                         (DECEMBER 1992)
                                                                           TO JUNE 30,
                                              1996           1995             1996
                                           -----------    -----------    ---------------
Laboratory testing revenues and
  consulting fees.......................   $ 1,657,280    $   566,832     $   2,224,112
                                           -----------    -----------    ---------------
Operating expenses:
  Laboratory............................       985,818        373,554         1,359,372
  Diagnostic research and product
     development........................       604,803        665,747         1,464,661
  General and administrative............     1,281,100        739,149         2,766,434
  Purchased in-process research and
     product development................     6,373,884                        6,373,884
  Amortization of goodwill..............                      428,368           428,368
                                           -----------    -----------    ---------------
     Total operating expenses...........     9,245,605      2,206,818        12,392,719
                                           -----------    -----------    ---------------
Operating loss..........................    (7,588,325)    (1,639,986)      (10,168,607)
                                           -----------    -----------    ---------------
Other income (expense):
  Interest expense......................       (39,853)       (26,162)          (66,015)
  Grant and other income................        67,315          1,958            77,240
                                           -----------    -----------    ---------------
                                                27,462        (24,204)           11,225
                                           -----------    -----------    ---------------
Net loss................................   $(7,560,863)   $(1,664,190)    $ (10,157,382)
                                           -----------    -----------    ---------------
                                           -----------    -----------    ---------------
Net loss per share......................   $     (5.89)   $     (1.68)    $      (10.16)
                                           -----------    -----------    ---------------
                                           -----------    -----------    ---------------
Number of shares used in per-share
  calculation...........................     1,284,285        988,415           999,479
                                           -----------    -----------    ---------------
                                           -----------    -----------    ---------------


  The accompanying notes are an integral part of these consolidated financial statements.

                            PACIFIC BIOMETRICS, INC.
                            (A DELAWARE CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
         FOR THE YEARS ENDED JUNE 30, 1996 AND 1995, AND FOR THE PERIOD
                FROM INCEPTION (DECEMBER 1992) TO JUNE 30, 1996

                                                                          FOR THE PERIOD
                                                                          FROM INCEPTION
                                                                          (DECEMBER 1992)
                                              1996           1995        TO JUNE 30, 1996
                                           -----------    -----------    -----------------
Cash flows from operating activities:
  Cash received from customers..........   $ 1,686,710    $   538,453      $   2,205,087
  Cash paid to suppliers and
    employees...........................    (2,443,706)    (1,384,201)        (4,371,935)
  Grants and other income received......        67,315          5,929             77,240
  Interest paid.........................       (39,853)       (26,162)           (66,015)
                                           -----------    -----------    -----------------
    Cash used by operations.............      (729,534)      (865,981)        (2,155,623)
                                           -----------    -----------    -----------------
Cash flows from investing activities:
  Cash acquired in connection with
    merger of BioQuant..................        31,200                            31,200
  Cash acquired in connection with
    merger of Pacific Biometrics, Inc.
    (a Washington corporation)..........                      190,498            190,498
  Purchases of technology licenses......                                        (100,000)
  Advances to BioQuant prior to
    acquisition, net....................      (145,000)                         (145,000)
  Capital expenditures..................       (18,592)       (28,498)           (61,495)
  Other receivables.....................                       17,675
  Organization costs....................        (5,000)                           (5,000)
  Deposits and other....................                          133             (4,702)
                                           -----------    -----------    -----------------
    Cash used by investing activities...      (137,392)       179,808            (94,499)
                                           -----------    -----------    -----------------
Cash flows from financing activities:
  Common stock sold for cash............       360,000        553,900          1,463,900
  Borrowings from related parties.......       464,461        228,003            859,963
  Issuance of notes in connection with
    First Bridge Loan...................       250,000                           250,000
  Repayment of bank borrowings..........       (62,105)        (8,544)           (70,649)
  Prepaid financing costs...............       (30,000)                          (30,000)
  Payments on capital lease
    obligations.........................       (18,534)       (11,660)           (30,194)
                                           -----------    -----------    -----------------
    Cash provided by financing
      activities........................       963,822        761,699          2,443,020
                                           -----------    -----------    -----------------

Increase in cash and cash equivalents...        96,896         75,526            192,898
Cash and cash equivalents:
  Beginning of period...................        96,002         20,476
                                           -----------    -----------    -----------------
  End of period.........................   $   192,898    $    96,002      $     192,898
                                           -----------    -----------    -----------------
                                           -----------    -----------    -----------------
Reconciliation of Net Loss to Net Cash
  Used by Operating Activities:
  Net loss..............................   $(7,560,863)   $(1,664,190)     $ (10,157,382)
  Purchased in-process research and
    product development expense.........     6,373,884                         6,373,884
  Amortization of goodwill..............                      428,368            428,368
  Common stock issued for services......       466,026         80,500            546,526
  Services provided for subscription
    receivable..........................                       16,978             55,556
  Depreciation and amortization.........        29,992         27,378             64,642
  Amortization of technology license....        11,111         49,722            100,000
  Changes in operating accounts:
    Accounts receivable.................        22,789       (117,979)           (95,190)
    Other receivables...................        (9,946)         3,399              6,551
    Supplies............................        15,063          2,345              6,671
    Prepaid expenses....................        14,308        (13,962)            (1,534)
    Accounts payable and accrued
      liabilities.......................       (99,781)       218,182            405,124
    Deferred compensation...............        22,496         12,500             34,996
    Advances from clients...............       (14,613)        90,778             76,165
                                           -----------    -----------    -----------------
      Cash used by operations...........   $  (729,534)   $  (865,981)     $  (2,155,623)
                                           -----------    -----------    -----------------
                                           -----------    -----------    -----------------

                     See Note 16 for noncash transactions.

  The accompanying notes are an integral part of these consolidated financial statements.

                            PACIFIC BIOMETRICS, INC.
                            (A DELAWARE CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
         FOR THE PERIOD FROM INCEPTION (DECEMBER 1992) TO JUNE 30, 1996

                                                                                                        DEFICIT
                                                                                                      ACCUMULATED
                                             COMMON STOCK                             ADDITIONAL       DURING THE
                          AMOUNTS      -------------------------     SUBSCRIPTION       PAID-IN       DEVELOPMENT
                         PER SHARE       SHARES         AMOUNT        RECEIVABLE        CAPITAL          STAGE            TOTAL
                         ---------     ----------     ----------     ------------     -----------     ------------     ------------
Common stock issued
 for cash at
 inception (December
 1992)...............     $  0.98         511,862     $    5,119      $ (245,000)     $  494,881                       $    255,000
Cash received in
 satisfaction of
 subscription
 receivable..........                                                    161,000                                            161,000
Net loss.............                                                                                 $   (199,455)        (199,455)
                         ---------     ----------     ----------     ------------     -----------     ------------     ------------
 Balance, June 30,
   1993..............                     511,862          5,119         (84,000)        494,881          (199,455)         216,545
Common stock issued
 in connection with
 purchase
 of technology
 license
 and services........     $  0.89          62,561            569         (55,556)         54,987
Cash received in
 satisfaction of
 subscription
 receivable..........                                                     84,000                                             84,000
Cash received in
 satisfaction of
 subscription
 receivable..........                                                     38,578                                             38,578
Stockholder loans
 converted to
 equity..............                                                                    310,000                            310,000
Common stock issued
 for cash............     $ 10.55           4,739             47                          49,953                             50,000
Net loss.............                                                                                     (732,874)        (732,874)
                         ---------     ----------     ----------     ------------     -----------     ------------     ------------
 Balance, June 30,
   1994..............                     579,162          5,735         (16,978)        909,821          (932,329)         (33,751)

Services provided in
 satisfaction of
 subscription
 receivable..........                                                     16,978                                             16,978
Stockholder loans
 converted to
 equity..............                                                                    324,963                            324,963
Common stock issued
 for services and
 loan guarantees.....     $  1.68          47,867            479                          80,021                             80,500
Common stock issued
 in connection with
 acquisition of
 Pacific Biometrics,
 Inc. (a Washington
 corporation)........     $  0.77         189,061          1,891                         143,109                            145,000
Common stock issued
 for cash............     $ 13.13          42,181            422                         553,478                            553,900
Conversion from $0.01
 par value common
 stock to no par
 value common stock..                                  2,011,392                      (2,011,392)
Net loss.............                                                                                   (1,664,190)      (1,664,190)
                         ---------     ----------     ----------     ------------     -----------     ------------     ------------
 Balance, June 30,
   1995..............                     858,271      2,019,919                                        (2,596,519)        (576,600)
Common stock issued
 for cash............     $  7.91          45,500        360,000                                                            360,000
Common stock issued
 for services........     $  3.45         135,080        466,026                                                            466,026
Issuance of $0.01 par
 value common stock
 in exchange for no
 par value common
 stock in connection
 with acquisitions of
 BioQuant and Pacific
 Biometrics, Inc. (a
 Washington
 corporation)........                                 (2,835,556)                      2,835,556
Common stock issued
 in connection with
 acquisition of
 BioQuant............     $  8.46         700,384          7,003                       5,919,997                          5,927,000
Net loss.............                                                                                   (7,560,863)      (7,560,863)
                         ---------     ----------     ----------     ------------     -----------     ------------     ------------
 Balance, June 30,
   1996..............                   1,739,215     $   17,392      $               $8,755,553      $(10,157,382)    $ (1,384,437)
                         ---------     ----------     ----------     ------------     -----------     ------------     ------------
                         ---------     ----------     ----------     ------------     -----------     ------------     ------------


  The accompanying notes are an integral part of these consolidated financial statements.

                            PACIFIC BIOMETRICS, INC.
                            (A DELAWARE CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION, BASIS OF PRESENTATION AND PROPOSED INITIAL PUBLIC OFFERING

  Organization and Basis of Presentation


     Pacific Biometrics, Inc. ('PBI-Delaware' or the 'Company') was incorporated in Delaware in May 1996. PBI-Delaware was formed in connection with the acquisition of BioQuant, Inc. ('BioQuant'), a Michigan corporation, and Pacific Biometrics, Inc. ('PBI'), a Washington corporation. On June 28, 1996, the Company completed the mergers whereby BioQuant and PBI became wholly-owned subsidiaries of the Company in separate stock-for-stock exchange transactions. In January 1995, Pacific Biometrics, Inc. ('Old PBI') and Merchant House Scientific Inc., a California corporation ('Merchant House'), merged with and into PBI/MHS Consolidation Corporation, a Washington corporation which survived the merger and subsequently changed its name to Pacific Biometrics, Inc. The merger of PBI-Delaware, BioQuant and PBI was completed in June 1996, whereby the majority of the outstanding stock of PBI-Delaware is owned by the former stockholders of PBI and has been accounted for as a reverse acquisition. The minority of outstanding stock of PBI Delaware is owned by the former shareholders of BioQuant. All outstanding shares of stock, options and warrants of PBI and BioQuant were exchanged for similar securities of PBI-Delaware. The merger has been accounted for as a purchase transaction with PBI as the accounting acquirer of BioQuant. Prior to the merger, the operations of PBI-Delaware consisted of its initial formation and the issuance of one share of common stock for cash consideration of $4.00.


     These financial statements present the consolidated balance sheet of PBI-Delaware, PBI and BioQuant as of June 30, 1996, as the merger occurred on June 28, 1996. The consolidated statements of operations, cash flows and stockholders' deficit include the results of PBI-Delaware and PBI for the periods presented. The Company is at an early stage of development. Except for the revenues from the laboratory and from the sale of the Company's cholesterol diagnostic product, all of the Company's potential products are currently in research and development, and no revenues have been generated to date. Consequently, the Company is a development stage enterprise.

     All material intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

     BioQuant was incorporated in 1985 and has been engaged in research and product development activities since inception. BioQuant is currently engaged in the development of a diagnostic test related to osteoporosis. The BioQuant product line includes a patented skin patch technology, patented antisera and proprietary immunoassays for the measurement of human perspiration. BioQuant also owns a patented saliva collection device which is currently being developed for non-invasive diabetes tests.


     PBI was incorporated in 1989 and has been engaged in providing laboratory and clinical research support services to the pharmaceutical and diagnostic industries. PBI provides services on normal credit terms to commercial and research organizations throughout the United States.

     The January 1995, merger of Old PBI and Merchant House involved certain shares of stock that were issued on a contingent basis. Rights to substantially all of the contingent shares were subsequently waived. Consequently, this transaction was treated as a purchase in accordance with generally accepted accounting principles with Merchant House as the acquiring entity because the majority of the shares of the surviving entity were held by the former shareholders of Merchant House.

                            PACIFIC BIOMETRICS, INC.
                            (A DELAWARE CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. ORGANIZATION, BASIS OF PRESENTATION AND PROPOSED INITIAL PUBLIC OFFERING--(CONTINUED)

     A summary of the allocation of purchase price based on an independent appraisal is as follows:

          Assets acquired:
            Cash............................................   $ 190,498
            Accounts receivable.............................     156,944
            Accounts receivable from related parties........      37,751
            Supplies........................................      15,892
            Property and equipment..........................     116,773
            Other assets....................................       3,641
            Goodwill........................................     428,368
                                                               ---------
          Total assets acquired.............................     949,867
          Liabilities assumed...............................     804,867
                                                               ---------
                                                               $ 145,000
                                                               ---------
                                                               ---------

     Goodwill recorded in the acquisition of PBI was written off in 1995 due to the recurring net operating losses of PBI and the expectation that losses would continue for the foreseeable future.

     On June 28, 1996, PBI-Delaware acquired BioQuant. This acquisition was accomplished through the issuance of three classes of common stock. All classes of common stock held equal voting rights; however, two classes of common stock were restricted as to their trading rights (the 'restricted stock'). The right to trade the restricted stock was dependent on the Company's ability to achieve certain performance milestones. In July 1996, a majority of the Company's stockholders voted to convert all of the outstanding classes of common stock to a single class of common stock thereby eliminating any trading restrictions on the stock. The accompanying consolidated financial statements reflect all the outstanding common stock as a single class of stock as if the conversion had occurred as of the earliest period presented.

     A summary of the allocation of purchase price based on an independent appraisal is as follows:

          Assets acquired:
            Cash............................................   $    31,200
            Supplies........................................        10,616
            Property and equipment..........................        18,197
            Technology license..............................       164,062
            Other assets....................................         3,282
            Purchased in-process research and product
               development..................................     6,373,884
                                                               -----------
          Total assets acquired.............................     6,601,241
          Liabilities assumed...............................       674,241
                                                               -----------
                                                               $ 5,927,000
                                                               -----------
                                                               -----------

     The purchased in-process research and product development had met several technical milestones during the development process, but at the date of acquisition clinical trials had not yet commenced. Consequently, the purchased in-process research and development had not yet reached technological feasibility, as defined by generally accepted accounting principles. In management's opinion, this technology had no alternative future use. Therefore, the amount was charged to expense in accordance with generally accepted accounting principles.

     In connection with the BioQuant merger, options and warrants to purchase BioQuant shares were converted to options and warrants to purchase 570,564 shares of common stock of the Company at prices ranging from $.13 to $4.22 per share.

                            PACIFIC BIOMETRICS, INC.
                            (A DELAWARE CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. ORGANIZATION, BASIS OF PRESENTATION AND PROPOSED INITIAL PUBLIC OFFERING--(CONTINUED)

     The following presents the results of operations of the Company on a proforma basis for the years ended June 30, 1996 and 1995, as if the acquisitions of PBI by Merchant House and BioQuant by PBI (formerly Merchant House) had occurred on July 1, 1994:

                                               1996            1995
                                           ------------    ------------
Laboratory testing revenues and
  consulting fees.......................   $  1,662,118    $  1,054,008
Purchased in-process research and
  product development...................             --    $  6,373,884
Goodwill amortization...................             --    $    428,368
Net loss................................   $ (1,936,720)   $ (9,117,629)
Net loss per share......................   $      (1.51)   $      (9.22)

  Initial Public Offering

     The Company is currently in the process of raising approximately $8 million through an initial public offering of its common stock. The Company has engaged an underwriter and retained legal counsel to pursue this financing plan and, although the success of the offering cannot be predicted with certainty, the Company plans to complete the offering later in 1996. The Company intends to use the proceeds of this financing to repay certain debt and support the financial requirements associated with implementing its business plan. (See Note 18.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     Cash and cash equivalents consist of a money market fund which is maintained at a bank. The Company considers all investments with an initial maturity of three months or less at the time of purchase to be cash equivalents.

  Supplies

     Supplies consist of items used to calibrate test equipment or verify testing methods related to lipids and saliva collection devices. These items are recorded at the lower of estimated cost (weighted-average) or market.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation and amortization are provided using straight-line and accelerated methods over the useful lives of the related assets. Leasehold improvements are amortized over the terms of the respective leases. The cost and related accumulated depreciation of property or equipment sold or otherwise disposed of are removed from the accounts and the resulting gains or losses are included in the statement of operations.

  Licensing Fees

     Licensing Agreements represent amounts paid by BioQuant and PBI for rights to certain technologies. The amount paid by PBI in connection with the license of the SpinPro device was under agreement without a specified term and had been fully amortized as of June 30, 1996. The other licensing agreement provides BioQuant an exclusive worldwide (except Japan) license of certain technology related to the Osteopatch device. The BioQuant licensing agreement converts to a non-exclusive arrangement upon the earlier of (i) seven years from the first commercial sale of products incorporating the licensed technology, or (ii) February 15, 2005.

     Related licensing fees have been recorded at cost and are being amortized over the estimated useful lives of the agreements of three to four years. The amount charged to expense in connection with amortizing these licensing fees was $11,111 and $49,722 for the years ended June 30, 1996 and 1995, and $100,000 for the period from inception to June 30, 1996.

                            PACIFIC BIOMETRICS, INC.
                            (A DELAWARE CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Customer Advances

     The Company receives advances from certain customers to perform consulting, laboratory services and clinical studies. These advances are deferred and recognized as revenue in the period the related services are performed.

  Income Taxes

     Deferred tax assets and liabilities are recorded for differences between the financial statement and tax bases of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

  Financial Instruments

     The carrying amounts of cash and cash equivalents approximate fair value due to the short-term maturities of these instruments. The carrying value of the

Company's debt approximates their estimated fair values because the rates of interest on the debt approximates current interest rates for similar obligations with like maturities.

  Recent Pronouncements

     During March 1995, the Financial Accounting Standards Board issued Statement No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of' (SFAS No. 121), which requires the Company to review for impairment its long-lived assets and intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In certain situations, an impairment loss would be recognized. SFAS No. 121 will become effective for the Company's 1997 fiscal year.

     During October 1995, the Financial Accounting Standards Board issued Statement No. 123, 'Accounting for Stock-Based Compensation' (SFAS No. 123) which establishes a fair value method of accounting for stock-based compensation plans, and requires additional disclosures for those companies which elect not to adopt the new method of accounting. SFAS No. 123 will be effective for the Company's 1997 fiscal year. The Company does not intend to adopt the fair value method of accounting for stock-based compensation, and will provide the required additional disclosures beginning in its fiscal year ending June 30, 1997.

  Net Loss Per Share

     Net loss per share is computed using the weighted-average number of common stock and common stock equivalent shares outstanding during the periods. Common equivalent shares from stock options and warrants are excluded from the computation if their effect is antidilutive, except that pursuant to the requirements of the Securities and Exchange Commission Staff Accounting Bulletin No. 83, common equivalent shares relating to stock, options and warrants (using the treasury stock method and the anticipated offering price) issued subsequent to September 5, 1995, have been included in the computation for all periods presented.

  Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and assumptions.

                            PACIFIC BIOMETRICS, INC.
                            (A DELAWARE CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Risks and Uncertainties

     The Company's products require approvals from the Food and Drug Administration (FDA) and international regulatory agencies prior to commercialized sales. There can be no assurance that the Company's products will receive any of the required approvals. If the Company is denied such approvals or if such approvals are delayed, it would have a material adverse effect on the Company.

3. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at June 30, 1996:

          Laboratory equipment..............................   $104,838
          Computer equipment................................     39,619
          Office furniture and equipment....................     10,644
          Leasehold improvements............................     13,358
          Equipment held under capital leases...............     28,006
                                                               --------
                                                                196,465
          Less accumulated depreciation and amortization....    (64,642)
                                                               --------
                                                               $131,823
                                                               --------
                                                               --------

     At June 30, 1996, the Company had equipment under capital leases with a book value of $20,071, net of accumulated amortization of $7,935.

4. FINANCING

  First Bridge Loan

     In June 1996, the Company completed its First Bridge Loan financing of $250,000. These loans bear interest at the rate of 14% and were due on completion of the Company's Second Bridge Loan financing (see Note 16). The Company issued 50,000 warrants in connection with this financing. Each warrant entitles the holder to purchase a share of the Company's common stock at a price equal to 120% of the price realized in the Company's proposed initial public financing (see Note 1). A discount was not recorded for the value of the warrants because the amount is not material.

  Bank Financing



     The Company had a $200,000 line of credit with a bank which was converted to a term loan in June 1996. The balance at the date of conversion was $159,445. This loan bears interest at the bank's index rate plus 2.5% (10.75% at June 30, 1996), and is due on demand; however, if no demand is made the Company must make monthly payments of $14,127, including interest. The loan is due in June 1997.


     The Company has a loan from a bank with a balance outstanding of $16,522 at June 30, 1996. This loan bears interest at the prime rate plus 1.4% (9.9% at June 30, 1996). The loan is due on demand; however, if no demand is made the Company must make monthly payments of $2,085, including interest. The loan is due in January 1997.

     The above loans are collateralized by the Company's accounts receivable and equipment, and by personal guarantees from certain stockholders. The loans require, among other matters, that the Company maintain a minimum tangible net worth of $200,000. The Company is not in compliance with this covenant at June 30, 1996. The bank has waived the violation of this covenant and subsequent to June 30, 1996, the loan agreement was modified to remove the covenant.

                            PACIFIC BIOMETRICS, INC.
                            (A DELAWARE CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4. FINANCING--(CONTINUED)

  Stockholder Loans


     At June 30, 1996, the Company had borrowed $660,000 from certain stockholders. These borrowings are uncollateralized and bear interest at an index rate plus 1% (approximately 9.5% at June 30, 1996). These borrowings require monthly payments of interest only until due. Certain of these loans matured in May 1995; however, no demand for repayment has been asserted. Subsequent to year end, the Company issued 142,274 shares at a price of $3.45 per share in satisfaction of loans amounting to $460,000 plus accrued interest of $30,845. The remaining balance owing to stockholders of $200,000 was refinanced in connection with the Second Bridge Loan (see Note 17).


     Interest paid to these stockholders during the years ended June 30, 1996 and 1995, was $2,469 and $8,832, respectively, and $11,301 for the period from inception to June 30, 1996.

5. DEFERRED COMPENSATION

     The Company has entered into deferred compensation agreements with two of its senior executives. The agreements provide that a specified portion of their salaries be deferred until they elect to receive the deferred amount. At June 30, 1996, the Company's deferred compensation obligation was $34,996 which is reflected as a liability on the accompanying consolidated balance sheet. Compensation expense in connection with these agreements was $22,496 and $12,500 for the years ended June 30, 1996 and 1995, respectively, and $34,996 for the period from inception to June 30, 1996.

6. EMPLOYMENT AND NONCOMPETITION AGREEMENTS

     The Company has finalized negotiations for and will enter into employment and noncompetition agreements with certain executives. These agreements will specify that the executives may not engage in any competitive activity for periods ranging from 9 months to 2 years following termination. The agreements will provide for compensation of 9 months salary, bonuses and benefits in the event of termination without cause.

7. ROYALTY OBLIGATION

     In 1992, the Company entered into an exclusive licensing agreement for diagnostic technology related to cholesterol testing. The Company paid a licensing fee of $100,000 (see Note 2). The agreement indicates that the Company must make royalty payments of 5% of sales (subject to certain minimum amounts) to retain the exclusive right to the technology. The Company did not make the prescribed minimum payment due on June 30, 1996. Management is currently negotiating with the other parties for modification of the terms of the agreement.

8. RELATED PARTY TRANSACTIONS

     The Company paid $27,661 and $27,754 to related parties for consulting services provided during the years ended June 30, 1996 and 1995, respectively, and $55,415 for the period from inception to June 30, 1996.

     In September 1993, the Company entered into a contract for management and consulting services with a company owned by certain of the Company's stockholders. The Company incurred $186,000 and $108,726 for management and consulting services provided during the years ended June 30, 1996 and 1995, respectively, and $300,098 for the period from inception to June 30, 1996. The liability for management consulting services under this contract at June 30, 1996, of $187,000 was converted to a promissory note bearing annual interest at 7% with no specific due date. This obligation is included with notes payable to related parties on the accompanying balance sheet. The management contract was terminated effective June 28, 1996.

9. INCOME TAXES

     At June 30, 1996, the Company had accumulated net operating loss carryforwards for tax purposes of approximately $5.5 million which expire through 2011. As a result of the merger with Merchant House, the

                            PACIFIC BIOMETRICS, INC.
                            (A DELAWARE CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. INCOME TAXES--(CONTINUED)

availability of these net operating losses will be limited to a prescribed amount each year as specified in the Internal Revenue Code. Losses accumulated through the date BioQuant and PBI were acquired of approximately $2.8 million and $2.7 million, respectively, will be limited to use by the respective company which generated the net operating losses.

     The following is a reconciliation of income tax benefit to the amount based on the U.S. statutory rate of 34%:

                                                                    FOR THE PERIOD
                                                                    FROM INCEPTION
                                         YEARS ENDED JUNE 30,       (DECEMBER 1992)
                                      --------------------------      TO JUNE 30,
                                         1996           1995             1996
                                      -----------    -----------    ---------------
Income tax benefit based on U.S.
  statutory rate...................   $(2,570,693)   $  (565,825)     $(3,453,510)
Write-off of purchased research and
  development......................     2,167,121             --        2,167,121
Amortization of goodwill...........            --        145,645          145,645
Losses which provide no current tax
  benefit..........................       403,572        420,180        1,140,744
                                      -----------    -----------    ---------------
  Income tax benefit...............   $         0    $         0      $         0
                                      -----------    -----------    ---------------
                                      -----------    -----------    ---------------

Significant components of the Company's deferred tax assets and liabilities are as follows at June 30, 1996:

Deferred tax assets:
  Start-up costs.................................    $   292,684
  Deferred compensation..........................         75,479
  Depreciation...................................         35,150
  Technology license fees and other..............         25,621
  Tax loss carryforwards.........................      1,879,210
                                                     -----------
Total deferred tax assets........................      2,308,144
Valuation allowance..............................     (2,308,144)
                                                     -----------
  Net deferred tax assets........................    $         0
                                                     -----------
                                                     -----------

The provision for income taxes was as follows:

                                                                    FOR THE PERIOD
                                                                    FROM INCEPTION
                                                                    (DECEMBER 1992)
                                                                      TO JUNE 30,
                                         1996           1995             1996
                                      -----------    -----------    ---------------
Current provision..................   $        --    $        --      $        --
Deferred provision.................      (403,572)      (475,988)      (1,367,479)
Change in valuation allowance......       403,572        475,988        1,367,479
                                      -----------    -----------    ---------------
  Provision for income taxes.......   $         0    $         0      $         0
                                      -----------    -----------    ---------------
                                      -----------    -----------    ---------------

                                      F-13

                            PACIFIC BIOMETRICS, INC.
                            (A DELAWARE CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

10. CONTINGENT OBLIGATION TO SUPPLIER

     The Company has entered into a manufacturing agreement with a supplier to produce one of the Company's products for distribution. The agreement requires the supplier to incur certain costs to produce the product, and entitles the supplier to a surcharge on units purchased until those costs have been fully recovered. At June 30, 1996, the Company is obligated to the supplier for amounts ranging from $16,000 to $50,000 in connection with purchases of product under this agreement. The accompanying consolidated financial statements include an accrual of $16,000 relating to these obligations. The Company is also contingently obligated to the supplier for approximately $317,000 at June 30, 1996, in connection with the supplier's purchase of manufacturing equipment used to produce the Company's product.

11. COMMITMENTS

  Technology and Manufacturing Agreements

     The Company has entered into a license agreement with respect to its osteoporosis technology. This agreement provides for royalty payments to the licensors of 5% of gross sales as defined in the agreement, with minimum royalty payments of $15,000 each quarter.

     The Company has also entered into a manufacturing agreement with an affiliate of the owners of the technology which requires certain minimum purchases to retain the exclusive use of the licensed technology. This agreement requires that the Company purchase a minimum of 25,000 units prior to March 31, 1997.

  Commitment to Repurchase Common Stock

     During the year ended June 30, 1995, the Company issued 13,270 shares of common stock to a supplier in satisfaction of a $70,000 obligation. Concurrently, the Company obtained the right to reacquire these shares at specified prices through December 31, 1998. If the stock is not reacquired by December 31, 1998, the supplier has the right to require repurchase by the Company for $140,000. The obligation to repurchase these shares was assumed by certain stockholders and directors of the Company effective September 5, 1996.

12. SEVERANCE AGREEMENTS

     In September 1994 the Company terminated an employment contract with one of its employees. Concurrently, the Company entered into a consulting agreement with the executive which provided for monthly payments of $5,000 beginning November 1, 1994, and ending October 1, 1995. All amounts owed under this agreement were paid. The agreement also provides for a lump-sum payment of $50,000 in the event the Company completes an initial public offering. This obligation has been assumed by certain stockholders and directors of the Company effective September 5, 1996.

     In September 1995 the Company entered into a severance agreement with one of its executives which provided for fifteen monthly payments of $10,000 beginning in September 1995. The Company is current on its payment obligations on this agreement. The Company also agreed to issue 4,739 warrants for the purchase of common stock which are exercisable at $10.55 per share.

     In September 1995 the Company terminated its consulting contract with a stockholder. Under the termination agreement, the Company agreed to pay a fee to the consultant based on the proceeds of capital raised through December 31, 1995, arising through the efforts of the consultant. The amount due under this arrangement was $14,000 which was paid through the issuance of 2,836 shares of the Company's common stock.

                            PACIFIC BIOMETRICS, INC.
                            (A DELAWARE CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

12. SEVERANCE AGREEMENTS--(CONTINUED)

     In November 1995 the Company entered into a severance agreement with one of its executives whereby the executive received 4,068 shares of the Company's common stock valued at $20,000, and salary continuation through January 1996.

13. STOCK OPTION PLANS AND STOCK PURCHASE WARRANTS

     In prior years, PBI had adopted an Incentive Stock Option Plan ('ISO Plan') and a Nonstatutory Stock Option Plan ('NSO Plan'). The ISO Plan provided that any options granted would be exercisable at no less than the fair value of the underlying common stock, and were to expire five years from the date of grant. The options granted, if any, were intended to conform to all requirements of
Section 422A of the Internal Revenue Code, as amended. No options were issued under the ISO Plan.

     Options were granted under the NSO Plan at exercise prices to be determined by the Board of Directors. Any options granted vested 20% on December 31 of the year granted, and 20% on the same date of each year until fully vested. Any options granted were to expire ten years from the date of grant. To date, all options under the NSO Plan were granted with an exercise price equal to the estimated fair value of the underlying common stock at the time of grant.

     The following is a summary of the activity in the NSO Plan for the period from inception:

                                        EXERCISE PRICE     OPTIONS
                                      ------------------   -------
Granted............................         $0.79            1,422
Canceled...........................         $0.79             (948)
                                                           -------
  Balance, June 30, 1990...........                            474
Granted............................         $0.79            4,739
Canceled...........................         $0.79           (1,896)
                                                           -------
  Balance, June 30, 1991...........                          3,317
Granted............................         $0.79           21,517
                                                           -------
  Balance, June 30, 1992...........                         24,834
Granted............................      $0.79-$5.27         3,886
Canceled...........................         $1.58             (190)
                                                           -------
  Balance, June 30, 1993...........                         28,530
Granted............................      $0.37-$5.27        48,081
Canceled...........................         $5.27           (1,896)
                                                           -------
  Balance, June 30, 1994...........                         74,715
Canceled...........................      $0.37-$5.27       (74,715)
                                                           -------
  Balance, June 30, 1995 and
     1996..........................
                                                           -------
                                                           -------

     All outstanding options were fully vested and exercised in connection with the merger between PBI and Merchant House, at which time both stock option plans were terminated.

  1996 Stock Incentive Plan

     In July 1996, the Company adopted a Stock Incentive Plan (the 'Plan') with 1,000,000 shares of common stock reserved for issuance under this Plan. Options granted under this plan may be either incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code, or nonqualified options. The Company may also award stock appreciation rights, restricted stock, performance shares, loans or tax offset payments. The option price of each incentive stock option granted shall not be less than the fair value of the underlying common

                            PACIFIC BIOMETRICS, INC.
                            (A DELAWARE CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

13. STOCK OPTION PLANS AND STOCK PURCHASE WARRANTS--(CONTINUED)

stock, and will expire no later than ten years following the date of grant. With respect to nonqualified options, the exercise price and term will be determined at the discretion of the Board. However, the exercise price will not be less than 85% of the fair value of the underlying stock, and the term will not exceed a period of ten years. There were no options or warrants outstanding under this Plan at June 30, 1996.

14. LEASES

     The Company has entered into noncancelable operating leases for office facilities. Under these leases, the Company is responsible for its proportionate share of real estate taxes, insurance and common area maintenance costs. Rent expense on these lease agreements was $205,128 and $93,433 for the years ended June 30, 1996, and 1995, respectively, and and $338,421 for the period from inception to June 30, 1996.

     Future minimum lease payments are as follows:

          YEAR ENDED
           JUNE 30,
          ----------
          1997......   $156,120
          1998......     15,061
                       --------
                       $171,181
                       --------
                       --------

15. MAJOR CUSTOMERS

     The Company's sales to its largest customer represented approximately 29.5% and 43.9% of its total sales in 1996 and 1995, respectively, and sales to its five largest customers represented approximately 63.0% and 64.8% of total sales in 1996 and 1995, respectively.

16. SUPPLEMENTARY INFORMATION ON NONCASH TRANSACTIONS

  Stockholder Loans Converted to Equity

     In 1994 and 1995, certain of the Company's stockholders converted their loans to the Company to equity. The amount converted was $324,963 and $310,000 during the years ended June 30, 1995 and 1994, respectively, and $634,963 for the period from inception to June 30, 1996.

  Common Stock Issued for Technology Licenses, Services and Loan Guarantees

     The Company has issued common stock for technology licenses, services and loan guarantees as follows:

                                                     NUMBER OF    ESTIMATED
          YEAR ISSUED                                 SHARES      FAIR VALUE
          ----------------------------------------   ---------    ----------
          1994....................................     62,561      $  55,556
          1995....................................     47,867      $  80,500
          1996....................................    135,080      $ 466,026
          For the period from inception to June
            30, 1996..............................    245,508      $ 602,082

  Common Stock Issued in Connection with Acquisitions

     In connection with the 1995 merger of Old PBI and Merchant House, as described in Note 1, the Company issued 189,061 shares of common stock to the stockholders of Old PBI.


     In 1996, the Company acquired BioQuant through an exchange of common stock as described in Note 1. The Company issued 700,364 shares of common stock to the stockholders of BioQuant in connection with this acquisition.

                            PACIFIC BIOMETRICS, INC.
                            (A DELAWARE CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

17. SUBSEQUENT EVENTS

  Second Bridge Loan

     Subsequent to year end, the Company arranged additional financing in the form of a Second Bridge Loan of $1,000,000. This loan bears interest at 14% and is due on completion of the Company's proposed initial public offering (see Note
1). The Company issued 250,000 warrants in connection with this financing. Each warrant entitles the holder to purchase a share of the Company's common stock at a price equal to 120% of the price realized in the Company's proposed initial public offering (see Note 1). The proceeds of this financing were used, in part, to repay the notes issued in the First Bridge Loan (see Note 4). The balance will be used for working capital and to support the Company's product development activities.

  Common Stock Issued for Services

     Subsequent to year end, the Company issued 64,000 shares of common stock to Directors in exchange for services.

  Stock Options Granted for Services

     Subsequent to year end, the Company granted to employees and Directors 539,840 options to purchase its common stock. The Company also granted 50,000 options to a Director to purchase its common stock subject to the completion of its proposed initial public offering. These options have an exercise prices, ranging from $3.45 to $4.75 per share, and vest in varying periods ranging up to four years.

  Common Stock Sold for Cash

     Subsequent to year end, the Company sold 2,900 shares of common stock for cash consideration of $10,005.

18. GOING CONCERN

     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has sustained recurring losses from operations and cash flow shortages, and is reporting deficits in working capital and stockholders' equity at June 30, 1996. These matters raise substantial doubt about the Company's ability to continue as a going concern.


     The ability of the Company to sustain itself as a going concern is dependent on its ability to generate sufficient cash to meet its financial requirements and, ultimately, upon achieving profitable operations. As discussed in Note 1, the Company is currently in the process of raising approximately $8 million through an initial public offering of its common stock and, although the success of the offering cannot be predicted, the Company plans to complete this financing later in 1996. The outcome of the Company's efforts to complete the initial public offering is not determinable at this time. However, the underwriting agreement provides that the offering is a firm commitment. In addition, although management believes that the planned proceeds of the offering will be sufficient to fund the Company's operations for approximately 18 months, there can be no assurance that such funds will, in fact, be sufficient or that the Company will be able to meet all of its obligations as they come due. As discussed in Note 17, the Company raised $1,000,000 in bridge loan financing subsequent to year end which was used to repay certain outstanding obligations and support the Company's current working capital requirements.


     The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
BioQuant, Inc.
Irvine, California

     We have audited the accompanying balance sheet of BioQuant, Inc. (a Michigan corporation) (a company in the development stage) as of June 30, 1996, and the related statements of operations and cash flows for the years ended June 30, 1996 and 1995, and for the period from inception (October 1985) to June 30, 1996, and the statement of stockholders' deficit for the period from inception (October 1985) to June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioQuant, Inc. as of June 30, 1996, and the results of its operations and its cash flows for the years ended June 30, 1996 and 1995, and for the period from inception (October 1985) to June 30, 1996, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has sustained recurring losses from operations and cash flow shortages, and is reporting deficiencies in working capital and stockholders' equity. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          COOPERS & LYBRAND L.L.P.
Seattle, Washington
September 5, 1996

                                 BIOQUANT, INC.
                            (A MICHIGAN CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                                 BALANCE SHEET

                                           JUNE 30, 1996
                                           -------------
                 ASSETS
Current assets:
  Cash and cash equivalents.............    $     31,200
  Accounts receivable...................             278
  Advance to PBI........................         100,000
  Supplies..............................          10,616
  Prepaid expenses......................           2,727
                                           -------------
     Total current assets...............         144,821
Property and equipment, net.............          18,197
Other assets:
  Technology license, net of accumulated
     amortization of $85,938............         164,062
  Lease deposits........................             277
                                           -------------
     Total assets.......................    $    327,357
                                           -------------
                                           -------------

 LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Notes payable to related parties......    $    429,461
  Notes payable to affiliate............          90,000
  Advances from PBI--Delaware...........         155,000
  Accounts payable......................          34,364
  Accrued liabilities...................          65,416
                                           -------------
     Total liabilities..................         774,241
                                           -------------

Commitments and contingencies
Stockholders' deficit:
  Common stock, no par value, 1,000
     shares authorized, one share issued
     and outstanding....................       2,340,381
  Accumulated deficit...................      (2,787,265)
                                           -------------
     Total stockholders' deficit........        (446,884)
                                           -------------
     Total liabilities and stockholders'
      deficit...........................    $    327,357
                                           -------------
                                           -------------

   The accompanying notes are an integral part of these financial statements.

                                 BIOQUANT, INC.
                            (A MICHIGAN CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                            STATEMENT OF OPERATIONS
                  FOR THE YEARS ENDED JUNE 30, 1996 AND 1995,
       AND FOR THE PERIOD FROM INCEPTION (OCTOBER 1985) TO JUNE 30, 1996

                                                                  FOR THE PERIOD
                                                                  FROM INCEPTION
                                                                (OCTOBER 1985) TO
                                        1996         1995         JUNE 30, 1996
                                      ---------    ---------    ------------------
Revenues...........................   $   4,838    $  16,270       $     24,846
                                      ---------    ---------    ------------------
Operating expenses:
  Research and product
     development...................     509,183      308,103          3,171,232
  General and administration.......     336,129      338,593          2,189,098
                                      ---------    ---------    ------------------
     Total operating expenses......     845,312      646,696          5,360,330
                                      ---------    ---------    ------------------
Operating loss.....................    (840,474)    (630,426)        (5,335,484)
                                      ---------    ---------    ------------------
Other income (expense):
  Interest expense.................     (19,673)      (2,040)           (83,193)
  Grant income.....................     101,714       32,420          2,576,914
  Interest and other income........       8,692       10,687             54,498
                                      ---------    ---------    ------------------
     Other income (expense), net...      90,733       41,067          2,548,219
                                      ---------    ---------    ------------------
Net loss...........................   $(749,741)   $(589,359)      $ (2,787,265)
                                      ---------    ---------    ------------------
                                      ---------    ---------    ------------------

   The accompanying notes are an integral part of these financial statements.

                                 BIOQUANT, INC.
                            (A MICHIGAN CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                            STATEMENT OF CASH FLOWS
                  FOR THE YEARS ENDED JUNE 30, 1996 AND 1995,
       AND FOR THE PERIOD FROM INCEPTION (OCTOBER 1985) TO JUNE 30, 1996

                                                                 FOR THE PERIOD
                                                                 FROM INCEPTION
                                                                (OCTOBER 1985) TO
                                        1996         1995         JUNE 30, 1996
                                      ---------    ---------    -----------------
Cash flows from operating
 activities:
  Cash received from customers.....   $   6,070    $  17,669       $    24,568
  Cash paid to suppliers and
     employees.....................    (857,349)    (617,068)       (5,109,502)
  Grants and interest received.....     110,406       42,116         2,631,412
  Interest paid....................     (19,673)      (2,040)          (83,193)
                                      ---------    ---------    -----------------
     Cash used by operations.......    (760,546)    (559,323)       (2,536,715)
                                      ---------    ---------    -----------------
Cash flows from investing
 activities:
  Purchase of equipment............      (3,518)      (8,167)         (168,347)
  Loan to affiliate................    (100,000)                      (100,000)
  Purchase of technology license...     (50,000)     (20,000)          (70,000)
  Deposits.........................          20         (252)             (277)
                                      ---------    ---------    -----------------
     Cash used by investing
       activities..................    (153,498)     (28,419)         (338,624)
                                      ---------    ---------    -----------------

Cash flows from financing
 activities:
  Preferred stock sold for cash....     298,000      613,743         2,267,771
  Financing costs incurred in
     connection with issuance of
     preferred stock...............                  (26,725)          (26,725)
  Common stock sold for cash.......                   10,000            54,200
  Repurchase of common stock.......                                    (67,086)
  Borrowings from related parties..     456,961                        456,961
  Borrowings from affiliates.......     137,500                        170,000
  Issuance of convertible
     subordinated notes............                                     51,418
                                      ---------    ---------    -----------------
     Cash provided by financing
       activities..................     892,461      597,018         2,906,539
                                      ---------    ---------    -----------------
(Decrease) increase in cash and
 cash equivalents..................     (21,583)       9,276            31,200
Cash and cash equivalents:
  Beginning balance................      52,783       43,507
                                      ---------    ---------    -----------------
  Ending balance...................   $  31,200    $  52,783       $    31,200
                                      ---------    ---------    -----------------
                                      ---------    ---------    -----------------
Reconciliation of Net Loss to Cash
 Used by Operations:
  Net loss.........................   $(749,741)   $(589,359)      $(2,787,265)
  Adjustments to reconcile net loss
     to cash used by operations:
     Depreciation and amortization       76,024       44,369           236,088
     Common stock issued for
       services and subordinated
       convertible notes...........                                     35,803
     Reduction in notes payable to
       affiliate in lieu of payment
       of management fees..........     (47,500)                       (47,500)
     Changes in operating accounts:
       Accounts receivable.........       1,232        1,399              (278)
       Supplies....................      (5,021)       5,530           (10,616)
       Prepaid expenses............       3,128       (3,436)           (2,727)
       Accounts payable and accrued
          liabilities..............     (38,668)     (17,826)           39,780
                                      ---------    ---------    -----------------
Cash used by operations............   $(760,546)   $(559,323)      $(2,536,715)
                                      ---------    ---------    -----------------
                                      ---------    ---------    -----------------

                      See Note 9 for noncash transactions.

   The accompanying notes are an integral part of these financial statements.

                                 BIOQUANT, INC.
                            (A MICHIGAN CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
         FOR THE PERIOD FROM INCEPTION (OCTOBER 1985) TO JUNE 30, 1996

                                  CLASS A              CLASS A                                               DEFICIT
                                CONVERTIBLE          CONVERTIBLE                                           ACCUMULATED
                    AMOUNTS   PREFERRED STOCK      PREFERRED STOCK         COMMON STOCK       ADDITIONAL   DURING THE
                      PER    ------------------  -------------------  ----------------------    PAID-IN    DEVELOPMENT
                     SHARE    SHARES    AMOUNT    SHARES    AMOUNT      SHARES      AMOUNT      CAPITAL       STAGE        TOTAL
                    -------  --------  --------  --------  ---------  ----------  ----------  -----------  -----------  -----------
Stock issued for
 cash between
 October 1985 and
 January 1991:       $0.88   (710,715) $ 71,072        --         --          --          --  $   553,928          --   $   625,000
  Preferred stock,
    Class A........  $2.00         --        --   125,000  $ 250,000          --          --           --          --       250,000
  Preferred stock,
    Class B........  $0.13         --        --        --         --     428,700  $   46,650        7,550          --        54,200
  Common stock.....     --         --        --        --         --          --          --           --          --            --
Stock repurchased
 and canceled
 between December
 1986 and November
 1990..............  $0.58         --        --        --         --    (116,100)    (12,060)     (55,026)         --       (67,086)
Stock issued for
 services between
 December 1987 and
 March 1991........  $0.37         --        --        --         --      35,750       8,345        4,835          --        13,180
Conversion of $1.00
 par value common
 stock to $0.10 par
 value common stock
 in March 1988.....     --         --        --        --         --          --      (8,100)       8,100          --            --
Preferred stock
 issued for
 subordinated
 convertible notes
 in March 1992.....  $2.00         --        --   142,800    285,600          --          --           --          --       285,600
Preferred stock
 converted to
 common stock in
 July 1993.........     --   (710,715)  (71,072) (267,800)  (535,600)    978,515     606,672           --          --            --

Common stock issued
 for subordinated
 convertible notes
 in October 1993...  $1.03         --        --        --         --      49,743      51,418           --          --        51,418
Effect of 1-for-4
 reverse stock
 split in October
 1993..............     --         --        --        --         --  (1,032,456)         --           --          --            --
Preferred stock
 issued for cash in
 October 1993......  $0.52    403,979   210,073        --         --          --          --           --          --       210,073
Common stock issued
 for license
 agreement in
 October 1993......  $0.06         --        --        --         --     210,375      12,623           --          --        12,623
Conversion of $0.10
 par value common
 stock to no par
 value common stock
 in 1993...........     --         --        --        --         --          --     519,387     (519,387)         --            --
Net loss for the
 period from
 inception (October
 1985) to June 30,
 1994..............     --         --        --        --         --          --          --           --  $(1,448,165)  (1,448,165)
                             --------  --------  --------  ---------  ----------  ----------  -----------  -----------  -----------
  Balance, June 30,
    1994...........     --    403,979   210,073        --         --     554,527   1,224,935           --   (1,448,165)     (13,157)
Issuance of Class B
 convertible
 preferred stock...  $1.74         --        --   363,840    634,098          --          --           --          --       634,098
Financing costs
 paid in connection
 with issuance of
 convertible
 preferred
 stock Class B.....     --         --        --        --    (26,725)         --          --           --          --       (26,725)
Common stock issued
 as financing costs
 associated with
 the Class B
 convertible
 preferred stock...     --         --        --        --    (10,000)      5,715      10,000           --          --            --
Net loss...........     --         --        --        --         --          --          --           --     (589,359)    (589,359)
                             --------  --------  --------  ---------  ----------  ----------  -----------  -----------  -----------
  Balance, June 30,
    1995...........     --    403,979   210,073   363,840    597,373     560,242   1,234,935           --   (2,037,524)       4,857

Issuance of Class B
 convertible
 preferred stock...  $2.00         --        --   149,000    298,000          --          --           --          --       298,000
Redemption of
 shares in
 connection with
 acquisition by
 PBI-Delaware......     --   (403,979) (210,073) (512,840)  (895,373)   (560,241)  1,105,446           --          --            --
Net loss...........     --         --        --        --         --          --          --           --     (749,741)    (749,741)
                             --------  --------  --------  ---------  ----------  ----------  -----------  -----------  -----------
  Balance, June 30,
    1996...........     --         --  $     --        --  $      --           1  $2,340,381  $        --  $(2,787,265) $  (446,884)
                             --------  --------  --------  ---------  ----------  ----------  -----------  -----------  -----------
                             --------  --------  --------  ---------  ----------  ----------  -----------  -----------  -----------


   The accompanying notes are an integral part of these financial statements.

                                 BIOQUANT, INC.
                            (A MICHIGAN CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                         NOTES TO FINANCIAL STATEMENTS

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The Company

     BioQuant, Inc. (the 'Company') was incorporated in 1985 and has been engaged in research and product development activities since inception. The Company is currently engaged in the development of a diagnostic product test related to osteoporosis. The Company's product line includes a patented skin patch technology, patented antisera and proprietary immunoassays for the measurement of human perspiration. The Company also owns a patented saliva collection device which is currently being developed for non-invasive diabetes tests. The Company has financed its operations principally through sales of preferred and common stock, research grants and loans from certain stockholders.

     In June 1996 the Company was acquired by Pacific Biometrics, Inc. ('PBI-Delaware'), a Delaware corporation, through an exchange of common stock. The Company now operates as a wholly-owned subsidiary of PBI-Delaware. The Company is an affiliate of Pacific Biometrics, Inc. ('PBI'), a Washington corporation, through a common parent corporation.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     Cash and cash equivalents consist of a money market fund which is maintained at a bank. The Company considers all investments with an initial maturity of three months or less at the time of purchase to be cash equivalents.

  Supplies

     Supplies consist of devices related to the Company's saliva collection technology and other items related to the Company's patented skin patch technology. These items are recorded at the lower of estimated cost (weighted-average) or market.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line and accelerated methods over the useful lives of the related assets. Leasehold improvements relating to the Company's office facilities are being amortized over the term of the lease. The cost and related accumulated depreciation or amortization of property or equipment sold of otherwise disposed of are removed from the accounts and the resulting gains or losses are included in the statement of operations.

  Licensing Fees


     In 1995, the Company licensed certain diagnostic technology related to osteoporosis testing for $250,000. The Company paid $50,000 and $20,000 during the years ended June 30, 1996 and 1995, respectively, and the balance of $180,000 in July 1996. The total licensing fee of $250,000 is being amortized using the straight-line method over a period of four years. The amount charged to expense in connection with amortizing these licensing fees was $62,500 and $23,438 for the years ended June 30, 1996 and 1995, and $85,938 for the period from inception (October 1985) to June 30, 1996.

     The licensing agreement provides the Company an exclusive worldwide (except Japan) license of the technology. The licensing agreement converts to a non-exclusive arrangement upon the earlier of (i) seven years from the first commercial sale of products incorporating the licensed technology, or (ii) February 15, 2005.

                                 BIOQUANT, INC.
                            (A MICHIGAN CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Grant Income

     The Company has received several government grants to support its research activities. Grant revenue is recognized as the related expenses are incurred to fulfill the specific grant requirements.

  Income Taxes

     Deferred tax assets and liabilities are recorded for differences between the financial statement and tax bases of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

  Financial Instruments

     The carrying amounts of cash and cash equivalents approximate fair value due to the short-term maturities of these instruments. The carrying values of the Company's debt approximates their estimated fair values because the rates of interest on the debt approximates current interest rates for similar obligations with like maturities.

  Recent Pronouncements

     During March 1995, the Financial Accounting Standards Board issued

Statement No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of' (SFAS No. 121), which requires the Company to review for impairment its long-lived assets and intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In certain situations, an impairment loss would be recognized. SFAS No. 121 will become effective for the Company's 1997 fiscal year. Management does not expect this Statement to have a material impact on the Company's financial condition or results of operations.

     During October 1995, the Financial Accounting Standards Board issued Statement No. 123, 'Accounting for Stock-Based Compensation' (SFAS No. 123) which establishes a fair value method of accounting for stock-based compensation plans, and requires additional disclosures for those companies which elect not to adopt the new method of accounting. SFAS No. 123 will be effective for the Company's 1997 fiscal year. The Company does not intend to adopt the fair value method of accounting for stock-based compensation, and will provide the required additional disclosures beginning in its fiscal year ending June 30, 1997.

  Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and assumptions.

  Risks and Uncertainties

     The Company's products require approvals from the Food and Drug Administration (FDA) and international regulatory agencies prior to commercialized sales. There can be no assurance that the Company's products will receive any of the required approvals. If the Company is denied such approvals or if such approvals are delayed, it would have a material adverse effect on the Company.

                                 BIOQUANT, INC.
                            (A MICHIGAN CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. ADVANCE TO PBI

     During the year ended June 30, 1996, the Company loaned $100,000 to PBI. This loan is uncollateralized and bears interest at 9.25%. The loan is due March 1, 1997.

3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at June 30, 1996:

          Laboratory equipment....................   $112,959
          Computer equipment......................     40,095
          Office furniture and equipment..........     13,808
          Leasehold improvements..................      1,485
                                                     --------
                                                      168,347
          Less accumulated depreciation and
            amortization..........................   (150,150)
                                                     --------
                                                     $ 18,197
                                                     --------
                                                     --------

     Depreciation expense for the years ended June 30, 1996 and 1995, was $13,522 and $18,673, respectively, and $150,150 for the period from inception (October 1985) to June 30, 1996.

4. FINANCING

  Notes Payable to Related Parties

     At June 30, 1996, the Company had received loans from certain stockholders amounting to $222,500. These loans were uncollateralized and bear interest at the prime rate plus 1% (9.25% at June 30, 1996). These loans were scheduled to mature at various dates from September 1996 to October 1996. Subsequent to year end, loans amounting to $200,000 were refinanced in connection with a bridge loan completed by PBI-Delaware. The remaining $22,500 in stockholder loans was converted to equity in PBI-Delaware. Interest paid in connection with these loans was $15,647 for the year ended June 30, 1996, for the period from inception (October 1985) to June 30, 1996. There was no interest paid in 1995.

     At June 30, 1996, the Company had received loans from an affiliate amounting to $90,000. These loans are uncollateralized and bear interest at the prime rate plus 1% (9.25% at June 30, 1996). These loans mature at various dates ranging from October 1996 through December 1996.

     At June 30, 1996, the Company had demand loans outstanding to an affiliate amounting to $17,500. These loans carried interest at 8% and were collateralized by substantially all the Company's assets. These loans were converted to equity in PBI-Delaware subsequent to year end.

  Advances from PBI-Delaware

     During the year ended June 30, 1996, the Company received advances from PBI-Delaware amounting to $155,000. These advances are uncollateralized with no specified interest rate or repayment terms.

5. RELATED PARTY TRANSACTIONS

     In September 1993, the Company entered into a contract for management and consulting services with a company owned by certain of the Company's stockholders. The Company incurred $138,500 and $108,726 for management and consulting services provided during the years ended June 30, 1996 and 1995, respectively, and $300,098 for the period from inception (October 1985) to June 30, 1996. The expense reported for the year ended June 30, 1996, is net of amounts reimbursed by PBI of $47,500 for shared management and consulting services. This amount was reimbursed through a reduction in amounts owed to the affiliate. The accrued liability for management and consulting services at June 30, 1996, of $189,461 was converted to a promissory note bearing

                                 BIOQUANT, INC.
                            (A MICHIGAN CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

5. RELATED PARTY TRANSACTIONS--(CONTINUED)

annual interest at 7% with no specific due date. This note is included in notes payable to related parties on the accompanying balance sheet.

6. LEASES

     In September 1995, the Company agreed to sublease its office facilities from PBI. Under this agreement, the Company is responsible for its proportionate share of real estate taxes, insurance and common area maintenance costs. Rent expense under this agreement and other rental agreements was $5,707 and $25,897 for the years ended June 30, 1996 and 1995, respectively, and approximately $264,000 for the period from inception (October 1985) to June 30, 1996. The agreement with the affiliate was scheduled to expire in October 1996. The Company has entered into a new lease for the facilities which extends to September 1997. Under this lease, the Company is responsible for its proportionate share of real estate taxes, insurance and common area costs. Future minimum payments on this lease are $31,662 and $8,033 for the years ended June 30, 1997 and 1998, respectively.

7. STOCKHOLDERS' DEFICIT

  Preferred Stock


     In 1988, the Company sold 357,145 shares of Preferred Stock, Class A, for $300,000. In 1989, the Company sold an additional 178,570 shares of Preferred Stock, Class A, for $150,000. In 1989 and 1990, the Company sold 125,000 shares of Preferred Stock, Class B, for $250,000. In March 1992, the Company issued 142,800 shares of Preferred Stock, Class B, in exchange for $285,600 in subordinated convertible promissory notes. In July 1993, all of the Company's outstanding shares of Preferred Stock, Class A, and Preferred Stock, Class B, were exchanged for 978,515 shares of the Company's common stock.

     In October 1993, the Company issued 403,979 shares of Preferred Stock, Class A, for $210,073. In 1994, the Company issued 362,292 shares of Preferred Stock, Class B, for $610,082, and in 1995, the Company issued 149,000 shares of Preferred Stock, Class B, for $298,000. In June 1996, all of the Company's outstanding shares of Preferred Stock, Class A, and Preferred Stock, Class B, were redeemed in connection with the acquisition by PBI-Delaware in exchange for common stock in PBI-Delaware.

  Common Stock

     In 1985 and 1986, the Company issued 426,700 shares of common stock for $54,200. The Company redeemed 116,100 of these shares for $67,086 during the period from 1986 through 1990.

     In 1988, the Company converted its $1.00 par value common stock to $0.10 par value common stock. In 1993, the Company converted its $0.10 par value common stock to no par value common stock, and effected a 1-for-4 reverse stock split.

     In December 1993, the Company issued 210,375 shares of common stock valued at $12,623 in connection with the assignment of a license and supply agreement covering certain medical technology.

     In June 1996, the Company was acquired by PBI-Delaware in a stock-for-stock exchange resulting in the redemption of all except one of the Company's shares of common stock.

  Stock Options

     The Company has adopted an Incentive Stock Option plan ('ISO Plan') and a Nonqualified Stock Option plan ('NSO Plan') under which the Board of Directors is authorized to grant options to purchase the Company's common stock. Options granted under the ISO Plan were granted at no less than the fair value of the underlying common stock, and generally expired ten years from the date of grant. The ISO Plan is designed to conform to the requirements of Section 422A of the Internal Revenue Code, as amended. Options were granted under the

                                 BIOQUANT, INC.
                            (A MICHIGAN CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

7. STOCKHOLDERS' DEFICIT--(CONTINUED)

NSO Plan at exercise prices to be determined by the Board of Directors. Generally, options vested over a four year period, and expired five years from the date of grant.

     The following is a summary of the activity in the Company's stock option plans for the period from inception (October 1985) to June 30, 1996:

                                         ISO PLAN                      NSO PLAN
                                 ------------------------      ------------------------
                                  EXERCISE      NUMBER OF       EXERCISE      NUMBER OF
                                    PRICE        OPTIONS          PRICE        OPTIONS
                                 -----------    ---------      -----------    ---------
Granted.......................   $  2.00           13,313      $  0.50            4,375
Canceled......................   $  2.00             (500)
                                                ---------                     ---------
     Balance, June 30, 1989...                     12,813                         4,375
Granted.......................   $ 2-$3.00         32,625      $  3.00           12,125
Canceled......................   $  2.00           (2,500)
                                                ---------                     ---------
     Balance, June 30, 1990...                     42,938                        16,500
Granted.......................   $  3.00           12,563      $  3.00            3,488
Canceled......................   $ 2-$3.00         (5,563)     $  3.00           (2,500)
                                                ---------                     ---------
     Balance, June 30, 1991...                     49,938                        17,488
Granted.......................   $  2.96              750      $  3.00            4,500
                                                ---------                     ---------
     Balance, June 30, 1992...                     50,688                        21,988
Granted.......................   $  1.00            6,438
Canceled......................   $  2.00             (500)
                                                ---------                     ---------
     Balance, June 30, 1993...                     56,626                        21,988
Granted.......................   $  0.06           42,000      $  0.06          676,000
Canceled......................   $  2.00           (6,750)     $  0.50           (4,375)
                                                ---------                     ---------
     Balance, June 30, 1994...                     91,876                       693,613

Granted.......................   $  0.20           52,000      $  0.20           86,918
Canceled......................   $  3.00          (38,875)     $  3.00           (4,625)
                                                ---------                     ---------
     Balance, June 30, 1995...                    105,001                       775,906
Granted.......................                      5,500      $  0.30          150,000
Exchanged.....................   $0.06-$3.00     (110,501)     $0.06-$3.00     (925,906)
                                                ---------                     ---------
     Balance, June 30, 1996...
                                                ---------                     ---------
                                                ---------                     ---------

                                      F-27

                                 BIOQUANT, INC.
                            (A MICHIGAN CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

7. STOCKHOLDERS' DEFICIT--(CONTINUED)

  Stock Purchase Warrants

     The following is a summary of the activity relating to stock purchase warrants granted from the Company's inception (October 1985) to June 30, 1996:

                                                               PREFERRED     PREFERRED
                                                 COMMON         STOCK,        STOCK,
                                                 STOCK         CLASS A,      CLASS B,
                                  EXERCISE      PURCHASE       PURCHASE      PURCHASE
                                    PRICE       WARRANTS       WARRANTS      WARRANTS
                                 -----------    --------      -----------    ---------
Granted.......................   $  1.00                          175,000
                                                              -----------
     Balance, June 30, 1990...                                    175,000
Granted.......................   $  4.00          18,438
Exercised.....................   $  1.00                         (175,000)
                                                --------
     Balance, June 30, 1991,
       1992 and 1993..........                    18,438
Granted.......................   $0.20-$0.25      21,250
Canceled......................   $  4.00          (6,250)
                                                --------
     Balance, June 30, 1994...                    33,438
Granted.......................   $  0.20          15,000
                                                --------
     Balance, June 30, 1995...                    48,438
Granted.......................   $  2.00                                       175,000
Exchanged.....................   $0.20-$4.00     (48,438)                     (175,000)
                                                --------      -----------    ---------
     Balance, June 30, 1996...
                                                --------      -----------    ---------
                                                --------      -----------    ---------

     All outstanding options and warrants became fully vested and were exchanged for similar options and warrants in PBI-Delaware in accordance with the terms of the options and warrant agreements.

8. COMMITMENTS

     The Company has entered into a license agreement with respect to its osteoporosis technology. This agreement provides for royalty payments to the licensors of 5% of gross sales as defined in the agreement, with minimum royalty payments of $15,000 each quarter.

     The Company has also entered into a manufacturing agreement with an affiliate of the owners of the technology which requires certain minimum purchases to retain the exclusive use of the licensed technology. This agreement requires that the Company purchase a minimum of 25,000 units prior to March 31, 1997.

                                 BIOQUANT, INC.
                            (A MICHIGAN CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

9. SUMMARY OF NONCASH TRANSACTIONS

     The Company entered into the following noncash transactions during the period from inception (October 1985) to June 30, 1996:

     Common stock issued for services in
       1987, 1988 and 1991...................   $   35,803
                                                ----------
                                                ----------
     Issuance of preferred stock in
       connection with exercise of warrants
       in 1990 and 1991......................   $  175,000
                                                ----------
                                                ----------
     Preferred stock issued in exchange for
       convertible subordinated notes in
       March 1992............................   $  285,600
                                                ----------
                                                ----------
     Common stock issued in exchange for
       preferred stock, Class A and Class B
       in July 1993..........................   $  606,672
                                                ----------
                                                ----------
     Common stock issued for convertible
       subordinated debt in October 1993.....   $   51,418
                                                ----------
                                                ----------
     Common stock issued for license
       agreement in December 1993............   $   12,623
                                                ----------
                                                ----------
     Preferred stock issued in exchange for
       loan from affiliate in 1995...........   $   25,000
                                                ----------
                                                ----------
     Reduction in notes payable in lieu of
       payment of management fees in 1996....   $   47,500
                                                ----------
                                                ----------
     Redemption of preferred stock and common
       stock in connection with the Company's
       acquisition by PBI-Delaware in June
       1996..................................   $1,105,446
                                                ----------
                                                ----------


10. INCOME TAXES

     At June 30, 1996, the Company had accumulated net operating loss carryforwards for tax purposes of approximately $2.7 million which expire through 2011. As a result of previous financing transactions, the availability of these net operating losses will be limited each year as specified in the Internal Revenue Code. The availability of these net operating losses will be limited to use by the Company.

     The following is a reconciliation of income tax benefit to the amount based on the U.S. statutory rate of 34% for the years ended June 30, 1996 and 1995, and for the period from inception (October 1985) to June 30, 1996:

                                                                 FOR THE PERIOD
                                                                 FROM INCEPTION
                                                                 (OCTOBER 1985)
                                        1996         1995       TO JUNE 30, 1996
                                      ---------    ---------    ----------------
Income tax benefit based on U.S.
  statutory rate...................   $(254,912)   $(200,382)      $ (947,670)
Other..............................                                     7,192
Losses which provide no current tax
  benefit..........................     254,912      200,382          940,478
                                      ---------    ---------    ----------------
     Income tax benefit............   $       0    $       0       $        0
                                      ---------    ---------    ----------------
                                      ---------    ---------    ----------------

                                      F-29

                                 BIOQUANT, INC.
                            (A MICHIGAN CORPORATION)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

10. INCOME TAXES--(CONTINUED)

     Significant components of the Company's deferred tax assets and liabilities are as follows at June 30, 1996:

          Deferred tax assets:
            Depreciation....................................   $     590
            Technology license fees and other...............      21,191
            Tax loss carryforwards..........................     918,697
                                                               ---------
          Total deferred tax assets.........................     940,478
          Valuation allowance...............................    (940,478)
                                                               ---------
            Net deferred tax assets.........................   $       0
                                                               ---------
                                                               ---------

     The provision for income taxes was as follows:

                                                                 FOR THE PERIOD
                                                                 FROM INCEPTION
                                                                 (OCTOBER 1985)
                                        1996         1995       TO JUNE 30, 1996
                                      ---------    ---------    ----------------
Current provision..................   $            $               $
Deferred provision.................     254,912      279,043          940,478
Change in valuation allowance......    (254,912)    (279,043)        (940,478)
                                      ---------    ---------    ----------------
  Provision for income taxes.......   $       0    $       0       $        0
                                      ---------    ---------    ----------------
                                      ---------    ---------    ----------------

11. GOING CONCERN

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has sustained recurring losses from operations and cash flow shortages, and is reporting deficits in working capital and stockholders' equity. These matters raise substantial doubt about the Company's ability to continue as a going concern.


     The ability of the Company to sustain itself as a going concern is dependent on its ability to generate sufficient cash to meet its financial requirements and, ultimately, upon achieving profitable operations. As discussed in Note 1, PBI-Delaware is currently in the process of raising approximately $8 million through an initial public offering of its common stock and, although the outcome of the public offering cannot be predicted with certainty, PBI-Delaware plans to complete this financing later in 1996. The outcome of PBI-Delaware's efforts to complete its initial public offering is not determinable at this time. However, the underwriting agreement provides that the offering is a firm commitment. In addition, although management believes that the planned proceeds of the offering will be sufficient to fund the Company's operations for approximately 18 months, there can be no assurance that such funds will, in fact, be sufficient or that the Company will be able to meet all of its obligations as they come due. Subsequent to June 30, 1996, PBI-Delaware raised $1,000,000 in bridge loan financing which was used to repay certain outstanding obligations and support the Company's current working capital requirements.


     The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Pacific Biometrics, Inc.
Seattle, Washington

We have audited the accompanying statement of operations of Pacific Biometrics, Inc. (a Washington corporation) for the seven month period from July 1, 1994, to January 31, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the results of operations of Pacific Biometrics, Inc. for the seven month period from July 1, 1994, to January 31, 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.
Seattle, Washington
September 5, 1996

                            PACIFIC BIOMETRICS, INC.
                           (A WASHINGTON CORPORATION)

                            STATEMENT OF OPERATIONS
       FOR THE SEVEN MONTH PERIOD FROM JULY 1, 1994, TO JANUARY 31, 1995


     Laboratory testing revenues and
       consulting fees.......................   $   470,906
                                                -----------
     Operating expenses:
       Laboratory............................       496,787
       General and administrative............       452,652
                                                -----------
          Total operating expenses...........       949,439
                                                -----------
       Operating loss........................
                                                   (478,533)
                                                -----------
     Other income (expense):
       Interest expense......................       (16,190)
       Interest and other income.............         4,527
                                                -----------
                                                    (11,663)
                                                -----------
     Net loss................................   $  (490,196)
                                                -----------
                                                -----------

   The accompanying notes are an integral part of these financial statements.

                            PACIFIC BIOMETRICS, INC.
                           (A WASHINGTON CORPORATION)

                        NOTES TO STATEMENT OF OPERATIONS
       FOR THE SEVEN MONTH PERIOD FROM JULY 1, 1994, TO JANUARY 31, 1995

1. THE COMPANY, BASIS OF PRESENTATION AND PROPOSED INITIAL PUBLIC OFFERING

  Organization and Basis of Presentation

     Pacific Biometrics, Inc. ('PBI' or the 'Company') was incorporated in Washington in 1989, and has been engaged in providing laboratory and clinical research support services to the pharmaceutical and diagnostic industries. PBI provides services on normal credit terms to commercial and research organizations throughout the United States.

     In January 1995, PBI and Merchant House Scientific, Inc., a California corporation ('Merchant House'), were merged with and into PBI/MHS Consolidation Corporation, a Washington corporation which survived the merger and changed its name to Pacific Biometrics, Inc. In June 1996, Pacific Biometrics, Inc. was acquired by a holding company (Pacific Biometrics, Inc., a Delaware corporation, 'PBI-Delaware'), which was formed in May 1996 for the purpose of acquiring Pacific Biometrics, Inc. and an affiliated company (BioQuant, Inc., a Michigan corporation, 'BioQuant').

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Depreciation

     Property and equipment are recorded at cost. Depreciation and amortization are provided using straight-line and accelerated methods over the useful lives of the related assets. Leasehold improvements are amortized over the term of the lease. The cost and accumulated depreciation of property or equipment sold or otherwise disposed of are removed from the accounts and the resulting gains or losses are included in the statement of operations.

  Income Taxes

     Deferred tax assets and liabilities are recorded for differences between the financial statement and tax bases of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

  Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and assumptions.

3. EMPLOYMENT AND NONCOMPETITION AGREEMENTS

     The Company has entered into employment and noncompetition agreements with certain executives. These agreements specify that the executives may not engage in any competitive activity for a one-year period following termination.

                            PACIFIC BIOMETRICS, INC.
                           (A WASHINGTON CORPORATION)

                 NOTES TO STATEMENT OF OPERATIONS--(CONTINUED)
       FOR THE SEVEN MONTH PERIOD FROM JULY 1, 1994, TO JANUARY 31, 1995

4. INCOME TAXES

     As a result of the merger with Merchant House, the availability of the Company's net operating losses will be limited to a prescribed amount each year as specified in the Internal Revenue Code, and will be limited to use by the Company following its acquisition by PBI-Delaware in 1996.

     The following is a reconciliation of income tax expense (credit) to the amount based on the U.S. statutory rate of 34% for the period from July 1, 1994, to January 31, 1995:

     Income tax benefit based on U.S.
       statutory rate........................  $  (166,667)
     Stock options exercised.................      (13,881)
     Other...................................          432
     Losses which provide no current tax
       benefit...............................      180,116
                                               -----------
       Income tax benefit....................  $         0
                                               -----------
                                               -----------

     The provision for income taxes was as follows for the period from July 1, 1994, to January 31, 1995:

     Current provision.......................  $
     Deferred provision......................      180,116
     Change in valuation allowance...........     (180,116)
                                               -----------
       Provision for income taxes............  $         0
                                               -----------
                                               -----------

5. SEVERANCE AGREEMENT


     In September 1994 the Company terminated an employment contract with one of its employees. Concurrently, the Company entered into a consulting agreement with the executive which provided for monthly payments of $5,000 beginning November 1, 1994, and ending October 1, 1995. All amounts owed under this agreement were paid. The agreement also provides for a lump-sum payment of $50,000 in the event the Company completes an initial public offering. This obligation has been assumed by a Director of the Company.

6. LEASES

     The Company has entered into noncancelable operating leases for office facilities. Under these leases, the Company is responsible for its proportionate share of real estate taxes, insurance and common area maintenance costs. Rent expense on these lease agreements was $82,764 for the seven month period from July 1, 1994, to January 31, 1995.

7. MAJOR CUSTOMERS

     The Company's sales to its largest customer represented approximately 14.3% of its total sales for the seven months ended January 31, 1995. Sales to its largest five customers represented approximately 52.8% of its total sales for the seven months ended January 31, 1995.

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[PHOTOGRAPH]

[DESCRIPTION TO BE SUPPLIED]

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[DESCRIPTION TO BE SUPPLIED]

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[DESCRIPTION TO BE SUPPLIED]

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[DESCRIPTION TO BE SUPPLIED]

                PBI REFERENCE LABORATORY -- SEATTLE, WASHINGTON

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.


                      ------------------------------------

                               TABLE OF CONTENTS
                                                              PAGE
                                                              ----
             Prospectus Summary.............................     3
             Summary Combined Financial Information.........     6
             Risk Factors...................................     9
             Use of Proceeds................................    19
             Capitalization.................................    19
             Dilution.......................................    20
             Dividend Policy................................    20
             Management's Discussion and Analysis of
               Financial Condition and Results of
               Operations...................................    21
             Business.......................................    24
             Management.....................................    34
             Principal Stockholders.........................    40
             Certain Relationships and Transactions.........    41
             Description of Securities......................    44
             Shares Eligible for Future Sale................    46
             Underwriting...................................    47
             Legal Matters..................................    48
             Experts........................................    48
             Additional Information.........................    49
             Index to Combined Financial Statements.........   F-1

                      ------------------------------------

UNTIL NOVEMBER   , 1996 (25 DAYS FROM THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    [LOGO]

                            PACIFIC BIOMETRICS, INC.

                                1,700,000 UNITS
                                 CONSISTING OF
                        1,700,000 SHARES OF COMMON STOCK
                         1,700,000 REDEEMABLE WARRANTS

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                PARADISE VALLEY
                                SECURITIES, INC.

                                          , 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation, within certain limitations, to indemnify any person by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action, suit or proceeding, if such person acted, in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     Article EIGHTH of the Registrant's Certificate of Incorporation, as amended, provides that:

          No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing in this Article EIGHTH shall eliminate or limit the liability of any director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involves intentional misconduct or knowing violation of law, (iii) under
     Section 174 of the General Corporation Law of the State of Delaware, or
     (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     In addition, the Registrant's Amended and Restated By-laws provides that the Registrant shall indemnify all persons to the full extent permitted, and in the manner provided, by the Delaware General Corporation Law.

     The Registrant intends to maintain director and officer liability insurance which would provide coverage against certain securities law liabilities.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts) are estimated as follows:


SEC Registration Fee....................................   $ 11,961
National Association of Securities Dealers, Inc. Fee....   $  3,968
Transfer Agent's Fee....................................   $  6,000
Printing and Engraving Expenses.........................   $ 75,000
Legal Fees and Expenses.................................   $180,000
State Securities Qualification Fees.....................   $ 25,000
Nasdaq Exchange Listing and Expenses....................   $ 10,000
Accounting Fees and Expenses............................   $105,000
Miscellaneous...........................................   $ 33,071
                                                           --------
  Total.................................................   $450,000
                                                           --------
                                                           --------


ITEM 26. RECENT SALE OF UNREGISTERED SECURITIES


     (a) On June 28, 1996, the Company issued an aggregate of 700,318 shares of Common Stock pursuant to a reverse triangular merger, for all issued and outstanding shares of BioQuant in a tax-free exchange whereby BioQuant became a wholly-owned subsidiary of the Company. This exchange of securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering based on the fact that such exchange involved a limited number (i.e., less than 50) of existing stockholders of BioQuant.



     (b) On June 28, 1996, the Company issued an aggregate of 1,038,851 shares of Common Stock pursuant to a reverse triangular merger, for all issued and outstanding shares of PBI-WA in a tax-free exchange whereby PBI-WA became a wholly-owned subsidiary of the Company. This exchange of securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering based on the fact that such exchange involved a limited number (i.e., less than 50) of existing stockholders of PBI-WA.



     (c) On June 28, 1996, the Company issued a total of 50,000 warrants to three accredited investors, including 10,000 warrants to a director of the Company, in connection with a private placement of an aggregate of $250,000 principal amount of promissory notes. The warrants entitle the holders to purchase one share of Common Stock at an exercise price of $5.70 per share until

April 30, 1998. This issuance of securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering based on the fact that such issuance involved a limited number (i.e., three individuals) of accredited investors.



     (d) Pursuant to a private offering of Units consisting of promissory notes and warrants, which closed on July 22 and August 15, 1996, the Company issued an aggregate of 250,000 warrants to certain accredited investors, including 14,583 warrants to a director of the Company, in connection with a $1,000,000 debt offering. The warrants entitle the holders to purchase one share of Common Stock at an exercise price of $5.70 per share until April 30, 1998. The Placement Agent for this offering was Paradise Valley Securities, Inc., which received an aggregate commission of $64,000. This offering of securities was exempt from the registration provisions of the Securities Act pursuant to Rules 505 and 506 of Regulation D promulgated thereunder based on the fact that such securities were only offered and sold to 'accredited investors' as defined in Rule 501 of Regulation D.



     (e) In July 1996, Terry Giles, a director of the Company, converted $400,000 of indebtedness plus accrued interest owed to him by the Company into 124,295 shares of Common Stock, which reflects a conversion rate of $3.45 per share. This transaction was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering based on the fact that such issuance involved an individual who was an accredited investor.



     (f) Also in July 1996, the Board of Directors granted Mr. Giles 55,000 shares of Common Stock for services rendered to the Company in excess of that required by non-employee directors. This issuance of securities was not subject to the registration provisions of the Securities Act since it did not involve an offer or sale of securities.



     (g) In July 1996, Craig Goldstone, a director of the Company, converted in excess of $44,000 of indebtedness, including interest, owed to him by the Company into 12,773 shares of Common Stock, which reflects a conversion rate of $3.45 per share. This transaction was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering based on the fact that such issuance involved an individual who was an accredited investor.



     (h) In July 1996, Paul Kanan and Ellen Rudnick, directors and officers of the Company, each received options to purchase 27,100 shares of Common Stock exercisable at $3.45 per share in connection with the issuance of promissory notes in lieu of cash for amounts accrued at June 30, 1996 for management services rendered to a subsidiary of the Company. This transaction was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering based on the fact that such issuance involved an individual who was an accredited investor.



     (i) In July 1996, the Board of Directors of the Company granted, pursuant to the Company's Stock Incentive Plan, options to purchase Common Stock at an exercise price of $3.45 per share to directors and officers as follows: Paul Kanan--80,000; Ellen Rudnick--80,000; Craig Goldstone--80,000; Russell Warnick-- 80,000; Elizabeth Teng Leary--80,000; Douglas Harrington--40,000. This issuance of securities was not subject to the registration provisions of the Securities Act since it did not involve an offer or sale of securities.

     (j) In July 1996, the Board of Directors of the Company authorized the grant, contemporaneously with the Company's initial public offering ('IPO'), of options to purchase 50,000 shares of Common Stock at an exercise price equal to the IPO price per share (i.e. $4.75) to Craig Goldstone in connection with services rendered on behalf of the Company beyond the normal services expected of a non-employee director. This issuance of securities was not subject to the registration provisions of the Securities Act since it did not involve an offer or sale of securities.



     (k) In July 1996, the Board of Directors of the Company granted options to purchase Common Stock at an exercise price of $3.45 per share in connection with deferred salaries as follows: Russell Warnick--6,880; and Elizabeth Teng Leary-- 3,260. This transaction was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering based on the fact that such issuance involved an individual who was an accredited investor.



     (l) In July 1996, the Company issued 5,206 shares of Common Stock to an entity affiliated with a director of the Company in connection with the conversion of indebtedness owed to such entity by the Company at a conversion rate of $3.45 per share. This transaction was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering based on the fact that such issuance involved an individual who was an accredited investor.



     (m) In August 1996, the Board of Directors of the Company granted 9,000 shares of Common Stock to Craig Goldstone in connection with services rendered to the Company. This issuance of securities was not subject to the registration provisions of the Securities Act since it did not involve an offer or sale of securities.



     (n) In August 1996, the Board of Directors of the Company granted options to purchase 16,000 shares of Common Stock at an exercise price of $3.45 per share to a non-executive employee. This issuance of securities was not subject to the registration provisions of the Securities Act since it did not involve an offer or sale of securities.



     (o) On August 30, 1996, the Company issued 2,900 shares of Common Stock to an accredited individual for an aggregate purchase price of $10,005 or $3.45 per share. This transaction was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering based on the fact that such issuance involved an individual who was an accredited investor.



     (p) In October 1996, the Board of Directors of the Company granted options to purchase an aggregate of 19,500 shares of Common Stock at an exercise price of $4.75 to 16 non-executive employees of the Company, which options vest over a two year period. These issuances of securities were not subject to the registration provisions of the Securities Act since they did not involve an offer or sale of securities.


     (q) Prior to the mergers described above, both BioQuant and PBI-WA funded their capital needs primarily through sales of equity and debt securities. Generally, such sales were made to accredited investors in separate privately negotiated transactions at various prices ranging from between $1.00 and $2.00 per share of common stock or convertible securities. All of the securities of BioQuant and PBI-WA were exchanged in the mergers described in (a) and (b) above at an exchange ratio of .474 Company shares for each BioQuant share and .189 Company shares for each PBI-WA share.


     All of the transactions described above (except (d) which is also exempt pursuant to Regulation D under the Act) were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof as transactions by an issuer not involving a public offering based on the fact that such issuances were transactions involving either a limited number of existing stockholders, isolated accredited purchasers without any widespread solicitation or advertising or were not subject to the registration provisions of the Securities Act as grants of securities for no consideration.


ITEM 27. EXHIBITS


1.1   -- Revised Form of Underwriting Agreement.
3.1   -- Certificate of Incorporation of the Registrant.*
3.2   -- Amended and Restated By-Laws of the Registrant.*

4.1   -- Specimen Stock Certificate.*
4.2   -- Specimen Warrant Certificate.*
4.3   -- Form of Warrant Agreement.*
4.4   -- Revised Form of Underwriter's Purchase Warrant.
5.1   -- Securities Opinion of Rosenman & Colin LLP.*
10.1  -- License Agreement, dated December 31, 1992, by and between Sudor
           Partners and CEO Advisors, Inc.*
10.2  -- Amendment No. 1 To License Agreement, dated August 6, 1993 by and between Sudor Partners and CEO Advisors, Inc.*
10.3  -- Supply Agreement, dated August 6, 1993, by and between Sudormed, Inc.
           and CEO Advisors, Inc.*
10.4  -- Assignment of License and Supply Agreements--Consent, dated September
           7, 1993, October 7, 1993 and October 11, 1993, by and between CEO
           Advisors, Inc. and Bioquant, Inc.*
10.5  -- License Agreement, dated February 15, 1995, by and between Metra and
           BioQuant.** *
10.6  -- Development Agreement, dated October 4, 1995, by and between BioQuant and Assay Designs.*
10.7  -- Agreement, dated October 26, 1995, by and between PBI-WA and Sigma
           Diagnostics.*
10.8  -- Manufacturing Agreement, dated March 1, 1996, by and between Merchant
           House Scientific and Irvine Scientific.*
10.9  -- Agreement and Plan of Merger, dated May 15, 1996, by and among
           BioQuant, Inc., Pacific Biometrics Inc. and BioQuant-Acquisition,
           Inc.*
10.10 -- Agreement and Plan of Merger, dated May 15, 1996, by and among Pacific
           Biometrics,Inc. (Washington), Pacific Biometrics, Inc. (Delaware), and PBI-Acquisition, Inc.*
10.11 -- Office Lease, dated January 15, 1990, by and between Bruce M. and Ann
           Stever Blume and Pacific Biometrics, Inc.*
10.12 -- Amendment No. 1 to Lease Agreement, dated June 15, 1992, by and between
           Blume 1100 Limited Partnership and Pacific Biometrics, Inc.*
10.13 -- Office Lease, dated August 13, 1992, by and between Blume 1100 Limited
           Partnership and Drake Mortgage.*
10.14 -- Assignment of Lease, dated November 30, 1993, by and between Pacific
           Biometrics, Inc. and Columbia First Service, Inc.*

10.15 -- Standard Form Lease, dated May 23, 1993, by and between Merchant House
           Scientific and Harris Trust and Savings Bank.*
10.16 -- First Amendment to Lease, dated July 11, 1996, by and between Bank of
           New York, as directed Trustee for Unisys Master Trust and
           Registrant.*
10.17 -- Stock Incentive Plan.*
10.18 -- Employment Agreement, dated October 14, 1996, by and between Registrant and Ellen A. Rudnick.
10.19 -- Employment Agreement, dated October 14, 1996 by and between Registrant and Paul G. Kanan.
10.20 -- Employment Agreement, dated October 23, 1996 by and between Registrant and G. Russell Warnick.
10.21 -- Employment Agreement, dated October 22, 1996 by and between Registrant and Elizabeth Teng Leary, Ph.D.
10.22 -- Clinical Laboratory Agreement, dated March 8, 1995, by and between
           Warner-Lambert Company and Registrant.
10.23 -- Clinical Laboratory Agreement, dated March 7, 1996 by and between
           Parke-Davis Pharmaceutical Research and Registrant.
10.24 -- Clinical Laboratory Agreement, dated March 7, 1996, by and between
           Parke-Davis Pharmaceutical Research and Registrant.
21.1  -- Subsidiaries.*

23.1  -- Consent of Rosenman & Colin LLP (included in Exhibit 5.1 of this
           Registration Statement).*
23.2  -- Consent of Coopers & Lybrand L.L.P., certified public accountants.*
25.1  -- Powers of Attorney appear on the signature page in Part II of the
           Registration Statement filed on September 6, 1996.*
27.1  -- Financial Data Schedule.*

------------------
 * Previously filed.

** Portions of this document have been deleted pursuant to a request for confidential treatment.

ITEM 28. UNDERTAKINGS

     The Registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                (i) Include any prospectus required by Section 10(a) (3) of the
                    Securities Act of 1933, as amended (the 'Act');

               (ii) Reflect in the prospectus any facts or events which,
                    individually or together, represent a fundamental change in the information in the registration statement;

              (iii) Include any additional or changed material information on the plan of distribution.

          (2) That, for determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) To provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

          (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (6) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424 (b) (1), or
     (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.


          (7) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of these securities.

                                   SIGNATURES


     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND AUTHORIZED THIS PRE-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN IRVINE, CALIFORNIA ON THE 28TH DAY OF OCTOBER, 1996.


                                          PACIFIC BIOMETRICS, INC.

                                          By: /s/ PAUL G. KANAN
                                              Paul G. Kanan, President

     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS PRE-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES STATED:


          SIGNATURE                         TITLE                     DATE
-----------------------------  -------------------------------  ----------------
      /s/ PAUL G. KANAN        President, Chief Executive       October 28, 1996
        Paul G. Kanan          Officer and Director


              *                Chairman of the Board of         October 28, 1996
      Ellen A. Rudnick         Directors


              *                Secretary and Director           October 28, 1996
 Douglas S. Harrington, M.D.


              *                Treasurer and Director           October 28, 1996
      Mary L. Campbell


              *                Director                         October 28, 1996
     Craig M. Goldstone


              *                Director                         October 28, 1996
         Terry Giles


------------------
*Pursuant to a Power of Attorney contained in the Signature Page in connection with the Registration Statement filed September 6, 1996.

                                 EXHIBIT INDEX

 EXHIBIT                                                                                                    SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                     PAGE NO.
----------   --------------------------------------------------------------------------------------------   -----------
    1.1       --   Revised Form of Underwriting Agreement.
    3.1       --   Certificate of Incorporation of the Registrant.*
    3.2       --   Amended and Restated By-Laws of the Registrant.*
    4.1       --   Specimen Stock Certificate.*
    4.2       --   Specimen Warrant Certificate.*
    4.3       --   Form of Warrant Agreement.*
    4.4       --   Revised Form of Underwriter's Purchase Warrant.
    5.1       --   Securities Opinion of Rosenman & Colin LLP.*
   10.1       --   License Agreement, dated December 31, 1992, by and between Sudor Partners and CEO
                   Advisors, Inc.*
   10.2       --   Amendment No. 1 To License Agreement, dated August 6, 1993 by and between Sudor
                   Partners and CEO Advisors, Inc.*
   10.3       --   Supply Agreement, dated August 6, 1993, by and between Sudormed, Inc. and CEO
                   Advisors, Inc.*
   10.4       --   Assignment of License and Supply Agreements--Consent, dated September 7, 1993, October
                   7, 1993 and October 11, 1993, by and between CEO Advisors, Inc. and Bioquant, Inc.*
   10.5       --   License Agreement, dated February 15, 1995, by and between Metra and BioQuant.***
   10.6       --   Development Agreement, dated October 4, 1995, by and between BioQuant and Assay
                   Designs.*
   10.7       --   Agreement, dated October 26, 1995, by and between PBI-WA and Sigma Diagnostics.*
   10.8       --   Manufacturing Agreement, dated March 1, 1996, by and between Merchant House Scientific and Irvine Scientific.*
   10.9       --   Agreement and Plan of Merger, dated May 15, 1996, by and among BioQuant, Inc., Pacific
                   Biometrics Inc. and BioQuant-Acquisition, Inc.*
   10.10      --   Agreement and Plan of Merger, dated May 15, 1996, by and among Pacific Biometrics,Inc.
                   (Washington), Pacific Biometrics, Inc. (Delaware), and PBI-Acquisition, Inc.*
   10.11      --   Office Lease, dated January 15, 1990, by and between Bruce M. and Ann Stever Blume and
                   Pacific Biometrics, Inc.*
   10.12      --   Amendment No. 1 to Lease Agreement, dated June 15, 1992, by and between Blume 1100
                   Limited Partnership and Pacific Biometrics, Inc.*
   10.13      --   Office Lease, dated August 13, 1992, by and between Blume 1100 Limited Partnership and
                   Drake Mortgage.*
   10.14      --   Assignment of Lease, dated November 30, 1993, by and between Pacific Biometrics, Inc.
                   and Columbia First Service, Inc.*
   10.15      --   Standard Form Lease, dated May 23, 1993, by and between Merchant House Scientific and
                   Harris Trust and Savings Bank.*
   10.16      --   First Amendment to Lease, dated July 11, 1996, by and between Bank of New York, as directed Trustee for Unisys Master Trust and Registrant.*
   10.17      --   Stock Incentive Plan.*
   10.18      --   Employment Agreement, dated October 14, 1996, by and between Registrant and Ellen A.
                   Rudnick.
   10.19      --   Employment Agreement, dated October 14, 1996 by and between Registrant and Paul G.
                   Kanan.

 EXHIBIT                                                                                                    SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                     PAGE NO.
----------   --------------------------------------------------------------------------------------------   -----------
   10.20      --   Employment Agreement, dated October 23, 1996 by and between Registrant and G. Russell
                   Warnick.
   10.21      --   Employment Agreement, dated October 22, 1996 by and between Registrant and Elizabeth
                   Teng Leary, Ph.D.
   10.22      --   Clinical Laboratory Agreement, dated March 8, 1995, by and between Warner-Lambert
                   Company and Registrant.
   10.23      --   Clinical Laboratory Agreement, dated March 7, 1996 by and between Parke-Davis
                   Pharmaceutical Research and Registrant.
   10.24      --   Clinical Laboratory Agreement, dated March 7, 1996, by and between Parke-Davis
                   Pharmaceutical Research and Registrant.
   21.1       --   Subsidiaries.*
   23.1       --   Consent of Rosenman & Colin LLP (included in Exhibit 5.1 of this Registration
                   Statement.)*
   23.2       --   Consent of Coopers & Lybrand L.L.P., certified public accountants.*
   25.1       --   Powers of Attorney appear on the signature page in Part II of the Registration
                   Statement filed on September 6, 1996.*
   27.1       --   Financial Data Schedule.*

------------------
 * Previously filed.

** Portions of this document have been deleted pursuant to a request for confidential treatment.